                                                                   EXHIBIT 10.1



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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                                  BY AND AMONG


                              MMI PRODUCTS, INC.,
                                  AS BORROWER


                                      AND


                           FLEET CAPITAL CORPORATION,
                      AS A LENDER AND AS COLLATERAL AGENT


                                      AND


                   TRANSAMERICA BUSINESS CREDIT CORPORATION,
                                  AS A LENDER



                         DATED AS OF DECEMBER 13, 1996



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                               TABLE OF CONTENTS


                                                                           PAGE
1. GENERAL DEFINITIONS ...............................................       2
   1.1    Defined Terms ..............................................       2
   1.2    Accounting and Other Terms .................................      20
   1.3    Certain Matters of Construction ............................      20


2. CREDIT FACILITY ...................................................      20
   2.1    Revolving Credit Facility ..................................      20
   2.2    Term Loan Facility .........................................      22
   2.3    Letters of Credit ..........................................      23
   2.4    Manner of Borrowing Revolving Credit Loans .................      23
   2.5    All Loans to Constitute One Obligation .....................      24
   2.6    Loan Account ...............................................      25


3. INTEREST, FEES, TERM AND REPAYMENT ................................      25
   3.1    Interest ...................................................      25
   3.2    Fees and Charges ...........................................      27
   3.3    Term of Agreement ..........................................      28
   3.4    Early Termination by Borrower ..............................      29
   3.5    Payments ...................................................      30
   3.6    Application of Payments and Collections ....................      31
   3.7    Statements of Accounts .....................................      31
   3.8    Pro Rata Treatment .........................................      31
   3.9    Sharing of Payments, Etc ...................................      32
   3.10   Cost Protection ............................................      32
   3.11   Additional Provisions Regarding Eurodollar Loans ...........      34
   3.12   Yield Protection ...........................................      36


4. COLLATERAL: GENERAL TERMS .........................................      36
   4.1    Security Interest in Collateral ............................      36
   4.2    Lien on Realty .............................................      37
   4.3    Representations, Warranties and Covenants -- Collateral ....      38
   4.4    Lien Perfection ............................................      38
   4.5    Real Property Lien Documentation ...........................      39
   4.6    Location of Collateral .....................................      39
   4.7    Insurance of Collateral ....................................      39
   4.8    Protection of Collateral ...................................      40




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
   4.9    Audits .....................................................      40


5. PROVISIONS RELATING TO ACCOUNTS ...................................      40

   5.1    Representations, Warranties and Covenants ..................      40
   5.2    Assignments of Accounts ....................................      41
   5.3    Administration of Accounts .................................      42
   5.4    Collection of Accounts .....................................      42
   5.5    Notice Regarding Disputed Accounts .........................      43


6. PROVISIONS RELATING TO INVENTORY ..................................      43
   6.1    Representations, Warranties and Covenants ..................      43
   6.2    Inventory Reports ..........................................      44
   6.3    Returns of Inventory .......................................      44


7. PROVISIONS RELATING TO EQUIPMENT ..................................      44

   7.1    Representations, Warranties and Covenants ..................      44
   7.2    Evidence of Ownership of Equipment .........................      45
   7.3    Records and Schedules of Equipment .........................      45
   7.4    Dispositions of Equipment ..................................      45


8. REPRESENTATIONS AND WARRANTIES ....................................      45
   8.1    General Representations and Warranties .....................      45
   8.2    Reaffirmation and Survival of Representations ..............      50


9. COVENANTS AND CONTINUING AGREEMENTS ...............................      51
   9.1    Affirmative Covenants ......................................      51
   9.2    Negative Covenants .........................................      57
   9.3    Specific Financial Covenants ...............................      61


10. CONDITIONS PRECEDENT .............................................      63
   10.1   Documentation ..............................................      63
   10.2   Other Conditions ...........................................      66


11. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT ................      67
   11.1   Events of Default ..........................................      67
   11.2   Acceleration of the Obligations ............................      69
   11.3   Remedies ...................................................      69

   11.4    Remedies Cumulative; No Waiver .............................      71


12. THE COLLATERAL AGENT ..............................................      71
   12.1    Appointment and Authorization ..............................      71
   12.2    Note Holders ...............................................      71
   12.3    Consultation with Counsel ..................................      71
   12.4    Documents ..................................................      72
   12.5    Resignation or Removal of Collateral Agent .................      72
   12.6    Responsibility of Collateral Agent .........................      72
   12.7    Notices of Event of Default ................................      73
   12.8    Independent Investigation ..................................      73
   12.9    INDEMNIFICATION ............................................      73
   12.10   Benefit of Section 12 ......................................      74


13. MISCELLANEOUS .....................................................      74
   13.1    Power of Attorney ..........................................      74
   13.2    INDEMNITY ..................................................      74
   13.3    Modification of Agreement ..................................      75
   13.4    Reimbursement of Expenses ..................................      75
   13.5    Indulgences Not Waivers ....................................      76
   13.6    Severability ...............................................      76
   13.7    Successors and Assigns; Participations by Lenders ..........      76
   13.8    Cumulative Effect; Conflict of Terms .......................      77
   13.9    Execution in Counterparts ..................................      77
   13.10   Notice .....................................................      77
   13.11   Collateral Agent's or Lender' Consent ......................      78
   13.12   Time of Essence ............................................      78
   13.13   Entire Agreement ...........................................      79
   13.14   Interpretation .............................................      79
   13.15   Nonapplicability of Article 5069-15.01 et seq ..............      79
   13.16   No Preservation or Marshaling ..............................      79
   13.17   GOVERNING LAW; CONSENT TO FORUM ............................      79
   13.18   WAIVERS BY BORROWER ........................................      80
   13.19   WAIVER OF CONSUMER RIGHTS ..................................      81
   13.20   ORAL AGREEMENTS INEFFECTIVE ................................      81
   13.21   RELEASE ....................................................      81
   13.22   AMENDMENT, RESTATEMENT, RENEWAL AND EXTENSION ..............      82

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made this 13th day of December, 1996, by and among MMI PRODUCTS, INC., a Delaware corporation ("Borrower"), FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Fleet"), successor by merger to Fleet Capital Corporation, a Connecticut corporation, formerly known as Shawmut Capital Corporation, a Connecticut corporation, successor in interest to Barclays Business Credit, Inc., a Connecticut corporation, by assignment and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Transamerica") (Fleet and Transamerica are collectively referred to as "Lenders" or each individually a "Lender"), and Fleet, as collateral agent for Lenders to the extent and in the manner provided in
Section 12 below ("Collateral Agent").

                                    RECITALS

     A. Borrower, Anchor Die Cast, Inc., a Delaware corporation ("ADC"), Lenders and Collateral Agent entered into that certain Loan and Security Agreement, dated as of August 20, 1992, as amended by that certain First Amendment to Loan and Security Agreement, dated March 26, 1993, that certain Second Amendment to Loan and Security Agreement, dated as of March 8, 1995, that certain Third Amendment to Loan and Security Agreement dated as of March 31, 1995, that certain Fourth Amendment to Loan and Security Agreement dated as of February 29, 1996, that certain Fifth Amendment to Loan and Security Agreement dated July 31, 1996 and that certain Sixth Amendment to Loan and Security Agreement dated October 31, 1996 (as amended, the "Original Loan Agreement"; the Original Loan Agreement and all other documents evidencing, governing, securing or otherwise pertaining to the loans under the Original Loan Agreement are hereinafter referred to as the "Other Original Agreements").

     B. ADC has merged with and into Borrower, with Borrower as the surviving corporation, pursuant to the terms of (i) that certain Agreement and Plan of Merger, dated June 30, 1993, by and between Borrower and ADC and (ii) that certain Certificate of Merger, dated March 22, 1994, to be effective as of March 31, 1994, and filed of record with the Secretary of State of Delaware on March 23, 1994.

     C. Borrower, Lenders and Collateral Agent desire to amend, restate and modify (but not extinguish) the Original Loan Agreement and the Other Original Agreements as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

SECTION 1.  GENERAL DEFINITIONS

     1.1. Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

     Account Debtor - any Person who is or may become obligated under or on account of an Account.

     Accounts Payable Turnover - at any date means the quotient of (i) the number of days in the Rolling Twelve-Month Period ending on such date divided by (ii) (x) Borrower's cost of goods sold for such Rolling Twelve-Month Period divided by (y) Borrower's accounts payable for the month ending on such date.

     ADC - as defined in the recitals to this Agreement.

     Adjusted Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, plus provision for income taxes, Interest Expense, depreciation, amortization and non-cash charges in connection with the write-down or write-off of intangible assets or deferred charges for such fiscal period of Borrower, all as reflected on the profit and loss statement of Borrower supplied to Lender pursuant to Section 9.1(J) hereof, less:

           (a) any gain or loss arising from the sale of capital assets;

           (b) any gain arising from any write-up of assets;

           (c) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

           (d) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

           (e) net earnings of any business entity (other than a Subsidiary) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

           (f) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Borrower;

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






           (g) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

           (h) any gain arising from the acquisition of any Securities of Borrower; and

           (i) any gain arising from extraordinary or non-recurring items.

     Adjusted Tangible Assets - all assets except: (a) any increase in the value of any assets resulting from any write-up of such assets subsequent to October 26, 1996; (b) deferred charges reflected on a Consolidated balance sheet of a Person and its Subsidiaries, other than prepaid insurance and prepaid taxes; (c) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (d) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person and its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (e) Restricted Investments; (f) unamortized debt discount and expense; (g) assets located and notes and receivables due from obligors outside of the United States of America (except, in the case of Accounts, where such Accounts are backed by a letter of credit or acceptance reasonably acceptable to Collateral Agent); and (h) Accounts, notes and other receivables due from Affiliates or employees.

     Adjusted Tangible Net Worth - at any date means a sum equal to: (a) the Adjusted Tangible Assets of a Person at such date, less (b) the amount at which such Person's liabilities (other than capital stock, including redeemable preferred stock, and surplus) would be shown on a balance sheet at such date in accordance with GAAP, plus (c) the outstanding principal amount of the Subordinated Debt.

     Advance - the disbursement by a Lender (or by Collateral Agent on behalf of Lenders) of a Loan to Borrower pursuant to this Agreement.

     Affiliate - a Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (b) which beneficially owns, legally or beneficially, 10% or more of any class of the Voting Stock of Borrower; or (c) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is legally or beneficially owned by Borrower or a Subsidiary of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     Agreement - this Amended and Restated Loan and Security Agreement, as amended, renewed, extended, modified or restated from time to time.





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     Applicable Annual Rate - as defined in Section 3.1(A) of this Agreement.

     Applicable Test Period - with respect to any Distribution to enable Parent to pay dividends on the New Preferred Stock, or with respect to calculating Borrower's Excess Cash Flow for purposes of determining any mandatory prepayment of the Term Loan required under Section 2.2(B)(ii) hereof, the twelve-month period ending on the New Preferred Stock Distribution Test Date immediately preceding the New Preferred Stock Distribution Date in question.

     Average Daily Availability - the amount obtained by adding the difference between the Borrowing Base and the unpaid balance of the aggregate outstanding Revolving Credit Loans owing by Borrower to Lenders at the end of each day during the period in question and by dividing such sum by the number of days in such period.

     Average Monthly Loan Balance - the amount obtained by adding the unpaid balance of Revolving Credit Loans owing by Borrower to Lenders at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month.

     Bank - Fleet National Bank.

     Base Rate - the rate of interest announced or quoted by Bank from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if the base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

     Base Rate Loans - shall mean all Loans other than Eurodollar Loans.

     Borrower - as defined in the preamble to this Agreement.

     Borrowing - the combined Advances made to Borrower on a single date.

     Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

           (A) the Revolving Credit Commitment minus the aggregate undrawn portion of all Letters of Credit outstanding at such date; or

           (B) an amount equal to:

                 (i) 85% (or such lesser percentage as Collateral Agent may, consistent with its usual and customary practices applied to borrowing base credits generally and, with the consent of Majority Lenders, determine from time to time) of the net amount of Eligible Accounts outstanding at such date;

                                      PLUS

                 (ii) the lesser of (x) 65% (or such lesser percentage as
            Collateral Agent may, consistent with its usual and customary practices applied to borrowing base credits generally and, with the consent of Majority Lenders, determine from time to time) of the value of Eligible Inventory at such date consisting of raw materials, calculated on the basis of the lower of cost or market (as determined by Collateral Agent in its reasonable discretion) with the cost of raw materials calculated on a first-in-first-out or average cost basis, plus 50% (or such lesser percentage as Collateral Agent may consistent with its usual and customary practices applied to borrowing base credits generally and, with the consent of Majority Lenders, determine from time to time) of the value of Eligible Inventory at such date consisting of finished goods, calculated on the basis of the lower of cost or market (as determined by Collateral Agent in its reasonable discretion) with the cost of finished goods calculated on a first-in-first-out or average cost basis, or (y) an amount equal to clause (i) above;

                        MINUS (subtract from the sum of
                          clauses (i) and (ii) above)

                 (iii) an amount equal to the sum of (x) the aggregate undrawn portion of all Letters of Credit outstanding at such date, and (y) any amounts which Collateral Agent or any Lender has paid pursuant to any of the Loan Documents for the account of Borrower, and which have not been repaid to Collateral Agent or such Lender, as the case may be.

                 For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts, (which may, at Collateral Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

     Building Service Equipment - all fixtures, equipment, machinery, apparatus and articles of personal property owned by Borrower now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in any Mortgaged Property or the conduct of any business thereon or therein, including, but without limiting the generality of the foregoing, all antennas, engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description (except fixtures, equipment, machinery, apparatus or articles of personal property owned by sublessees or other legal occupants of said building or to persons other than Borrower unless the same be abandoned by any such sublessee or other occupant or person), together with any and all replacements thereof and additions thereto.

     Business Day - a day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Texas or is a day on which any Lender's or Collateral Agent's business offices in such state are closed.

     Capital Expenditures - expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life at the time of acquisition of more than one year (except any such asset expensed in the ordinary course of business in the year of its acquisition), including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise and the principal portion of payments with respect to Capitalized Lease Obligations, but excluding expenditures with respect to operating leases.

     Capital Lease - as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP.

     Capitalized Lease Obligation - any Indebtedness represented by obligations under a Capital Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     CitiVent - Citicorp Venture Capital Ltd., a New York corporation.

     Closing Date - the date on which all of the conditions precedent in
Section 10 are satisfied and the initial Loan is made hereunder, but in no event later than December 13, l996.

     Code - the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

     Collateral - all of the Property and interests in Property described in
Section 4 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

     Collateral Agent - Fleet and any successor agent appointed pursuant to
Section 12 of this Agreement.

     Commitment - the obligation of each Lender to extend credit to Borrower under this Agreement in an aggregate principal amount not to exceed such Lender's Committed Sum.




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






     Committed Sum - with respect to each Lender, an amount equal to such Lender's Total Commitment Percentage multiplied by the Revolving Credit Commitment.

     Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

     Copyright Assignment - collectively, that certain Copyright Security Agreement dated August 20, 1992, and any subsequent Copyright Security Agreements, executed by Borrower in favor of Collateral Agent, for the benefit of Lenders, and by which Borrower assigned to Collateral Agent, for the benefit of Lenders, and granted to Collateral Agent, for the benefit of Lenders, a security interest in, as security for the Obligations, all of Borrower's right, title and interest in and to all of its copyrights, as any of the same may have been or may be amended, supplemented or otherwise modified from time to time.

     Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets on a balance sheet at such date in accordance with GAAP, except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

     Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP. Notwithstanding the foregoing, the term "Current Liabilities" shall include the outstanding principal amount of the Revolving Credit Loans and the current maturities of any long-term Indebtedness (other than, with respect to Borrower, the Indebtedness evidenced by the Mannesmann Renewal Note).

     Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

     Default Rate - as defined in Section 3.1(B) of this Agreement.

     Distribution - in respect of any corporation means and includes: (a) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (b) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

     Dominion Account - a special account of Lenders established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Collateral Agent, and over which Collateral Agent, for the benefit of Lenders, shall have sole and exclusive access and control for withdrawal.

     Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Collateral Agent, in its reasonable credit judgment applied in accordance with its usual and customary practices to borrowing base credits generally, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (a) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or (b) with respect to Accounts for which Borrower in the ordinary course of business allows payment terms of
30 days or less after the original invoice date, such Accounts are   unpaid
more than 90 days after the original invoice date; or (c) with respect to Accounts for which Borrower in the ordinary course of business allows payment terms in excess of 30 days after the original invoice date, such Accounts are unpaid more than 120 days after the original invoice date; provided, however, that the portion of such Accounts unpaid more than 90 days but less than 120 days after the original invoice date deemed to be Eligible Accounts shall not exceed $500,000, or (d) only 65% or less of the Accounts from the Account Debtor are deemed Eligible Accounts hereunder; or (e) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Accounts, to the extent of such excess; or (f) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or
(g) the Account Debtor is also Borrower's creditor or supplier, to the extent of any amounts owing by Borrower to such creditor or supplier; or (h) the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, to the extent of any offset, dispute or claim; or (i) the Account Debtor is also Borrower's employee; or (j) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if the Account Debtor has ceased to be Solvent or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (k) it arises from a sale to an Account Debtor outside the United States (unless such Account is backed by a letter of credit or acceptance reasonably acceptable to Collateral Agent); or (l) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (m) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Collateral Agent, for the benefit of Lenders, in form and substance reasonably satisfactory to Lenders, so as to comply with the Assignment of Claims Act of l940, as amended (31 U.S.C. Subsection 203 et seq.); or (n) the Account Debtor is located in the State of New Jersey, unless Borrower has filed a Notice of Business Activities Report with the appropriate officials in such state for the then current year; or (o) the Account is subject to a Lien other than a Permitted Lien; or (p) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (q) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (r) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each




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





invoice related to such Account; or (s) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes.

     Eligible Inventory - such Inventory of Borrower which Collateral Agent, in its reasonable credit judgment applied in accordance with its usual and customary practices to borrowing base credits generally, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Collateral Agent's opinion, it (a) is finished goods or raw materials, (b) is in good and salable condition, (c) is not obsolete or unmerchantable, (d) meets all material standards imposed by any governmental agency or authority, (e) conforms in all material respects to the warranties and representations set forth in Section 6.1 hereof, (f) is at all times subject to Collateral Agent's duly perfected, first priority security interest and is not subject to any other Lien except a Permitted Lien, (g) is situated at a location in compliance with Section 4.6 hereof or is in transit between any such locations and (h) is not subject to any landlords, mortgagees, bailees or warehousemens Lien (unless such Lien has been waived in writing by the applicable landlord, mortgagee, bailee or warehouseman pursuant to a lien waiver in form and substance satisfactory to Collateral Agent in its sole discretion).

     Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety or environmental matters or to the manufacture, processing, distribution, use, treatment, handling, storage, disposal or transportation of Hazardous Waste, including, but not limited to, the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Toxic Substances Control Act, as amended; the Clean Water Act; the River and Harbor Act; Water Pollution Control Act; the Marine Protection Research and Sanctuaries Act; the Deep-Water Port Act; the Safe Drinking Water Act; the Superfund Amendments and Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; the Mineral Lands and Leasing Act; the Surface Mining Control and Reclamation Act; state and federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

     Environmental Plan - as defined in Section 10.1(P) hereof.

     Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

     ERISA - the Employee Retirement Income Security Act of 1974, and all rules and regulations from time to time promulgated thereunder.

     Eurodollar Base Rate - with respect to a Eurodollar Loan for the relevant Eurodollar Interest Period, a rate per annum equal to the quotient of the following: (a) the rate at which deposits in U.S. dollars in immediately available funds are offered by Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of the Eurodollar Loan and having a maturity approximately equal to the Eurodollar Interest Period divided by (b) the difference of 1.00 minus the Eurodollar Reserve Requirement.

     Eurodollar Borrowing Notice - as defined in Section 3.11(A) of this Agreement.

     Eurodollar Interest Period - with respect to a Eurodollar Loan, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter, provided, however, that if there is no such numerically corresponding day in such first
(1st), second (2nd), third (3rd) or sixth (6th) succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such first
(1st), second (2nd), third (3rd) or sixth (6th) succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     Eurodollar Loan - a Revolving Credit Loan or any portion of the Term Loan which bears interest at the Eurodollar Base Rate.

     Eurodollar Reserve Requirement - on any day, means that percentage applicable to Lenders (expressed as a decimal fraction) which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to eurocurrency liabilities or eurocurrency funding. Each determination by Collateral Agent of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

     Event of Default - as defined in Section 11.1 of this Agreement.

     Excess - as defined in Section 3.1(D) of this Agreement.

     Excess Cash Flow - with respect to any applicable period, means Adjusted Earnings from Operations, less Unfinanced Capital Expenditures, less cash payments of Interest Expense, less any Distributions made during such applicable period (but (i) only to the extent that such Distributions were permitted to be made under Section 9.2(I) hereof and (ii) excluding the Distribution (if any) made on the second preceding New Preferred Stock Distribution Date), less any income taxes actually paid during such applicable period, less scheduled principal payments on the Funded Indebtedness (other than Subordinated Debt) during such applicable period, and less all prepayments of the Funded Indebtedness during such applicable period.

     Fixed Charge Ratio - for Borrower for any period means the ratio of (i) Adjusted Earnings From Operations to (ii) Interest Expense, plus Unfinanced Capital Expenditures, plus scheduled principal payments on Funded Indebtedness (other than Subordinated Debt) for the succeeding twelve-month period, plus any Distributions actually made to Parent to the extent permitted under Section 9.2(I) hereof, plus taxes actually paid.

     Fleet - as defined in the preamble to this Agreement.

     Funded Indebtedness - means Indebtedness for Money Borrowed of Borrower having a final maturity (or which is renewable or extendible at the option of Borrower for a period ending) more than one year after the date of creation thereof but shall not include any portion of the Revolving Credit Loan.

     GAAP - generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions ("Opinions") of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements ("Statements") of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question, provided that if Borrower is required to change the use or application of any accounting method, practice or principle from the use or application thereof as in effect on the Closing Date as a result of any Opinion or Statement, and such change affects the financial covenants contained in
Section 9.3 or in Section 9.2(K) hereof, then an adjustment shall be made to each affected financial covenant that is reasonably acceptable to Majority Lenders. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period subject to mandatory changes therein as set forth in Opinions and/or Statements.

     General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choices in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, patent licenses, trademarks, trademark applications, trademark licenses, trade names, trade secrets, goodwill, copyrights, copyright applications, copyright registrations, copyright licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts). "General Intangibles" shall not include licenses or leases which are subject to a valid and enforceable agreement prohibiting the grant of a Lien thereon or therein.

     Guarantor - Parent, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

     Guaranty Agreement - the Amended and Restated Unconditional Guaranty Agreement which is to be executed by Guarantor in form and substance reasonably satisfactory to Lenders, by which Guarantor shall unconditionally guarantee payment of the Obligations, as the same may be amended, supplemented or otherwise modified from time to time.

     Hazardous Waste - all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, and the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; provided, in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," or "toxic substance" which is broader than that specified in any of the foregoing Environmental Laws, such broader meaning shall apply.

     Indebtedness - as applied to a Person means, without duplication (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (b) all obligations of other Persons which such Person has guaranteed and (c) in the case of Borrower, the Obligations.

     Interest Expense - for any period, the interest charge paid or accrued by a Person during such period (including imputed interest on Capitalized Lease Obligations, but excluding amortization of debt discount and expense) on Indebtedness.

     Inventory - all of Borrower's inventory, whether now owned or hereafter acquired, and wherever located, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all goods returned to or repossessed by Borrower; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing.

     Lenders - as defined in the preamble to this Agreement.

     Letter of Credit - a letter of credit approved by Lenders which is at any time issued by any Lender or Collateral Agent or any affiliate of any Lender or Collateral Agent for the account of Borrower.

     Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     Loan Account - the loan account established on the books of Collateral Agent pursuant to Section 2.6 of this Agreement.

     Loan Documents - this Agreement, the Other Agreements and the Security Documents.

     Loans - all loans and advances made by Lenders pursuant to this Agreement, including, without limitation, all Revolving Credit Loans and the Term Loan.

     Majority Lenders- as of any date, Lenders whose Total Commitment Percentages total at least two-thirds (66.667%).

     Mannesmann - Mannesmann Pipe & Steel Corporation, a New York corporation.

     Mannesmann Consignment Agreement - the Consignment Agreement dated December 13, 1996, between Mannesmann, the Company, and Parent, as originally executed.

     Mannesmann Mortgages - the mortgages (a) dated July 6, 1989, on Borrower's real Property located in (i) Tarrant County and Harris County, Texas, (ii) Duval County and Hillsborough County, Florida, (b) dated August 20, 1992, on Borrower's real Property located in Elkhart County, Indiana, (c) dated March 8, 1995, on Borrower's real Property located in Harris County, Texas, and (d) dated December 13, 1996, on Borrower's real Property located in Baltimore County, Maryland, securing Borrower's obligations under the Mannesmann Renewal Note.

     Mannesmann Renewal Note - the Amended and Restated Senior Subordinated Secured Promissory Note, dated December 13, 1996, issued by Borrower to Mannesmann in the original principal amount of $10,000,000.

     Material Adverse Effect - (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, or (ii) a material impairment of the ability of Borrower to perform or of Lenders to enforce the Obligations.

     Maximum Legal Rate - as defined in Section 3.1(C) of this Agreement.

     Money Borrowed - as applied to Indebtedness, means (a) Indebtedness for borrowed money; (b) Indebtedness, whether or not in any such case the same was for borrowed money, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed (other than accounts payable) as full or partial payment for Property; (c) Indebtedness that constitutes a Capitalized Lease Obligation; and (d) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) through (c) hereof.

     Mortgaged Property - the real Property of Borrower listed on Exhibit A hereto.

     Mortgages - the mortgages and/or deeds of trust, executed by Borrower on August 20, 1992 or thereafter in favor of Collateral Agent, for the benefit of Lenders, and by which Borrower granted and conveyed to Collateral Agent, for the benefit of Lenders, as security for the Obligations, Liens upon the Mortgaged Property, as the same may have been or may be amended, supplemented or otherwise modified from time to time.

     Multi-Employer Plans - has the meaning set forth in Section 4001(a)(3) of ERISA.

     Net Proceeds - means all cash proceeds from the sale of an asset minus all reasonable out-of-pocket costs of such sale and provisions for any sales, income or other tax associated with such sale.

     New Mortgages - as defined in Section 4.2 of this Agreement.

     New Preferred Stock-The Series A Junior Preferred Stock and Series B Senior Preferred Stock of Parent, $.01 par value.

     New Preferred Stock Distribution Date - at least five (5) Business Days following the delivery by Borrower to Collateral Agent and Lenders of the monthly financial statements required by Section 9.1 (J) (ii) hereof with respect to the monthly accounting period ending on a New Preferred Stock Distribution Test Date.

     New Preferred Stock Distribution Test Date - the last day of Borrower's fiscal accounting period for each March and September.

     Nonrevolving Portion - as defined in Section 2.1(A) of this Agreement.

     Notes - the Revolving Credit Notes and the Term Notes executed by Borrower and delivered pursuant to the terms of this Agreement and/or the Original Loan Agreement, together with any amendments, renewals, extensions, restatements or other modifications thereof.

     Obligations - all Loans, all renewals, increases, extensions, modifications, rearrangements or restatements thereof, all Letters of Credit, and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under or with respect to this Agreement or any of the other Loan Documents (including, without limitation, the Original Loan Agreement and the Other Original Agreements), whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising. The term includes, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower under any of the Loan Documents.

     Original Loan Agreement - as defined in the recitals to this Agreement.

     Original Term - as defined in Section 3.3 of this Agreement.

     OSHA - the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder.

     Other Agreements - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower and/or delivered to Collateral Agent and/or Lenders in respect of the transactions contemplated by this Agreement, including, without limitation, the Original Loan Agreement, the Other Original Agreements and the Notes, all as amended, renewed, modified, extended or restated from time to time.

     Other Original Agreements - as defined in the recitals to this Agreement.

     Parent - Merchants Metals Holding Company, a Delaware corporation.

     Participating Lender - each Person who shall be granted the right by a Lender to participate in any of the Loans described in this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

     Patent Assignment - collectively, that certain Patent Security Agreement dated August 20, 1992, and any subsequent Patent Security Agreements, executed by Borrower in favor of Collateral Agent, for the benefit of Lenders, and by which Borrower assigned to Collateral Agent, for the benefit of Lenders, and granted to Collateral Agent, for the benefit of Lenders, a security interest in, as security for the Obligations, all of Borrower's right, title and interest in and to all of its patents, as any of the same may have been or may hereafter be amended, supplemented or otherwise modified from time to time.

     Permitted Business Acquisition - expenditures made and liabilities incurred, not exceeding an aggregate of $2,500,000 during any calendar year, for the acquisition by Borrower of all or substantially all of the assets of a Person or of a business unit of a Person engaged in the same or similar business as Borrower, but only if Revolving Credit Availability exceeds $3,000,000 after giving effect to any such acquisition, and no Default or Event of Default exists either before or after giving effect to such acquisition.

     Permitted Liens - any Lien of a kind specified in subparagraphs (i) through (xv) of Section 9.2(G) of this Agreement.

     Person - an individual, partnership, corporation, limited liability company, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

     Program - as defined in Section 9.1(T) of this Agreement.

     Prohibited Transaction - any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986.

     Projections - Borrower's forecasted consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and
(d) capitalization statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     Purchase Money Indebtedness - means and includes (a) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (b) Indebtedness (other than the Obligations) incurred at the time of or within thirty (30) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

     Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

     Put Agreement - the Put Agreement dated as of July 31, 1996, by and between Julius S. Burns and Parent, as in effect on the Closing Date.

     Refinancing Indebtedness - means Indebtedness (a) issued in exchange for, or the proceeds from the issuance and sale of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay") or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, an "amendment") any Indebtedness permitted by Section 9.2(C) in a principal amount (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of the principal amount of the Indebtedness so refinanced (plus premiums, accrued interest, and out-of-pocket fees and expenses). Refinancing Indebtedness of Borrower that repays or constitutes an amendment to Indebtedness of Borrower shall (i) not have an average life less than the Indebtedness to be so refinanced at the time of such incurrence, (ii) not be secured by any assets of Borrower that do not secure the Indebtedness to be so refinanced and (iii) have subordination provisions, if any, no less favorable to Lenders than those contained in the Indebtedness of Borrower to be refinanced. Notwithstanding the foregoing, no amendments, modifications or alterations may be made to any instrument or agreement evidencing or relating to any Subordinated Debt.

     Rentals - as defined in Section 9.2(V) of this Agreement.

     Reportable Event - any of the events set forth in Section 4043(b) or (c) of ERISA requiring that notice be given to the Pension Benefit Guaranty Corporation.

     Required Amount - as defined in Section 9.3(A) of this Agreement.

     Restricted Investment - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (a) investments in one or more Subsidiaries of Borrower; (b) Property to be used in the ordinary course of business; (c) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries; (d) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000; (f) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 180 days from the date of creation thereof; (g) loans or advances to employees of Borrower or its Subsidiaries which in the aggregate do not exceed $200,000 at any time outstanding; (h) investments in Account Debtors acquired in exchange for any claim against such Account Debtors and (i) Permitted Business Acquisitions.

     Revolving Credit Availability - at any point in time, the excess of the Borrowing Base over the amount of the Revolving Credit Loans then outstanding.

     Revolving Credit Commitment - $48,500,000. Notwithstanding the foregoing, if the Revolving Credit Commitment is reduced by Borrower in accordance with
Section 2.1(C) hereof, the Revolving Credit Commitment shall thereafter be an amount equal to the amount of the Revolving Credit Commitment, as reduced in accordance with Section 2.1(C) hereof.

     Revolving Credit Loan - a Loan made by a Lender as provided in Section 2.1 of this Agreement.

     Revolving Credit Notes - the Amended and Restated Secured Promissory Notes (Revolving) dated December 13, 1996, to be executed by Borrower in favor of each Lender to evidence Borrower's indebtedness to such Lender for its Revolving Credit Percentage, each of which shall be in the form of Exhibit B attached hereto, as amended, renewed, modified, extended or restated from time to time.

     Revolving Credit Percentage - as defined in Section 2.1(A) of this
Agreement.

     Revolving Portion - as defined in Section 2.1(A) of this Agreement.

     Rolling Twelve-Month Period - for any date of determination, the twelve-month period ending on the last accounting day for the calendar month immediately preceding such determination date.

     Schedule of Accounts - as defined in Section 5.2 of this Agreement.

     Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     Security Documents - the Guaranty Agreement, the Mortgages, the Stock Pledge Agreement, the Patent Assignment, the Trademark Assignment, the Copyright Assignment and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, all as amended, renewed, modified, extended or restated from time to time.

     Solvent - as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures, and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     Stock Pledge Agreement - that certain Stock Pledge Agreement dated August 20, 1992, executed by Parent in favor of Collateral Agent by which Parent granted to Collateral Agent, for the benefit of Lenders, a first priority security interest in all of the issued and outstanding shares of capital stock of Borrower, as the same may have been or may be amended, supplemented or otherwise modified from time to time.

     Subject Year - as defined in Section 9.3(A) of this Agreement.

     Subordinated Debt - Indebtedness of Borrower that is expressly subordinated to the Obligations, including, without limitation, the Indebtedness evidenced by the Mannesmann Renewal Note.

     Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

     Successor Collateral Agent - as defined in Section 13.7 of this Agreement.

     Successor Lender - as defined in Section 13.7 of this Agreement.

     Tax Expense - for any period, the tax expense paid or accrued by a Person during such period.

     Term Loan - the Loan described in Section 2.2 of this Agreement.

     Term Loan Percentage - each Lender's percentage of the Term Loan.

     Term Notes - the Secured Promissory Notes (Term) to be executed by Borrower in favor of each Lender to evidence Borrower's Indebtedness to such Lender for its Term Loan Percentage each of which shall be in the form of Exhibit C attached hereto, as amended, renewed, modified, extended or restated from time to time.

     Termination Amount - the sum of (a) the principal amount of the Term Loan then outstanding, plus (b) an amount equal to the sum of the Average Monthly Loan Balance for each month in the immediately preceding Rolling Twelve-Month Period divided by twelve (12).

     Total Commitment -- $60,500,000, minus the aggregate amount of any principal payments made on the Term Loan.

     Total Commitment Percentage - with respect to each Lender, the percentage set forth opposite the signature of such Lender on the signature pages hereof.

     Trademark Assignment - collectively, that certain Trademark Security Agreement dated August 20, 1992, and any subsequent Trademark Security Agreements, executed by Borrower in favor of Collateral Agent, for the benefit of Lenders, and by which Borrower assigned to Collateral Agent, for the benefit of Lenders, and granted to Collateral Agent, for the benefit of Lenders, a security interest in, as security for the Obligations, all of Borrower's right, title and interest in and to all of its trademarks, as any of the same may have been or may be amended, supplemented or otherwise modified from time to time.

     Transaction - collectively, the funding of the Loans, the grant of Liens to Lenders pursuant to the Loan Documents, the issuance of the Notes, the issuance of the Letters of Credit, the repayment of all Subordinated Debt existing on the Closing Date other than the Mannesmann Renewal Note, and the payment of all fees, costs and expenses associated with the foregoing.

     Transamerica - as defined in the preamble to this Agreement.

     Unfinanced Capital Expenditures - Capital Expenditures (including payments on Capitalized Lease Obligations) by Borrower to the extent not financed pursuant to Funded Indebtedness of Borrower (other than the Loans).

     Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     Working Capital - at any date means Current Assets minus Current
Liabilities.

     1.2. Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 9.1(J), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

     1.3. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SECTION 2.  CREDIT FACILITY

     2.1. Revolving Credit Facility.

     (A) Subject to the terms and conditions of this Agreement and the other Loan Documents, Lenders agree, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower, from time to time, as requested by Borrower in accordance





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





with the terms of Section 2.4 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of the Revolving Credit Commitment or the Borrowing Base at such time, as evidenced by Revolving Credit Notes; provided, however, that (i) no Lender shall be obligated to make Advances in excess of such Lender's Total Commitment Percentage of the Revolving Credit Commitment (the "Revolving Credit Percentage"), and (ii) each Borrowing shall be made ratably by all Lenders in accordance with their respective Revolving Credit Percentages. The Revolving Credit Loans shall be made in two components, as follows: a nonrevolving component comprising the first $8,000,000 of Advances of the Revolving Credit Loans ("Nonrevolving Portion") and a revolving component comprising all Advances of the Revolving Credit Loans following the first $8,000,000 of Advances of the Revolving Credit Loans ("Revolving Portion"). Collateral Agent shall not make Advances of the Nonrevolving Portion following the first $8,000,000 of Advances of Revolving Credit Loans, and payments by Borrower on the Revolving Credit Loans shall be credited to the Nonrevolving Portion only if the principal balance of the Revolving Credit Loans is equal to or less than $8,000,000. It is expressly understood and agreed that Collateral Agent may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base, or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all benefits thereof.

     (B) Notwithstanding the provisions of Section 2.1(A), Collateral Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Collateral Agent shall reasonably deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under Section 2.1(A), including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; and (v) such other matters, events, conditions or contingencies as to which Collateral Agent, in its reasonable credit judgment will be exercised in accordance with its usual and customary practice applied to borrowing base credits generally, determines reserves should be established from time to time hereunder.

     (C) Borrower may, no more than twice during any twelve-month period, upon thirty (30) Business Days' prior written notice to the Collateral Agent, reduce by $1,000,000 or an integral multiple thereof the unborrowed amount of the Revolving Credit Commitment as in effect on the date of such notice; provided, however, that in no event may the Revolving Credit Commitment be reduced to an amount less than $20,000,000 pursuant to this Section 2.1(C). The effective date of any such reduction shall occur at the end of a monthly period upon which the fee described in Section 3.2(B) is computed. No reduction of the Revolving Credit Commitment shall be subject to reinstatement and after a request for a reduction of the Revolving Credit Commitment, the Revolving Credit Commitment shall not thereafter increase as a result of principal payments on the Term Loan.

     (D) The Revolving Credit Loans shall be used solely to refinance certain existing subordinated Indebtedness of Borrower, to facilitate the recapitalization of Parent (including, without limitation, to finance payments to minority stockholders of Parent in connection with such recapitalization), and for general corporate purposes of Borrower, all to the extent not inconsistent with the provisions of this Agreement.

     2.2. Term Loan Facility.

     (A) Term Loan. Subject to the terms and conditions of this Agreement, Lenders agree to make a term loan to Borrower in the aggregate principal amount of $12,000,000 pursuant to the Term Notes. The Term Loan shall be funded on the Closing Date. The proceeds of the Term Loan shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

     (B) Mandatory Prepayments.

           (i) If Borrower sells any of the Equipment or real Property, or if any of the Collateral is taken by condemnation, Borrower shall pay to Collateral Agent, for the accounts of Lenders, unless otherwise agreed by Lenders, as and when received by Borrower and as a mandatory prepayment of the Term Loan, an amount equal to the greater of (a) the Net Proceeds received by Borrower from such sale or condemnation or (b) the value of such Equipment or real Property as of the Closing Date (according to Collateral Agent's internal analysis), less the accumulated depreciation allocated by Collateral Agent to such Equipment or real Property since the Closing Date, but only to the extent that such amount exceeds, in the aggregate, $50,000 during any calendar year. Each prepayment required under this paragraph shall be applied to installments of principal due under the Term Loan in the inverse order of their maturities.

           (ii) Borrower shall pay to Collateral Agent, for the account of Lenders, and as a mandatory prepayment of the Term Loan, an amount equal to 25% of Borrower's Excess Cash Flow for each Applicable Test Period (after giving effect to any Distribution permitted to be made under Section 9.2(I) hereof on the date such mandatory prepayment is required to be made under this paragraph). Prepayments of the Term Loan required under this paragraph shall commence on the first New Preferred Stock Distribution Date to occur after the Closing Date (i.e., May 1, 1997), and shall continue to be made on each succeeding New Preferred Stock Distribution Date until the Term Loan has been paid in full; provided, however, if, on any date that a prepayment out of Excess Cash Flow would otherwise be required under this paragraph, either (x) Revolving Credit Availability after giving effect to such prepayment would be less than $3,000,000 or (y) average Revolving Credit Availability for the three-month period ending on such payment date would be less than $3,000,000, then such prepayment shall be reduced to an amount that would not deplete either Revolving Credit Availability or average Revolving Credit Availability for the three-month period ending on such payment date, as applicable, below $3,000,000. Further, to the extent that, after giving effect to any prepayment required under this paragraph, Revolving Credit Availability exceeds $3,000,000, Borrower may use remaining Excess Cash Flow, if any, for its general corporate purposes and/or to make Capital Expenditures exceeding the limitations in
      Section 9.2(K) hereof. Each prepayment required under this paragraph shall be applied to installments of principal due under the Term Loan in the inverse order of their maturities.

     (C) Voluntary Prepayments. Borrower may voluntarily prepay the Term Loan, without premium or penalty except as otherwise provided herein, in whole at any time or in part from time to time, in each case upon ten days' prior written notice to Collateral Agent, provided that each such voluntary prepayment shall be made to Collateral Agent, for the benefit of Lenders, together with accrued interest on the principal amount so prepaid at the prepayment date. All partial prepayments pursuant to this Section 2.2(C) shall be applied to installments of principal due under the Term Loan in the inverse order of their maturities.

     2.3. Letters of Credit. Upon written request made by Borrower and received by Collateral Agent at least five (5) Business Days prior to the date upon which a Letter of Credit is requested to be issued, Collateral Agent (on behalf of Lenders, in accordance with their respective Revolving Credit Percentages) may, in its sole discretion, issue or cause a Letter of Credit to be issued for the account of Borrower, provided that the aggregate undrawn portion of all Letters of Credit outstanding at any time shall not exceed $5,000,000. Each Letter of Credit shall be issued pursuant to such documentation as the issuer thereof may require, shall have an expiration date no more than one (1) year from the date of issuance and shall, upon expiration, be renewable for an additional period; provided, however, that no Letter of Credit may have an expiration date that is after the last day of the Original Term. Advances in respect of Letters of Credit shall be made ratably by each Lender (or, at Collateral Agent's option, by Collateral Agent on behalf of each Lender) in accordance with their respective Revolving Credit Percentages, and all such amounts shall become part of the Obligations and shall be payable on demand.

     2.4. Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 2.1 hereof shall be as follows:

     (A) Loan Request. Except as otherwise provided in Section 3.11, a request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Collateral Agent notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date (which borrowing date may be the same day if such notice is received by Collateral Agent prior to 11:00 A.M. (Dallas, Texas time) on a Business Day); (ii) the becoming due of any amount required to be paid under this Agreement or the Term Notes as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; and (iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due.

     (B) Loan Disbursement. Borrower hereby irrevocably authorizes Collateral Agent to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 2.4 as follows: (i) the proceeds of each Revolving Credit Loan requested under Section 2.4(A)(i) shall be disbursed by Collateral Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Collateral Agent from time to time; and (ii) the proceeds of each Revolving Credit Loan requested under
Section 2.4(A)(ii) or (iii) shall be disbursed by Collateral Agent by way of direct payment of the relevant Obligation.

     (C) Settlement. On or about 10:00 A.M. (Dallas, Texas time) on Friday of each week during the term of this Agreement (or, if any such Friday is not a Business Day, the next preceding Business Day), Collateral Agent shall notify each Lender by telephone (confirmed immediately by facsimile or cable), facsimile or cable of the terms and amount of Borrower's Borrowings during such week and the amount of such Lender's Revolving Credit Percentage of such Borrowings. Contemporaneously with the giving of such notice, Collateral Agent shall deliver to each Lender an analysis of Borrower's Borrowing Base as of the preceding Business Day. Each Lender shall, before 2:00 P.M. (Dallas, Texas time) on the day of such notice, deposit with Collateral Agent the amount of such Lender's Revolving Credit Percentage of such Borrowings in immediately available funds. In the event of any failure by a Lender to make an Advance required hereunder, the other Lenders may (but shall not be required to) purchase (on a pro rata basis, according to their respective Revolving Credit Percentages) such Lender's Revolving Credit Note. Upon the failure of a Lender to make an Advance required to be made by it hereunder, Collateral Agent shall use good faith efforts to obtain one or more banks, acceptable to the Lenders, to replace such Lender, but neither Collateral Agent nor any other Lender shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Lender.

     Collateral Agent may assume that each notified Lender will make such Lender's Revolving Credit Percentage of the Borrowings available to Collateral Agent in accordance with the terms of this Section 2.4(C) and Collateral Agent may, in reliance upon such assumption, make available a corresponding amount to or on behalf of Borrower on the requested date of each Borrowing. If and to the extent any Lender shall not make its Revolving Credit Percentage of any Borrowing available to Collateral Agent, Borrower agrees to repay to Collateral Agent forthwith on demand such corresponding amount. Each Lender shall be solely responsible for its Revolving Credit Percentage of any Borrowing hereunder and in no event shall Collateral Agent or any Lender (including Collateral Agent in its capacity as a Lender) bear any financial risk for the failure of any other Lender to make an Advance required hereunder.

     2.5. All Loans to Constitute One Obligation. All Loans shall constitute one general obligation of Borrower, and shall be secured by Collateral Agent's security interest, for the benefit of Lenders, in and Lien upon all of the Collateral, and by all other security interests and

Liens heretofore, now or at any time or times hereafter granted by Borrower to Collateral Agent, for the benefit of Lenders to secure the Obligations.

     2.6. Loan Account. Collateral Agent shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lenders, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower and any other Obligation.

SECTION 3.  INTEREST, FEES, TERM AND REPAYMENT

     3.1. Interest.

     (A) Interest. Outstanding principal on the Loans shall bear interest, calculated daily (computed on the actual number of days elapsed over a year of 360 days), at the following rates (individually called, as applicable, an "Applicable Annual Rate"): (i) Eurodollar Loans shall bear interest at the lesser of (a) the Maximum Legal Rate and (b) a rate per annum equal to two and three-quarters percent (2.75%) above the Eurodollar Base Rate for the Eurodollar Interest Period applicable thereto, and (ii) all other Loans shall bear interest at the lesser of (a) the Maximum Legal Rate and (b) a fluctuating rate per annum equal to one-quarter of one percent (0.25%) above the Base Rate. Unless Borrower provides a Eurodollar Borrowing Notice to Collateral Agent in accordance with Section 3.11(A) irrevocably electing that all or a portion of the Loans are to bear interest at a Eurodollar Base Rate, all Loans shall bear interest at the lesser of (a) the Maximum Legal Rate and (b) a fluctuating rate per annum equal to one-quarter of one percent (0.25%) above the Base Rate. All Base Rate Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective.

     (B) Default Rate of Interest. Upon and after the occurrence of an Event of Default under Sections 11.1(A), 11.1(B) or 11.1(G) or an Event of Default under Section 11.1(D) hereof to the extent arising due to Borrower's failure to comply with Sections 5.2, 5.4(B), 9.1(J), 9.1(O), 9.1(P), 9.2(K), 9.2(X) or 9.3
hereof, at Majority Lenders' option, the principal amount of the Loans and other Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at the lesser of (i) the Maximum Legal Rate and (ii) two percent (2.00%) above the Applicable Annual Rate or other applicable rate of interest (a "Default Rate"). If any such Event of Default exists by reason of Borrower's failure to comply with any of the provisions hereof and, thereafter, Borrower is again in compliance with such provisions (e.g., Borrower shall fail to comply with a financial covenant at one point in time and thereafter Borrower's financial performance improves so that it is then in compliance with such financial covenant), such Event of Default shall be deemed cured for purposes of this Section 3.l(B) and interest at the Default Rate will not be payable by reason of such cured Event of Default.

     (C) Maximum Rate of Interest. Notwithstanding the foregoing, (i) if at any time the amount of interest computed on the basis of an Applicable Annual Rate or a Default Rate would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable law in effect from time to time hereafter (the "Maximum Legal Rate"), the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in such Applicable Annual Rate or Default Rate, as applicable, shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of an Applicable Annual Rate or Default Rate, as applicable; and (ii) unless preempted by federal law, an Applicable Annual Rate or Default Rate, as applicable, from time to time in effect hereunder may not exceed the "indicated ceiling rate" from time to time in effect under Tex. Rev. Civ. Stat. Ann. art 5069-1.04(c) (Vernon 1987). If the applicable law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to Lenders by reason thereof shall be payable upon demand.

     (D) Excess. No agreements, conditions, provisions or stipulations contained in any Loan Documents or any other instrument, document or agreement between Borrower, Collateral Agent and/or any Lender, or default of Borrower, or the exercise by Lenders of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in any Loan Documents or any other agreement between Borrower, Collateral Agent and/or any Lender, or the arising of any contingency whatsoever, shall entitle Collateral Agent or any Lender to contract for, charge, or receive, in any event, interest exceeding the Maximum Legal Rate.
In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess received by Collateral Agent and/or any Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate, the Eurodollar Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Collateral Agent and/or any Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Collateral Agent and/or any Lender, all interest at any time contracted for, charged or received by Collateral Agent and/or any Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

     (E) Incorporation by this Reference. The provisions of Section 3.1(D) shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or prescribes any account, right or claim or alleged account, right or claim of Collateral Agent and/or any Lender with respect to Borrower (or any other obligor in respect of Obligations), whether or not any provision of Section 3.1(D) is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations and obligations of the Borrower (or other obligor) asserted by Collateral Agent and/or any Lender thereunder, be automatically recomputed by any Borrower or obligor, and by any court considering the same, to give effect to the adjustments or credits required by Section 3.1(D).

     3.2. Fees and Charges.

     (A) Closing Fee. Borrower shall pay to Collateral Agent, for the benefit of Lenders in accordance with their respective Total Commitment Percentages, a closing fee equal to $403,431, which shall be deemed fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the execution of this Agreement by Borrower. Such fee shall compensate Lenders for the costs associated with the structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Lenders pursuant to any other provisions of this Agreement or any of the other Loan Documents, such as, by way of example, legal fees and expenses.

     (B) Commitment Fee. Borrower agrees to pay to Collateral Agent, for the account of Lenders in accordance with their respective Revolving Credit Percentages, a monthly commitment fee, calculated at a rate equal to one-half of one percent (0.50%) per annum (calculated on the basis of a year of 360 days for actual number of days elapsed) of the amount by which the Revolving Credit Commitment for each Lender for such month exceeds the Average Monthly Loan Balance for each Lender for such month. Such commitment fee shall be payable in arrears on the first Business Day of each month, commencing January 2, 1997, during the term of this Agreement, and upon the termination hereof. In no event, however, shall any charge be payable (i) for any month for which the Average Monthly Loan Balance was less than the Revolving Credit Commitment by reason of Lenders' declining to extend Loans to Borrower in amounts equal to the Borrowing Base, to the extent of such refusal, or (ii) for any month during which or after which (x) Lenders accelerate the maturity or demand payment of the Obligations by reason of the occurrence of any Event of Default or (y) Lenders or Borrower terminate the Revolving Credit Commitment in accordance with the terms of this Agreement

(provided that such commitment fee shall be payable until such time as the Obligations have been paid in full in immediately available funds and all Letters of Credit have expired, have been terminated or have been confirmed by another lender).

     (C) Letter of Credit Fees. As additional consideration for the issuance of Letters of Credit for Borrower's account pursuant to Section 2.3 hereof, and in addition to any other fees customarily charged by the issuer of the Letter of Credit, Borrower agrees to pay Collateral Agent, for the account of Lenders in accordance with their respective Revolving Credit Percentages, an amount equal to two percent (2.00%) per annum of the aggregate face amount of Letters of Credit outstanding from time to time, which fees shall be deemed fully earned upon issuance of each Letter of Credit, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. The foregoing fee shall be shared by Lenders in accordance with their respective Revolving Credit Percentages. In the event any draw under a Letter of Credit is made, the Collateral Agent will so notify the other Lenders and such other Lenders shall deposit their respective Revolving Credit Percentages of the funded amount with Collateral Agent, all in accordance with the terms of Section 2.4(C).

     (D) Administration Fee. Borrower agrees to pay to Collateral Agent, for the account of Lenders in accordance with their respective Total Commitment Percentages, an administration fee, payable in arrears, in equal monthly installments and on the first Business Day of each month, commencing January 2, 1997, during the term of this Agreement and upon termination hereof. Each such administration fee shall be in the amount of $4,166.67 per month. Upon demand therefor by the Collateral Agent, Borrowers shall promptly reimburse Collateral Agent for all out-of-pocket costs incurred by Collateral Agent in connection with any and all collateral monitoring functions deemed necessary or appropriate by Collateral Agent, in its sole discretion.

     3.3 Term of Agreement. Subject to Lenders' right to cease making Loans to Borrower at any time upon or after the occurrence of a Default or Event of Default, this Agreement shall continue to be in effect through and including December 12, 1999, provided, however, that if, on or before September 12, 1999, Lenders receive satisfactory evidence that either (i) the maturity date of the Mannesmann Renewal Note has been extended pursuant to instruments and documents in form and substance satisfactory to Lenders to a date not earlier than December 13, 2001, or (ii) the Indebtedness evidenced by the Mannesmann Renewal Note has been refinanced with Refinancing Indebtedness having a maturity date of not earlier than December 13, 2001, the term of this Agreement shall automatically be extended for an additional two (2) year period through and including December 12, 2001, provided that no Default or Event of Default exists as of the date Lenders receive notice of such extension or refinancing of the Mannesmann Renewal Note (in either such case, the "Original Term"). Lenders' commitment to make Revolving Credit Loans under Section 2.1 hereof shall terminate, and all Revolving Credit Loans shall be due and payable, on the last day of the Original Term.

     3.4. Early Termination by Borrower.

     (A) Upon at least ninety (90) days prior written notice to Collateral Agent, Borrower may, at its option, voluntarily terminate this Agreement; provided, however, no such voluntary termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit have expired, have been terminated or have been confirmed by another lender.

     (B) Unless (i) Lenders are currently charging and have been charging for at least ninety (90) days the Default Rate or (ii) Lenders request in writing that Borrower secure financing from other lenders or otherwise make arrangements to pay all of the Obligations and terminate this Agreement in accordance with Section 3.4(A) hereof, at the effective date of any voluntary termination by Borrower, Borrower shall pay to Collateral Agent, for the benefit of Lenders in accordance with their Total Commitment Percentage (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) three percent (3.0%) of the Termination Amount if such voluntary termination occur during the first twelve-month period of the Original Term (December 13, 1996 through December 12, 1997); (ii) two percent (2.0%) of the Termination Amount if such voluntary termination occurs during the second twelve-month period of the Original Term (December 13, 1997 through December 12, 1998); and (iii) one percent (1%) of the Termination Amount if such voluntary termination occurs during the third or (if applicable) fourth twelve-month period of the Original Term (December 13, 1998 through December 12, 1999 or December 12, 2000, as the case may be). If termination occurs during the period from December 13, 2000 through December 12, 2001, no termination charge shall be payable. In addition, no termination charge shall be payable if Borrower terminates this Agreement and pays the Obligations in full in immediately available funds solely utilizing funds raised or received by Borrower from (i) a public issuance by Borrower of its debt or equity securities or (ii) a sale of all or substantially all of the capital stock or assets of Borrower to a Person not an Affiliate of Borrower.

     (C) All of the Obligations shall be forthwith due and payable upon any termination of this Agreement. Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the rights, powers or privileges of Collateral Agent and/or Lenders or the obligations, duties or liabilities of Borrower, Collateral Agent and/or Lenders in any way relating to (i) any transaction or event occurring prior to such termination or cancellation or
(ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation and Collateral Agent, for the benefit of Lenders, shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation until all of the Obligations have been paid in full, in immediately available funds.





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






     (D) It is understood that Borrower may elect to terminate this Agreement in its entirety only; no section or lending facility may be terminated singly.

     3.5. Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.5 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows (provided, however, that whenever any payment hereunder or under said notes or instruments shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and interest or any fee, as the case may be, shall continue to accrue during such extension):

     (A) the principal amount of the Term Loan shall be payable by Borrower to Collateral Agent, for the account of Lenders in accordance with their respective Term Loan Percentage, on the dates and in the amounts hereinafter set forth (to be adjusted to account for prepayments of the Term Loan in accordance with Section 2.2(B) hereof):

         (i) commencing on February 1, 1997, and continuing on the first day of each calendar month thereafter to and including the first day of the last month of the Original Term, principal payments in the amount of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) each; and

         (ii) on the last day of the Original Term, all remaining principal, together with any and all accrued but unpaid interest, shall be due and payable in full.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on the Term Loan shall be due and payable immediately upon the earliest of (x) the occurrence of any Event of Default in consequence of which Majority Lenders elect to accelerate the maturity and payment of the Loans or
(y) any termination of this Agreement pursuant to Section 3.4 hereof.

     (B) principal payable on account of Revolving Credit Loans made by Lenders to Borrower pursuant to Section 2.1 of this Agreement shall be payable by Borrower to Collateral Agent, for the account of Lenders, immediately upon the earliest of (i) the receipt by the Collateral Agent and/or Lenders or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds (and to the extent said proceeds are not applied as a mandatory prepayment of the Term Loan in accordance with Section 2.2(B) hereof), (ii) the occurrence of an Event of Default in consequence of which Lenders elect to accelerate the maturity and payment of such Loans, or (iii) termination of this Agreement pursuant to Section 3.4 hereof; provided, however, that if the principal balance of Revolving Credit Loans outstanding at any time shall exceed the Borrowing Base, Borrower shall, on demand, repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess;

     (C) interest accrued and unpaid on the Loans shall be due and payable to Collateral Agent, for the benefit of Lenders, on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lenders elect to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to
Section 3.4 hereof; provided, however, that Borrower hereby irrevocably authorizes Collateral Agent, in Collateral Agent's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month;

     (D) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower, on demand, to Collateral Agent or to any other Person designated by Lenders in writing; and

     (E) the balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Collateral Agent and/or Lenders as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is earlier.

     3.6. Application of Payments and Collections. Upon the occurrence of a Default or Event of Default and during the continuance thereof, Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Collateral Agent or any Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Collateral Agent and Lenders shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Collateral Agent against the Obligations, in such manner as Collateral Agent may deem advisable, notwithstanding any entry by Collateral Agent or Lenders upon any of their books and records. If as the result of collections of Accounts as authorized by Section 5.4 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. In no event shall such credit balance be applied or be deemed to have been applied as a prepayment of the Loans unless so requested by Borrower, but Collateral Agent may offset such credit balance against the Obligations upon or after the occurrence of an Event of Default.

     3.7. Statements of Account. Collateral Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Collateral Agent shall be deemed final, binding and conclusive upon Borrower and Lenders unless Collateral Agent is notified by Borrower or any Lender in writing to the contrary within one year after the date each account is mailed. Such notice shall only be deemed an objection to those items specifically objected to therein.

     3.8. Pro Rata Treatment. Each payment and each prepayment received by Collateral Agent for the account of Lenders shall be distributed to each Lender entitled to share in such payment in accordance with the Term Loan Percentage or the Revolving Credit Percentage, whichever is applicable, of such Lender. Unless Collateral Agent shall have received notice from Borrower prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Collateral Agent may assume that Borrower has made such payment in full to Collateral Agent on such date and Collateral Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Collateral Agent, each Lender shall repay to Collateral Agent forthwith on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Collateral Agent, at the rate applicable to such portion of the Obligations.

     3.9. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of such Lender's percentage of payments shared pro rata by all Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount recovered. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this
Section 3.9 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

     3.10. Cost Protection.

     (A) If after the date hereof (i) the FDIC, (ii) Regulation D of the Board of Governors of the Federal Reserve System ("Regulation D"), (iii) the adoption of any law, (iv) any change in any law, (v) any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or
(vi) compliance by Collateral Agent or any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

         (a) shall subject Collateral Agent or any Lender to any tax (other than any withholding, income or equivalent tax or the rate thereof, charged by any taxing authority), duty or other charge with respect to any Loans or the Notes, or shall change the basis of taxation (other than any withholding, income or equivalent tax or the rate thereof, charged by any taxing authority) of payments to Collateral Agent or any Lender of the principal of or interest on any Loans or any other amounts due under this Agreement;

         (b) shall impose, modify or deem applicable any assessment or other charge (including any assessment for insurance of deposits) against assets of, deposits with or for the account of, or credit extended by, Collateral Agent or any Lender;

         (c) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Collateral Agent or any Lender; or

         (d) shall impose on Collateral Agent or any Lender any other condition affecting this Agreement, any Loans or the Notes;

and the result of any of the foregoing is to increase the cost to Collateral Agent or any Lender of making or maintaining any Loans, or Commitment hereunder, or to reduce the amount of any sum received or receivable by Collateral Agent or any Lender under this Agreement or under the Notes then, within ten (10) days after demand by Collateral Agent or any Lender (which demand shall be made promptly after Collateral Agent or any Lender becomes aware of such conditions and shall be accompanied by a statement setting forth the basis of such demand), Borrower shall pay directly to Collateral Agent and each such Lender such additional amount or amounts (net of any tax savings to Collateral Agent or such Lender resulting from any of the foregoing) as will compensate Collateral Agent and each such Lender for that portion of such cost, increased cost or such reduction which relates to Indebtedness of Borrower.

     (B) If Collateral Agent or any Lender shall reasonably determine that the application or adoption after the date hereof of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof, whether or not having the force of law (including application of changes to Regulation H and Regulation Y of the Board of Governors of the Federal Reserve System issued by said Board on January 19, 1989 and regulations of the Office of the Comptroller of the Currency, 12 CFR Part 3, Appendix A, issued by said Office on January 27, 1989) increases the amount of capital required or expected to be maintained by Collateral Agent or such Lender, or any corporation controlling Collateral Agent or such Lender, and such increase is based upon the existence of Collateral Agent's or such Lender's obligations hereunder, by an amount deemed by Collateral Agent or such Lender in its reasonable discretion to be material, then from time to time, within 10 days after demand from Collateral Agent or such Lender made promptly after Collateral Agent or such Lender becomes aware of such conditions, Borrower shall pay to Collateral Agent or such Lender such amount or amounts (net of any tax savings to Collateral Agent or such Lender resulting from any of the foregoing) as will fairly compensate Collateral Agent or such Lender on a good faith basis for such increased capital requirement. The determination of any amount to be paid by Borrower under this Section 3.10(B) shall take into consideration the policies of Collateral Agent and each Lender, or any corporation controlling Collateral Agent or a Lender, with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Collateral Agent or a Lender setting forth the basis of amount or amounts as shall be necessary to compensate Collateral Agent or such Lender as specified in this Section 3.10(B) shall be delivered to Borrower.

     (C) If Borrower shall receive notice pursuant to clause (A) or clause (B) above from Collateral Agent or any Lender, Borrower shall have the right to replace Collateral Agent or any such Lender with another lender (which lender shall purchase 100% of the Obligations of the Collateral Agent or the Lender being replaced, at par) within one hundred eighty (180) days of Borrower's receipt of such notice.

     (D) Collateral Agent and each Lender agrees that from time to time after it becomes aware of the occurrence of an event or the existence of a condition described in clause (A) or clause (B) above, it will use reasonable efforts to notify Borrower of such event or condition and, to the extent not inconsistent with Collateral Agent's or such Lender's internal policies, will use its best efforts to make, fund or maintain the Loans of Collateral Agent or such Lender out of a different lending office or branch if, as a result thereof, the additional monies or taxes which would otherwise be required to be paid by Borrower would be reduced and, if determined in good faith by Collateral Agent or such Lender, the making, funding or maintaining of Loans through such other lending office or branch would not otherwise materially adversely affect such Loans, Collateral Agent or Lender.

     3.11. Additional Provisions Regarding Eurodollar Loans.

     (A) Manner of Borrowing a Eurodollar Loan. Borrower shall give Collateral Agent notice of its intention to either (i) borrow a Eurodollar Loan or (ii) designate a portion of the Base Rate Loans to bear interest based upon the Eurodollar Base Rate, in the form of Exhibit U attached hereto (a "Eurodollar Borrowing Notice"), in which notice Borrower shall specify (x) the aggregate amount of such Eurodollar Loan, (y) the requested date of such Eurodollar Loan, and (z) the Eurodollar Interest Period applicable thereto. Borrower shall give Agent the Eurodollar Borrowing Notice at least two (2) Business Days prior to the requested date of the Eurodollar Loan. With respect to such Eurodollar Loans, (I) each Eurodollar Loan shall be in an integral multiple of $1,000,000,
(II) no more than six (6) Eurodollar Interest Periods may be in existence at any one time, and (III) Borrower may not request a Eurodollar Loan if there exists a Default or Event of Default. Borrower shall select Eurodollar Interest Periods with respect to Eurodollar Loans so that no Eurodollar Interest Period expires after the end of the Original Term. An outstanding Revolving Credit Loan may be converted to a Eurodollar Loan at any time subject to the provisions of this Section 3.11.

     (B) Interest on Eurodollar Loans. Each Eurodollar Loan shall bear interest from and including the first day of the Eurodollar Interest Period applicable thereto (but not including the last day of such Eurodollar Interest Period) at the interest rate determined as applicable to such Eurodollar Loan, but interest on such Eurodollar Loan shall be payable as provided in Section 3.5(C). If at the end of a Eurodollar Interest Period for an outstanding Eurodollar Loan, Borrower has failed to deliver to Lender a new Eurodollar Borrowing Notice with respect to such Eurodollar Loan or to pay such Eurodollar Loan, then such Eurodollar Loan shall be converted to a Base Rate Loan, and shall be subject to all other terms and conditions of this Agreement applicable to Base Rate Loans on and after the last day of such Eurodollar Interest Period until paid or until the effective date of a new Eurodollar Borrowing Notice with respect thereto.

     (C) Availability of Eurodollar Loans. If Collateral Agent or any Lender determines that maintenance of any Eurodollar Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Collateral Agent shall, upon receipt of notice of such violation, suspend the availability of Eurodollar Loans and require any Eurodollar Loans outstanding to be converted to a Base Rate Loan or otherwise repaid; or if Collateral Agent or any Lender determines that (i) deposits of a type or maturity appropriate to match fund Eurodollar Loans are not available or (ii) the Eurodollar Base Rate does not accurately reflect the cost of making a Eurodollar Loan, then Collateral Agent shall suspend the availability of Eurodollar Loans after the date it receives notice of any such determination.

     (D) Funding Indemnification. If any payment of a Eurodollar Loan occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by Borrower because Borrower has not satisfied the conditions precedent to such Eurodollar Loan contained in this Agreement or has otherwise breached the terms of this Agreement, BORROWER WILL INDEMNIFY COLLATERAL AGENT AND LENDERS FOR ANY LOSS OR COST INCURRED BY THEM RESULTING THEREFROM, INCLUDING WITHOUT LIMITATION ANY LOSS OR COST IN LIQUIDATING OR EMPLOYING DEPOSITS ACQUIRED TO FUND OR MAINTAIN THE EURODOLLAR LOAN.

     (E) Lender Statements: Survival of Indemnity. Within sixty (60) days of the date upon which Collateral Agent suspends the availability of Eurodollar Loans under Section 3.11(C) hereof or learns of any loss or cost for which Borrower has indemnified Collateral Agent and/or a Lender under Section 3.11(D) hereof, Collateral Agent and/or such Lender shall deliver a written statement as to the amount due under Section 3.11(C) or (D). Such written statement shall set forth in reasonable detail the calculations upon which Collateral Agent and/or such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though Collateral Agent and/or such Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Base Rate applicable to such Eurodollar Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement.

     3.12. Yield Protection. If either (i) the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall subject Lender to any tax (including without limitation any United States interest equalization or similar tax, however named), duty or other charge with respect to any Eurodollar Loan or a Lender's obligation to compute interest on the principal balance of any Eurodollar Loan at a rate based upon the Eurodollar Base Rate, or shall change the basis of taxation of payments to a Lender of the principal of or interest on any Eurodollar Loan or any other amounts due under this Agreement in respect of any Eurodollar Loan or a Lender's obligation to compute the interest on the principal balance of any Eurodollar Loan at a rate based upon the Eurodollar Base Rate, or (ii) any governmental authority, central bank or other comparable authority shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender, or shall impose on a Lender (or its eurodollar lending office) or any relevant interbank eurodollar market any other condition affecting any Eurodollar Loan or a Lender's obligation to compute the interest on the principal balance of any Eurodollar Loan at a rate based upon the Eurodollar Base Rate; and the result of any of the foregoing is to increase the cost to a Lender of maintaining any Eurodollar Loans, or to reduce the amount of any sum received or receivable by a Lender under this Agreement by an amount deemed by such Lender to be material, then upon demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts (without duplication of any amounts payable by Borrower to Collateral Agent or Lenders under Sections 3.10 or 3.11 hereof) as will compensate such Lender for such increased cost or reduction. Such Lender will promptly notify Borrower and Collateral Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.11. A certificate of such Lender claiming compensation under this Section 3.11 and setting forth the additional amount or amounts to be paid to such Lender hereunder shall be conclusive in the absence of manifest error.

SECTION 4.  COLLATERAL: GENERAL TERMS

     4.1. Security Interest in Collateral. To secure the prompt payment and performance to Lenders of the Obligations, Borrower hereby grants to Collateral Agent, for the benefit of Lenders, and ratifies and reaffirms its earlier grant to Collateral Agent, for the benefit of Lenders, of, a continuing security interest in and Lien upon all Property of Borrower, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

     (A) Accounts;

     (B) Inventory;

     (C) Equipment;

     (D) General Intangibles;

     (E) all investment property (as defined in Section 9.115 of the Code);

     (F) all monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Collateral Agent or any Lender or a bailee of Collateral Agent or any Lender;

     (G) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B), (C), (D), (E) and (F) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

     (H) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A), (B), (C), (D), (E), (F) or (G) above.

     The security interests in the Collateral are given in renewal, extension and modification of the security interests previously granted to Collateral Agent by Borrower; such prior security interests are not extinguished hereby; and the ranking, perfection and priority of such prior security interests shall continue in full force and effect.

     4.2. Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages upon all real Property of Borrower described therein. If Borrower shall acquire at any time or times hereafter any interest in other real Property, Borrower agrees promptly to execute and deliver to Collateral Agent, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments reasonably satisfactory in form and substance to Collateral Agent and its counsel (herein collectively referred to as "New Mortgages") covering such real Property. The Mortgages and each New Mortgage shall be duly recorded in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. Borrower shall deliver to Collateral Agent, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lenders insuring Collateral Agent, for the benefit of Lenders, as mortgagee; such policies shall be in form and substance reasonably satisfactory to Collateral Agent and shall insure a valid first Lien in favor of Collateral Agent, for the benefit of Lenders, on the Property covered thereby, subject only to Permitted Liens and those exceptions acceptable to Collateral Agent and its counsel. Borrower shall deliver to Collateral Agent such other documents, including, without limitation, as-built survey prints of the real Property, as Collateral Agent and its counsel may reasonably request relating to the real Property subject to the Mortgages.

     4.3 Representations, Warranties and Covenants -- Collateral. To induce Collateral Agent and Lenders to enter into this Agreement, Borrower represents, warrants, and covenants to Collateral Agent and Lenders:

     (A) The Collateral (other than the capital stock of Borrower) is now and, so long as any of the Obligations are outstanding, will continue to be owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereof or thereto other than a Permitted Lien.

     (B) Except as specifically consented to in writing by Majority Lenders, the Liens granted to Collateral Agent, for the benefit of Lenders, shall be first and prior on the Collateral and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof. No further action need be taken to perfect the Liens granted to Collateral Agent, for the benefit of Lenders, other than the filing of continuation statements under the Code or other applicable law, continued possession by Collateral Agent, for the benefit of Lenders, of that portion of the Collateral constituting instruments or documents, the processing of Lien notations on motor vehicle title certificates, the recording of the Mortgages and the filing in the applicable federal office of the Patent Assignment, Trademark Assignment and Copyright Assignment.

     (C) All goods evidenced by the Collateral constituting chattel paper, documents or instruments, the possession of which has been given to Collateral Agent, are owned by Borrower and the same are free and clear of any prior Lien, except Permitted Liens. Borrower further warrants and guarantees to the best of its knowledge the value, quantities, sound condition, grades and qualities of the goods and services described therein. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral (except and to the extent that such taxes, levies, and other charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment thereof does not result in a lien upon any of the Collateral other than a Permitted Lien) and BORROWER SHALL DEFEND COLLATERAL AGENT AND LENDERS AGAINST AND SAVE EACH OF THEM HARMLESS FROM ALL CLAIMS OF ANY PERSON WITH RESPECT TO THE COLLATERAL. THIS INDEMNITY SHALL INCLUDE REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES.

     4.4. Lien Perfection. Borrower agrees to execute the UCC-1 financing statements provided for by the Code or otherwise together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Collateral Agent's security interest, for the benefit of Lenders, in the Collateral, including, without limitation, the execution at Collateral Agent's request of all documents reasonably deemed necessary by Collateral Agent to cause Collateral Agent's Lien, for the benefit of Lenders, to be noted on any motor vehicle title certificates for motor vehicles forming a part of the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Collateral Agent to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

     4.5. Real Property Lien Documentation. Borrower agrees to execute for Collateral Agent's and Lenders' benefit the Mortgages and such leasehold mortgages, deeds of trust or other documents evidencing a collateral assignment of Borrower's interest in the real Property and any additional real Property now or hereafter owned or leased by Borrower as Collateral Agent may reasonably request. Such documents shall be recorded, at the expense of Borrower, with such filing offices as may be required to evidence Collateral Agent's Lien, for the benefit of Lenders, upon the real Property owned or hereafter acquired by Borrower.

     4.6. Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit D and shall not, without the prior written approval of Collateral Agent, be moved therefrom except, prior to an Event of Default, for (A) sales of Inventory in the ordinary course of business; (B) the storage of Inventory at locations within the continental United States other than those shown on Exhibit D if (i) Borrower gives Collateral Agent written notice of the new storage location at least thirty
(30) days prior to storing Inventory at such location, (ii) Collateral Agent's security interest, for the benefit of Lenders, in such Inventory is and continues to be a duly perfected, first priority Lien thereon, subject only to Permitted Liens, (iii) neither Borrower's nor Collateral Agent's nor Lenders' right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted, except by operation of law, and (iv) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Collateral Agent; and (C) removals in connection with dispositions of Equipment that are authorized by Section 7.4 hereof.

     4.7. Insurance of Collateral. Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, flood, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lenders to insure Collateral Agent's and Lenders' interest in the Collateral. Borrower shall deliver the originals of such policies to Collateral Agent with satisfactory endorsements naming Collateral Agent, for the benefit of Lenders, as loss payee and as mortgagee pursuant to a standard mortgagee clause. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Collateral Agent in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Collateral Agent and Lenders shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Collateral Agent may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Collateral Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, or product liability insurance) and in such amounts as is customary in the business or as otherwise required by Collateral Agent.

     4.8. Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all taxes imposed by any governmental authority on any Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Collateral Agent promptly therefor with interest accruing thereon daily at the Default Rate applicable to Base Rate Loans in accordance with Section 3.1(B) hereof. All sums so paid or incurred by Collateral Agent for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses, and court costs) which Collateral Agent or any Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under any Loan Document or in respect of any of the transactions to be had hereunto, together with interest at the Default Rate applicable to Base Rate Loans, shall be considered Obligations hereunder secured by all Collateral. Neither Collateral Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Collateral Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

     4.9. Audits. Lenders shall from time to time as is reasonable under the circumstances, and upon notification to Borrower, conduct audits of any and all Collateral and all the books and records of Borrower, and all out-of-pocket costs of such audits by Lenders shall be reimbursed by Borrower within thirty
(30) days after the notification by Lenders to Borrower of the completion of an audit.

SECTION 5.  PROVISIONS RELATING TO ACCOUNTS

     5.1. Representations, Warranties and Covenants. With respect to all Accounts, Borrower represents and warrants to Collateral Agent and Lenders that Collateral Agent and Lenders may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, and, unless otherwise indicated in writing to Collateral Agent and each Lender, that with respect to each Account:

     (A) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

     (B) it arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

     (C) it is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Collateral Agent;

     (D) such Account, and Collateral Agent's security interest, for the benefit of Lenders, therein, is not subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for Permitted Liens and disputes resulting in returned goods where the amount in controversy is deemed by Collateral Agent in its reasonable discretion to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

     (E) Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except cash discounts taken by the Account Debtor or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which (other than cash discounts) are reflected in the calculation of the net amount of each respective invoice related thereto;

     (F) to the best of Borrower's knowledge, there are no facts, events or occurrences which materially impair the validity or enforceability thereof or tend materially to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Collateral Agent with respect thereto;

     (G) to the best of Borrower's knowledge, the Account Debtor thereunder (i) is Solvent and (ii) had the capacity to contract at the time any contract or other document giving rise to the Account was executed; and

     (H) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which could reasonably be expected to result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

     5.2. Assignments of Accounts. Upon the occurrence of an Event of Default and if requested to do so by Collateral Agent in its sole reasonable discretion, Borrower shall execute and deliver to Collateral Agent formal written assignments of all of its Accounts daily, together with copies of invoices or invoice registers related thereto. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and, if so requested by the Collateral Agent in its reasonable discretion, shall submit to Collateral Agent on a daily basis a sales and collections report for the preceding day, in form satisfactory to Collateral Agent, in its reasonable discretion. On or before the fifteenth day of each month from and after the date hereof, each Borrower shall deliver to Collateral Agent, in form satisfactory to Collateral Agent, in its reasonable discretion, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Collateral Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Collateral Agent shall reasonably request.

     5.3. Administration of Accounts.

     (A) Upon the granting of any discounts, allowances or credits by Borrower that are not shown on the face of the invoice for the Account involved, Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Collateral Agent and in no event later than the time of its submission to Collateral Agent of the next Schedule of Accounts as provided in
Section 5.2. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Collateral Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including reasonable attorney's fees, to Borrower.

     (B) If an Account includes a charge for any tax payable to any governmental taxing authority, Collateral Agent is authorized, in its sole discretion, upon the occurrence and during the continuation of an Event of Default, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge the Loan Account therefor. Borrower shall notify Collateral Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, Collateral Agent, for the benefit of Lenders, shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower by reason of the sale and delivery creating the Account.

     (C) Whether or not a Default or an Event of Default has occurred, Collateral Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Collateral Agent, any designee of Collateral Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Collateral Agent in an effort to facilitate and promptly conclude any such verification process.

     5.4. Collection of Accounts.

     (A) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Collateral Agent and Lenders. All remittances received by Borrower on account of Accounts shall be held as Lenders' property by Borrower as trustee of an express trust for Lenders' benefit and Borrower shall promptly deposit same in the Dominion Account. Collateral Agent shall have the right at any time after the occurrence of an Event of

Default to notify Account Debtors that Accounts have been assigned to Collateral Agent and Lenders, and to collect Accounts directly in its own and Lenders' name and to charge the collection costs and expenses, including reasonable attorneys' fees, to Borrower. Neither Collateral Agent nor any Lender has any duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. For the purpose of computing interest hereunder, all items of payment received by Collateral Agent shall be deemed applied by Collateral Agent on account of the Obligations (subject to final payment of such items) on the same Business Day as the receipt by Collateral Agent of such items of payment in Chicago, Illinois in immediately available funds, if such items of payment are received prior to 1:00 P.M. (Chicago, Illinois time) and on the next Business Day if such items of payment are received after 1:00 P.M. (Chicago, Illinois time).

     (B) Borrower shall deposit all proceeds of the Collateral or cause the same to be deposited in kind in a Dominion Account pursuant to a lockbox arrangement with such banks as may be selected by Borrower and be acceptable to Lenders. Borrower shall issue to any such bank, an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lenders and Borrower shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

     5.5. Notice Regarding Disputed Accounts. In the event any amounts due and owing are in dispute in excess of $50,000 between Borrower and any Account Debtor, Borrower shall provide Collateral Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

SECTION 6.  PROVISIONS RELATING TO INVENTORY

     6.1. Representations, Warranties and Covenants. With respect to Inventory, Borrower represents and warrants to Lenders and Collateral Agent that Collateral Agent and Lenders may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and that:

     (A) all Inventory is presently and will continue to be located at Borrower's places of business listed on Exhibit D and will not be removed therefrom except as authorized by Section 4.6 of this Agreement;

     (B) no Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Collateral Agent's prior written consent and, if Collateral Agent gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Collateral Agent, in form and substance reasonably acceptable to Collateral Agent, warehouse receipts therefor in Collateral Agent's name for the benefit of Lenders;

     (C) no Inventory is or will be consigned to any Person without Collateral Agent's prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory on consignment, (i) provide Collateral Agent with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to Collateral Agent, (ii) prepare, execute and file appropriate financing statements with respect to any consigned Inventory, showing Collateral Agent, for the benefit of Lenders, as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Collateral Agent copies of the results of all such searches, and (iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type; and

     (D) no Inventory is or will be produced in violation of the Fair Labor Standards Act.

     6.2. Inventory Reports. On or before the fifteenth day of each month from and after the date hereof, each Borrower shall deliver to Collateral Agent an Inventory report which shall be in form and detail reasonably satisfactory to Collateral Agent. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Collateral Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Collateral Agent shall reasonably request.

     6.3. Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $50,000, Borrower shall promptly notify Collateral Agent of the same, specifying the reason for such return and the location and condition of the returned Inventory. After the occurrence of an Event of Default, Borrower shall hold all returned Inventory in trust for each Lender, shall segregate all returned Inventory from all other Property owned by Borrower or in its possession and shall conspicuously label such Inventory as the Property of Collateral Agent and each Lender.

SECTION 7.  PROVISIONS RELATING TO EQUIPMENT

     7.1. Representations, Warranties and Covenants. With respect to the Equipment, Borrower represents, warrants and covenants to and with Collateral Agent and Lenders that:

     (A) the Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted; and

     (B) Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of Collateral Agent, for the benefit of Lenders, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment subject to first priority Liens in favor of Collateral Agent, for the benefit of Lenders, subject to Permitted Liens.

     7.2. Evidence of Ownership of Equipment. Immediately on request therefor by Collateral Agent, Borrower shall deliver to Collateral Agent any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, certificates of title and applications for title, if any).

     7.3. Records and Schedules of Equipment. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with Section 7.4 hereof, and shall furnish Collateral Agent with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Collateral Agent.

     7.4. Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lenders; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (A) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $200,000 or less, provided that all Net Proceeds thereof are turned over to Collateral Agent, for the account of Lenders, (B) other dispositions of Equipment with respect to which (i) Borrower either receives comparable Equipment in exchange therefor or purchases comparable Equipment within 30 days of such disposition, and (ii) the fair market value of the Equipment received or purchased equals or exceeds the fair market value of the Equipment disposed of by Borrower, or (C) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to, concurrently with, or within sixty (60) days after any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens, Borrower shall give Collateral Agent at least five (5) days prior written notice of such disposition and Borrower shall turn over to Collateral Agent, for the account of Lenders, all Net Proceeds realized from any such disposition.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

     8.1. General Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Agreement and to make Advances hereunder, Borrower warrants, represents and covenants to Collateral Agent and Lenders as follows:

     (A) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has duly qualified and is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary and where the failure to be so qualified could reasonably be expected to cause a Material Adverse Effect; and has not been known as or used any corporate, fictitious or trade names in the past seven (7) years, except as disclosed on Exhibit E attached hereto and made a part hereof.

     (B) Corporate Power and Authority. Borrower has the right and power and is duly authorized to enter into, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not
(i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected which could reasonably be expected to cause a Material Adverse Effect; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

     (C) Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

     (D) Use of Proceeds. Borrower's uses of the proceeds of any Loans pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses will not violate any applicable laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

     (E) Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or be used for any purpose which violates or is inconsistent with the provisions of Regulation G, T, U or X of said Board of Governors.

     (F) Governmental Consents. Borrower has, and is in good standing with respect to, all governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it where the failure so to have or be could reasonably be expected to cause a Material Adverse Effect.

     (G) Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Exhibit F attached hereto and made a part hereof.

     (H) Capital Structure. Exhibit G attached hereto and made a part hereof states (i) the correct name of Borrower's Subsidiaries, the jurisdiction of incorporation and the percentage of Voting Stock owned by Borrower, (ii) the name of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower, and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and nonassessable. There are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower. There are not outstanding any agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

     (I) Solvent Financial Condition. Borrower is now and, after giving effect to the initial Loans to be made hereunder, at all times will be, Solvent.

     (J) Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which could reasonably be expected to cause a Material Adverse Effect. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit H attached hereto, none of which prohibit the execution of or compliance with this Agreement by Borrower. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

     (K) Litigation. Except as set forth on Exhibit I attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, profits or condition of Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

     (L) Title to Properties. Borrower and its Subsidiaries each has good and marketable title to and fee simple ownership of all real Property owned by it and valid and subsisting leasehold interests in all real Property leased by it, and good title to all other Property owned by it, in each case, free and clear of all Liens except Permitted Liens.

     (M) Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of October 26, 1996, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial positions of Borrower and its Subsidiaries at such dates and the results of Borrower's operations for such periods. Since October 26, 1996, there has been no material change in the condition, financial or otherwise, of Borrower, its Subsidiaries and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrower or its Subsidiaries or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on the Saturday closest to December 31 of each year.

     (N) Full Disclosure. The financial statements referred to in Section 8.1(M) above, do not, nor does this Agreement or any other written statement of Borrower to Collateral Agent and/or any Lender (including, without limitation, Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Collateral Agent or any Lender which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement.

     (O) Pension Plans. Except as disclosed on Exhibit J attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries has any Plan. Neither Borrower nor any of its Subsidiaries has received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder. No fact or situation that could have a Material Adverse Effect (including, but not limited to, any Reportable Event or Prohibited Transaction) exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-Employer Plan.

     (P) Taxes. Borrower's federal tax identification number is 74-1622891. Borrower and its Subsidiaries each has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governmental charges that are due and payable, except and to the extent that such taxes, assessments, fees and other governmental charges are being actively contested in good faith by appropriate proceedings, Borrower maintains adequate reserves on its books therefor in accordance with GAAP and the nonpayment thereof will not result in a lien upon any Properties of Borrower other than a Permitted Lien. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

     (Q) Labor Relations. Except as described on Exhibit K attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

     (R) Environmental Matters; Compliance With Laws.   Except as described in
writing by Borrower to Collateral Agent and Lenders, Borrower's operations and Properties comply in all material respects with applicable Environmental Laws. None of Borrower's operations or Properties are subject to any judicial or administrative proceedings alleging violation of any applicable Environmental Law, which violation is likely to result in a material obligation to pay money or other remedial action or order which is likely to have a Material Adverse Effect. To the best of Borrower's knowledge, none of Borrower's operations or Properties are the subject of investigation by any governing authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Waste, the results of which are likely to have a Material Adverse Effect. Mortgaged Property located in the State of Indiana contains no facilities which are subject to reporting under Section
313 of the Federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11022), is not the site of any underground storage tanks for which notification is required under 42 U.S.C. Section 6991a and IND. CODE
Section 13-7-20-13(8)(A), and is not listed on the Comprehensive Environmental Response, Compensation and Liability Information System in accordance with
Section 116 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. With respect to compliance with laws other than Environmental Laws, Borrower has duly complied in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation in each case where the failure so to comply could reasonably be expected to cause a Material Adverse Effect.

     (S) Surety Obligations. On the Closing Date, Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

     (T) No Defaults. Except as described on Exhibit Q attached hereto and made a part hereof, no event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed where such default could reasonably be expected to cause a Material Adverse Effect.

     (U) Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

     (V) Business Locations; Agent for Process. During the preceding five (5) year period, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown on Exhibit D.

     (W) Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

     (X) Leases. Exhibit L attached hereto is a complete listing of all Capital Leases of Borrower in effect on the Closing Date and Exhibit M attached hereto is a complete listing of all operating leases of Borrower in effect on the Closing Date.

     (Y) Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     8.2. Reaffirmation and Survival of Representations. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (A) an automatic representation and warranty by Borrower to Collateral Agent and Lenders that there does not then exist any Default or Event of Default, and (B) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects, except for any changes in the nature of Borrower's business or operations that would render the information contained in any exhibit hereto either inaccurate or incomplete, so long as Majority Lenders have consented to such changes or such changes are not prohibited by this Agreement and have been reported by Borrower. Borrower covenants, warrants and represents to Collateral Agent and Lenders that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS

     9.1. Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Collateral Agent or any Lender, Borrower covenants that, unless otherwise consented to by Lenders in writing, it shall:

     (A) Taxes and Liens. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties of Borrower other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, could reasonably be expected to become a Lien against any of Borrower's Properties except for Permitted Liens.

     (B) Tax Returns. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

     (C) Payment of Bank Charges. Pay to Collateral Agent and/or Lenders, on demand, any and all usual and customary fees, costs or expenses which Collateral Agent or any Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any fees paid by the Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by any Lender or any Participating Lender, proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Collateral Agent or any Lender or any Participating Lender on account of the Obligations.

     (D) Business and Existence. Except as permitted by Section 9.2(A) hereof, preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary and where the failure to do so could reasonably be expected to cause a Material Adverse Effect.

     (E) Maintain Properties. Maintain, and cause each Subsidiary to maintain, its Properties in good condition and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto. Borrower shall keep and maintain the Mortgaged Property and any improvements thereon, in as good repair and condition as the same now is or may hereafter be put (ordinary wear and tear excepted), shall make all such needful and proper repairs, replacements, additions and improvements thereto as shall be necessary for the proper conduct of its business thereon, and shall not permit or commit waste on any Mortgaged Property. Borrower shall maintain all Mortgaged Property in a rentable and tenantable state of repair, and will make or cause to be made, as and when the same shall become necessary, all structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen repairs, renewals and replacements necessary to that end. Borrower shall not permit removal or alteration of anything which constitutes a material part of any Mortgaged Property without the consent of Collateral Agent. Borrower shall permit Collateral Agent or its designee to enter the Mortgaged Property, at any reasonable time, to determine whether Borrower is in compliance with its obligations under this Agreement. All construction on the Mortgaged Property shall comply with, and each and every part of the Mortgaged Property shall be maintained and used in accordance with, all applicable federal, state and local laws and governmental regulations, and any lawful private restrictions or other requirements or provisions, relating to the maintenance or use thereof, except where such failure of compliance, maintenance or use would have a Material Adverse Effect on any of the Mortgaged Properties, in which case Borrower shall promptly disclose to Collateral Agent such failure of compliance, maintenance or use.

     Borrower shall have the right, at any time and from time to time, to remove and dispose of Building Service Equipment which may have become obsolete or unfit for use or which is no longer useful in the operation of the improvements now or hereafter constituting a portion of any Mortgaged Property or in the business conducted thereupon. Borrower agrees promptly to replace with other Building Service Equipment, free of superior title liens or claims except as permitted herein, not necessarily of the same character but of at least equal usefulness and quality, any such Building Service Equipment so removed or disposed of; except that, if by reason of technological or other developments in the operation and maintenance of property of the general character of the Building Service Equipment, no replacement of the property so removed or disposed of is necessary or desirable in the proper operation or maintenance of the Mortgaged Property or the business conducted thereupon, Borrower shall not be required to replace the same.

     (F) Compliance with Laws; Environmental Matters. Comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, all Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to cause a Material Adverse Effect. If Borrower shall (i) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by Borrower, (ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower alleging violations of any Environmental Law or requiring Borrower to take any action in connection with the release of any Hazardous Waste into the environment, (iii) receive any notice from a federal, state, or local governmental agency or private party alleging that Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Waste into the environment or any damages caused thereby, (iv) receive any notice that Borrower is subject to federal, state or local investigation regarding the release of any Hazardous Waste into the environment, or (v) receive any notice that any Properties of Borrower are subject to a Lien in favor of any governmental entity for any liability under Environmental Laws or damages arising from or costs incurred by such governmental entity in response to a release of Hazardous Waste into the environment, then Borrower shall promptly provide Collateral Agent and Lenders with a copy of such notice, and in no event later than five days from the Borrower's receipt thereof. Within ten
(10) Business Days of Borrower having learned of the enactment or promulgation of any Environmental Law pertaining specifically to Borrower or Borrower's industry, Borrower shall provide Collateral Agent and Lenders with notice thereof.

     (G) ERISA Compliance. (i) At all times make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Collateral Agent copies of any annual report required to be filed pursuant to ERISA in connection with each Plan of it and its Affiliates; (iii) notify Collateral Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Collateral Agent, promptly upon Collateral Agent's request therefor, such additional information concerning any Plan or any other employee benefit plan as may be reasonably requested.

     (H) Business Records. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

     (I) Visits and Inspections. Permit representatives of Lenders, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

     (J) Financial Statements. Cause to be prepared and furnished to Collateral Agent and each Lender the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Collateral Agent and each Lender and is consistent with GAAP):

           (i) as soon as possible, but not later than ninety (90) days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a consolidated basis, certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Lender (except for a qualification for a change in accounting principles with which the independent public accountant concurs);

           (ii) as soon as possible, but not later than thirty (30) days after the end of each month hereafter, unaudited interim consolidated financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's fiscal year then elapsed, on a Consolidated basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

           (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements or financial statements which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange; and

           (iv) such other data and information (financial and otherwise) as Collateral Agent or Lenders, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of Borrower, bank statements, accounts payable ledgers, accounts payable agings, account concentration calculations, and such accounts reconciliations as shall, from time to time, be requested.

     Within sixty (60) days after the delivery of the financial statements described in clause (i) of this Section 9.1(J), Borrower shall forward to Collateral Agent and each Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Collateral Agent and each Lender a certificate of the aforesaid certified public accountants calculating, as of such fiscal year-end, Borrower's compliance or noncompliance with the financial covenants contained in Section 9.2(K) and
Section 9.3 hereof. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1(J), Borrower shall cause to be prepared and furnished to Collateral Agent and each Lender a certificate from the Chief Financial Officer of Borrower certifying to Collateral Agent and each Lender that to the best of his or her knowledge,

Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower in this Agreement and the other Loan Documents and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof.

     (K) Notices to Collateral Agent and Lenders. Notify Collateral Agent and each Lender in writing: (i) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding, in each case where the same could reasonably be expected to cause a Material Adverse Effect; (ii) at least fifteen (15) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iii) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding $100,000;
(v) promptly after the occurrence thereof, of any Default or Event of Default;
(vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower in excess of $100,000; and (vii) promptly after the rendition thereof, of any judgment rendered against Borrower or any of its Subsidiaries in excess of $100,000 (not covered by insurance or contested as to such coverage).

     (L) Landlord and Storage Agreements. Provide Collateral Agent with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory or other Collateral may, from time to time, be kept.

     (M) Subordinations. Provide Collateral Agent and each Lender with a debt subordination agreement, in form and substance satisfactory to Lenders, executed by Borrower and any Person who is an officer, director or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted for Money Borrowed, subordinating in right of payment and claim all of such Indebtedness and any future advances thereon to the full and final payment and performance of the Obligations.

     (N) Further Assurances. At Collateral Agent's request, promptly execute or cause to be executed and deliver to Collateral Agent any and all documents, instruments and agreements reasonably deemed necessary by Collateral Agent to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents.

     (O) Compliance Certificate. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of Section 9.1(J), cause the chief financial officer of Borrower to prepare and deliver to Collateral Agent and each Lender a Compliance Certificate in the form of Exhibit O attached hereto, with appropriate insertions, unless an Event of Default then exists, in which event the provisions of Section 9.1(K)(v) shall apply.

     (P) Projections. As soon as available, and in any event no later than thirty (30) days after the end of each fiscal year of Borrower, deliver to Collateral Agent and each Lender Projections of Borrower for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, month by month.

     (Q) Trade Credit. Maintain, at all times, a line of trade credit of not less than $4,000,000 from Mannesmann or from such other Person or Persons who supply Borrower with the same types of material currently supplied by Mannesmann.

     (R) Reports Regarding Environmental Plan. Concurrently with the delivery of financial statements required under Section 9.1(J)(i) hereof for the last month of each calendar quarter, deliver to Collateral Agent a written report, in form and detail satisfactory to Collateral Agent, describing (i) expenditures during such preceding quarter pursuant to the Environmental Plan, reconciled with the estimated expenditures under the Environmental Plan, (ii) testing and remediation performed during the preceding quarter, reconciled with the testing and remediation called for under the Environmental Plan, and (iii) any changes or other modifications to the Environmental Plan (including, without limitation, changes to the estimated expenditures, testing, or remediation called for under the Environmental Plan). Such report shall contain certifications by an officer of Borrower, to the best of such officer's knowledge, that, except as theretofore disclosed in writing by Borrower to Collateral Agent and Lenders, Borrower is then in compliance in all material respects with applicable Environmental Laws.

     (S) Compliance with Environmental Plan and Environmental Laws. Advise all relevant authorities, as required, of any failure to comply with Environmental Laws, act in accordance with any requirements and time frames established by such authorities, and act in a diligent manner to complete within a reasonable time period all prescribed actions described in the Environmental Plan, as modified from time to time.

     (T) Environmental Compliance and Management Program. In addition to Borrower's obligations under Sections 9.1(F), 9.1(R) and 9.1(S) hereof, Borrower agrees to develop internally, and to adopt and implement on or before December 31, 1996, and thereafter continually maintain an effective, systematic and comprehensive Environmental Compliance and Management Program (the "Program") as a means of ensuring that internal systems monitor, achieve and maintain compliance of Borrower's owned and leased properties and wire mesh and galvanized wire manufacturing operations with all Environmental Laws and with all of Borrower's environmental materiality permits. The Program will include at a minimum: (i) an assessment of the current level of compliance with Environmental Laws and permits; (ii) a written statement of environmental policy; (iii) written environmental procedures; (iv) periodic environmental compliance audits by the Company's internal environmental officer; (v) company-wide employee training programs; (vi) an employee reporting system for noncompliances; (vii) management commitment through designation of a high level officer with responsibility for development, implementation and oversight of the Program; (viii) adequate financial and staffing resources for development and implementation of an effective Program;

(ix) systematic and periodic evaluation of Program policies and procedures, and
(x) voluntary disclosure of material environmental violations. Copies of the Program documentation will be provided to Lenders prior to January 31, 1997. Concurrently with the delivery of the financial statements required under
Section 9.1(J)(ii) hereof for the last month of each calendar quarter, Borrower will deliver to Collateral Agent a report describing any instances of noncompliance with Environmental Laws and actions which have been taken or are proposed to be taken by Borrower to rectify such noncompliance.

     9.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Collateral Agent or any Lender, Borrower covenants that, unless Lenders have first consented thereto in writing, it will not:

     (A) Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger involving only Borrower and one or more wholly owned Subsidiaries; nor acquire all or any substantial part of the Properties of any Person, except Permitted Business Acquisitions and except acquisitions of Equipment and other capital assets to the extent permitted by Section 9.2(K) hereof; provided, however, Borrower shall provide Collateral Agent with (i) at least fifteen (15) days prior written notice of any such Permitted Business Acquisition, (ii) an opportunity to audit the assets acquired to determine their eligibility for purposes of Revolving Credit Loans and, (iii) if required by Collateral Agent, financing statements or other documentation, in form satisfactory to Collateral Agent, to perfect or continue the perfection of Collateral Agent's Lien, for the benefit of Lenders.

     (B) Loans. Make, or permit any Subsidiary to make, any loans or other advances of money (other than for salary, bonuses, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees, except for loans or advances which are excluded from the definition of Restricted Investments.

     (C) Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create incur or suffer to exist, any Indebtedness, except: (i) Obligations owing to Collateral Agent and/or any Lender; (ii) Subordinated Debt; (iii) Indebtedness of any Subsidiary to Borrower; (iv) unsecured accounts payable to trade creditors which are incurred in the ordinary course of business, and which are paid in the ordinary course of business, or if not paid in the ordinary course of business, where the same are actively being contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent public accountants; (v) obligations to pay Rentals permitted by
Section 9.2(V); (vi) Purchase Money Indebtedness and Capitalized Lease Obligations not exceeding an aggregate of $8,000,000 at any time; (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (viii) Indebtedness existing on the Closing Date and described on Exhibit R attached hereto; (ix) Refinancing Indebtedness; (x) Indebtedness in respect of taxes, assessments, governmental charges, claims for labor, materials or supplies, and liabilities under any Plan, to the extent that payment thereof is not yet due or which are being contested in good faith by Borrower, and for which adequate reserves are maintained in accordance with GAAP; (xi) letters of credit issued by Persons other than Collateral Agent or any Lender, if such letters of credit have been approved by Collateral Agent and/or Lenders; (xii) surety and appeal bonds;
(xiii) guarantees of any permitted Indebtedness and of any permitted employee Indebtedness; (xiv) Indebtedness incurred by Borrower to finance insurance premiums which does not exceed at any time, in the aggregate, $1,000,000; and
(xv) Indebtedness not included in clauses (i) through (xiv) above which does not exceed at any time, in the aggregate, the sum of $250,000.

     (D) Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate or stockholder, except (i) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary, (ii) compensation arrangements permitted under Section 9.2(P) hereof, (iii) the payment of Distributions permitted by Section 9.2(I), and (iv) the transactions contemplated by the recapitalization of Parent referred to in Section 2.1(D).

     (E) Partnerships or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

     (F) Guaranties. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except (i) by endorsement of instruments or items of payment for deposit or collection, or (ii) as expressly authorized by this Agreement.

     (G) Limitation on Liens. Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Collateral Agent or Lenders; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 9.1(A) hereof, but only if in Collateral Agent's reasonable judgment such Lien does not affect adversely Collateral Agent's or Lenders' rights or the priority of Collateral Agent's Lien, for the benefit of Lenders, in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if such claims or demands are not yet due or the validity or amount of such claims or demands are being actively contested in good faith and by appropriate proceedings and, in any event, only if such Liens have been waived in writing or are junior to the Liens in favor of Collateral Agent, for the benefit of Lenders; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner reasonably satisfactory to Lenders for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) Purchase Money Liens securing Purchase Money Indebtedness which is not incurred in violation of Section 9.2(C) of this Agreement; (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Lenders' reasonable judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business; (viii) Liens securing Indebtedness of a Subsidiary to Borrower or another Subsidiary; (ix) Liens in favor of Mannesmann created by the Mannesmann Mortgages; (x) Liens in favor of Mannesmann created pursuant to the Mannesmann Consignment Agreement; (xi) such other Liens as appear on Exhibit N attached hereto; (xii) Liens associated with Letters of Credit on goods and documents covered thereby; (xiii) leases, subleases and licenses; (xiv) Liens for Refinancing Indebtedness; (xv) and such other Liens as Majority Lenders may hereafter approve in writing.

     (H) Subordinated Debt. Make, or permit any Subsidiary to make, any prepayment of any part or all of any Subordinated Debt; or otherwise repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity; or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt, other than the payment on the Closing Date of Subordinated Debt in connection with the recapitalization of Parent referred to in Section 2.1(D).

     (I) Distributions. Declare or make, or permit any Subsidiary to declare or make, any Distributions (other than (i) dividends to Parent to facilitate repurchases of capital stock of Parent, not to exceed an aggregate of $100,000 during the term of this Agreement, from Persons who will be, or are, no longer employed by Parent or Borrower, (ii) annual dividends to Parent, not to exceed an aggregate of $100,000 during the term of this Agreement, to facilitate the purchase by Parent of life insurance contracts to provide Parent with funds to honor its monetary obligations under the Put Agreement, and (iii) Distributions made on the Closing Date in connection with the recapitalization of Parent referred to in Section 2.1(D)); provided, however, that Borrower may declare and make Distributions to Parent to enable Parent to pay dividends on the New Preferred Stock if (i) Revolving Credit Availability on the date of such Distribution exceeds $4,000,000 after giving effect to such Distribution, (ii) average Revolving Credit Availability for the three months ending on the date of such Distribution exceeds $4,000,000 after giving effect to such Distribution, (iii) no Event of Default exists either before or after giving effect to such Distribution, (iv) after giving effect to such Distribution, Borrower has Excess Cash Flow of not less than $0.00 for the Applicable Test Period, and (v) Borrower has delivered to Collateral Agent a New Preferred Stock Distribution Compliance Certificate in the form of Exhibit T hereto, demonstrating that the preceding conditions have been met.

     (J) Subsidiaries. Hereafter create or acquire any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary.

     (K) Capital Expenditures. Make Capital Expenditures (including, without limitation, the annual cash payments in respect of Capital Leases incurred during the fiscal year in question, but excluding any expenses incurred by Borrower pursuant to (i) the Environmental Plan which are capitalized or (ii) Permitted Business Acquisitions) which, in the aggregate, as to Borrower and its Subsidiaries, exceed $6,000,000 during any fiscal year of Borrower.

     (L) Business Locations. Transfer its principal place of business or chief executive office, or open new manufacturing plants, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Exhibit D hereto, except upon at least fifteen (15) days prior written notice to Collateral Agent and after the delivery to Collateral Agent of financing statements, if required by Collateral Agent, in form satisfactory to Collateral Agent to perfect or continue the perfection of Collateral Agent's Lien, for the benefit of Lenders.

     (M) Change of Business. Engage in any business other than the business in which any Borrower or any Subsidiary thereof is engaged on the Closing Date and any other reasonably related businesses.

     (N) Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business, (ii) a transfer of Property to Borrower by a Subsidiary, or (iii) other dispositions expressly authorized by this Agreement, including dispositions of Equipment authorized under Section 7.4 hereof.

     (O) Name of Borrower. Use any corporate name (other than its own) or any fictitious name or "d/b/a" except for the names of individual products or product lines and the names disclosed on Exhibit E attached hereto, as supplemented from time to time by Borrower.

     (P) Executive Compensation. Permit the total annual compensation (including, without limitation, salaries, fees, bonuses, commissions and other payments, whether direct or indirect, in money, or otherwise) of Borrower's officers, shareholders and directors to exceed the amounts provided or contemplated by (i) existing written employment agreements, compensation agreements, benefit agreements, non-competition agreements and similar agreements (including, without limitation, the Put Agreement), copies of which have been provided to Lenders, including any revisions thereto considered and approved in the reasonable judgment of the Board of Directors of Borrower from time to time and (ii) other employment, compensation and benefit arrangements, whether written or not, considered and approved in the reasonable judgment of the Board of Directors of Borrower from time to time.

     (Q) Use of Collateral Agent's or a Lender's Name. Without the prior written consent of Collateral Agent or such Lender, use the name of Collateral Agent or a Lender or the name of any Affiliates of Collateral Agent or a Lender in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes.

     (R) Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Collateral Agent shall have received an opinion of counsel satisfactory to Lenders to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G, T, U or X or any other regulation of the Federal Reserve Board then in effect.

     (S) Restricted Investment. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

     (T) Fiscal Year. Change, or permit any Subsidiary to change, its fiscal year, or permit any Subsidiary to have a fiscal year different from that of Borrower.

     (U) Stock of Subsidiary, Etc. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except in connection with a transaction permitted under Section 9.2(A), or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares and
(ii) shares issued to such Subsidiary's parent.

     (V) Leases. Become a lessee under any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other operating leases under which Borrower is then lessee would exceed $6,000,000. The term "Rentals" means, as of the date of determination, all payments characterized as rental expense in the financial statements of Borrower.

     (W) Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary or Parent.

     (X) Mannesmann Renewal Note Payments. Make any payment on the Mannesmann Renewal Note, except interest payments as scheduled in the Mannesmann Renewal Note as in effect on the date hereof to the extent permitted by Section 8 thereof.

     9.3. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Collateral Agent or any Lender, Borrower covenants that, unless otherwise consented to by Lenders in writing, it shall:

     (A) Minimum Adjusted Tangible Net Worth. As of the end of each month during the periods set forth below, maintain, on a Consolidated basis, Adjusted Tangible Net Worth of not less than the amount shown below for each period corresponding thereto:


           PERIOD               AMOUNT
           ------               ------
Closing Date through 7/31/97  $27,500,000
8/1/97 through 7/31/98        $32,500,000
8/1/98 through 7/31/99        $37,500,000
8/1/99 through 7/31/00        $42,500,000
8/1/00 through 7/31/01        $47,500,000
8/1/01 and thereafter         $52,500,000

     (B) Maximum Leverage Ratio. As of the end of each month during the term hereof, maintain, on a Consolidated basis, a ratio of (i) total Indebtedness to
(ii) Adjusted Tangible Net Worth of not more than the ratio shown below for the month corresponding thereto:



           PERIOD               AMOUNT
           ------               ------
Closing Date through 10/31/97  4.00 to 1.0
11/1/97 through 10/31/98       3.25 to 1.0
11/1/98 through 10/31/99       3.00 to 1.0
11/1/99 through 10/31/00       2.50 to 1.0
11/1/00 through 10/31/01       2.25 to 1.0
11/1/01 and thereafter         2.00 to 1.0

     (C) Minimum Adjusted Earnings From Operations. Maintain, on a Consolidated basis, Adjusted Earnings From Operations of not less than the amount set forth below for each Rolling Twelve-Month Period ending during the corresponding periods set forth below:


           PERIOD               AMOUNT
           ------               ------
Closing Date through 12/31/97  $22,500,000
1/1/98 through 12/31/98        $23,500,000
1/1/99 through 12/31/99        $24,500,000
1/1/00 through 12/31/00        $25,500,000
1/1/01 and thereafter          $26,500,000

     (D) Fixed Charge Ratio. Maintain, on a Consolidated basis, a Fixed Charge Ratio for Borrower of not less than the ratio set forth below for each Rolling Twelve-Month Period ending during the corresponding periods set forth below:

           PERIOD                RATIO
           ------                -----
Closing Date through 4/30/97  1.25 to 1.0
5/1/97 through 10/31/97       1.10 to 1.0
11/1/97 through 10/31/99      1.00 to 1.0
11/1/99 through 10/31/00      1.05 to 1.0
11/1/00 and thereafter        1.10 to 1.0

     (E) Current Ratio. As of the end of each month during the term hereof, maintain, on a Consolidated basis, a ratio of Current Assets to Current Liabilities of not less than 1.0 to 1.0.

     (F) Accounts Payable. As of the end of each month during the term hereof, maintain an Accounts Payable Turnover of not more than sixty (60) days.

     (G) Minimum Stockholders' Equity. Maintain, on a Consolidated basis, at all times during the periods set forth below, a sum of (i) Stockholders' equity (as defined in accordance with GAAP) and (ii) Indebtedness ranking junior in right of payment to the Mannesmann Renewal Note, of not less than the amount set forth below during the periods corresponding thereto:


           PERIOD                AMOUNT
           ------                ------
Closing Date through 12/31/97  $27,500,000
1/1/98 and thereafter          $33,000,000

SECTION 10.  CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Collateral Agent and Lenders under the other sections of this Agreement, it is understood and agreed that Lenders shall be under no obligation to make Loans under
Section 2 of this Agreement unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Collateral Agent and its counsel:

     10.1. Documentation.  Collateral Agent shall have received the following:

     (A) certified copies of Borrower's casualty insurance policies, together with endorsements naming Collateral Agent and Lenders as loss payee and as mortgagee pursuant to a standard mortgagee clause, and certified copies of Borrower's liability insurance policies, together with endorsements naming Collateral Agent, for the benefit of Lenders, as co-insureds thereunder;

     (B) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Collateral Agent, for the benefit of Lenders, in the Collateral and evidence that such Liens constitute valid and perfected security interests and that the Liens of Collateral Agent, for the benefit of Lenders, are prior to all other Liens in the Collateral, except for Permitted Liens;

     (C) landlord or warehouseman agreements with respect to all premises leased by Borrower and which are disclosed on Exhibit P attached hereto;

     (D) a copy of the Certificate of Incorporation of Borrower, and all amendments thereto, certified within fifteen (15) days before the Closing Date by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

     (E) a copy of the bylaws of Borrower, and all amendments thereto, certified as of the Closing Date by the Secretary of the Borrower;

     (F) good standing certificates for Borrower, issued within fifteen (15) days before the Closing Date by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

     (G) a closing certificate signed by the Chief Financial Officer of Borrower dated the Closing Date, stating that (i) the representations and warranties set forth in Section 8 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, (iii) on such date no Default or Event of Default has occurred or is continuing and (iv) all conditions contained in
Section 10 hereof have been satisfied;

     (H) a closing certificate signed by the Chief Financial Officer of the Guarantor dated the Closing Date, stating that (i) the representations and warranties set forth in Section 8.1 hereof are true and correct on and as of such date; and (ii) on such date no Default or Event of Default has occurred or is continuing.

     (I) a stock certificate representing 252,000 shares of common stock of Borrower owned by Parent, together with a stock power duly executed in blank;

     (J) this Agreement and the other Loan Documents duly executed and delivered by the parties thereto;

     (K) the favorable, written opinion of Baker & Botts, L.L.P., counsel to Borrower and Guarantor, regarding Borrower, Guarantor, the Loan Documents and the transactions contemplated by the Loan Documents;

     (L) fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Collateral Agent's satisfaction to evidence the form of such policies to be delivered after the Closing Date), or applicable endorsements to policies issued in connection with the Original Loan Agreement, in form and substance reasonably acceptable to Majority Lenders, issued by a title insurance company satisfactory to Collateral Agent, each in an amount equal to not less than the fair market value of the real Property or leasehold interest, as the case may be, subject to the respective Mortgage, insuring the Mortgages, as modified in connection with this Agreement, to create a valid Lien on all real Property and valid Liens on the leasehold interest described therein with no exceptions which Collateral Agent shall not have approved in writing and no survey exceptions;

     (M) a survey with respect to each parcel of real Property comprising a part of the Collateral, which survey shall indicate the following: (i) an accurate metes and bounds or lot, block and parcel description of such Property; (ii) the correct location of all building, structures and other improvements on such Property, including, without limitation, all streets, easements, rights of way and utility lines; (iii) the location of ingress and egress from such Property, and the location of any setback or other building lines affecting such Property; and (iv) a certification by a registered land surveyor, certifying to the accuracy and completeness of such survey and to such other matters relating to such real Property and survey as Collateral Agent shall require;

     (N) written instructions from Borrower directing the application of proceeds of the initial Loan made pursuant to this Agreement;

     (O) a duly executed agreement establishing the Dominion Account with a financial institution acceptable to Collateral Agent for the collection or servicing of the Accounts;

     (P) Phase I and Phase II hazardous waste and environmental audits, upon which Lenders are expressly entitled to rely, from Blasland, Bouck & Lee Engineers, P.C., or other firm satisfactory to Lenders, stating such firm's
(i) opinion as to Borrower's compliance with all Environmental Laws with respect to all of Borrower's real Property, and (ii) estimation of costs required to place Borrower in compliance with all Environmental Laws with respect to all of Borrowers' real Property, together with a detailed plan prepared by Borrower and acceptable to Lenders addressing the manner in which Borrower intends to rectify any noncompliance with Environmental Laws identified by such firm (the "Environmental Plan");

     (Q) the Mannesmann Note shall have been amended, modified, extended and/or restated on terms satisfactory to Lenders and their counsel, in their sole discretion;

     (R) ratifications of subordination agreements executed by Mannesmann, in form and substance satisfactory to Lenders and their counsel, evidencing that the Mortgages, as modified in connection with this Agreement, continue to constitute first priority liens on the real Property covered by the Mannesmann Mortgages;

     (S) such certificates and documents reflecting that the Borrower is and will be Solvent, after giving effect to the transactions contemplated by this Agreement, as Majority Lenders shall find acceptable, including, without limitation, pro forma balance sheets, forecasted financial statements consisting of balance sheets, income statements and cash flow statements for Borrower covering at least the four-year period commencing on the Closing Date, prepared by Borrower showing that it is Solvent; and

     (U) a modification of each Mortgage in form and substance satisfactory to Lenders reflecting the transactions contemplated hereby; and

     (T) such other documents and information as Collateral Agent or Lenders shall reasonably request.

     10.2. Other Conditions. The following conditions have been and shall continue to be satisfied:

     (A) no Default or Event of Default shall exist;

     (B) since October 26, l996, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower;

     (C) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in Lenders' reasonable judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents;

     (D) Borrower shall have paid all expenses of Collateral Agent and each Lender pursuant to any invoices presented to Borrower related to the negotiation, preparation and execution of the Loan Documents, including, without limitation, attorneys' fees;

     (E) All representations and warranties made by Borrower to Collateral Agent and/or Lenders in the Loan Documents shall be true and correct in all material respects as if made on the date of the request for a Borrowing hereunder, except for changes in Borrower's business or operations that would render the information inaccurate or incomplete, so long as Majority Lenders have consented to such changes or such changes are not prohibited by this Agreement and have been reported by Borrower;

     (F) After giving effect to the Transaction, the Borrowing Base shall exceed the amount of Revolving Loans to be made on the Closing Date by at least $3,000,000, and Borrower shall have provided a Funding Date Borrowing Base Certificate in the form of Exhibit S attached hereto to the foregoing effect;

     (G) Borrower shall have paid to Lenders the first installment of the annual administrative fee required by Section 3.2(D) of this Agreement; and

     (H) Borrower shall have paid to Lenders the closing fee required by
Section 3.2(A) of this Agreement.

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     11.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (A) Payment of Notes. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on any Note.

     (B) Payment of Other Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

     (C) Misrepresentations. Any warranty, representation, or other statement made or furnished to Collateral Agent and/or Lenders by or on behalf of Borrower or Guarantor or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished and the result thereof causes a Material Adverse Effect.

     (D) Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 4.3, 4.4, 4.5, 4.6, 5.2, 5.4(B), 9.1(A), 9.1(F), 9.1(J), 9.1(O), 9.2 or 9.3 of this Agreement or (ii)
any other covenant, term, condition or agreement contained in this Agreement or any other Loan Document (other than a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this Section 11.1) and the breach of such other covenant, term, condition or agreement is not cured to Lenders' satisfaction within 30 days after the sooner to occur of Borrower's receipt of notice of such breach from Collateral Agent on behalf of Lenders or the date on which such failure or neglect becomes known to any officer of Borrower.

     (E) Other Defaults. There shall occur any default or event of default on the part of Borrower (including specifically, but without limitation, due to nonpayment) under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness for Money Borrowed (other than the Obligations) having a principal amount individually or in the aggregate in excess of $250,000, if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

     (F) Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of Borrower or Guarantor and Majority Lenders have provided written notice thereof to Borrower.

     (G) Insolvency, etc. Borrower or Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or Guarantor under the Bankruptcy Code (if against Borrower or Guarantor, the continuation of such proceeding for more than 60 days), or Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

     (H) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower suffers the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower is enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property is canceled or terminated prior to the expiration of its stated term and is not replaced by a comparable Lease or agreement within thirty (30) days after such cancellation or termination; or any part of the Collateral is taken through condemnation or the value of such Property is impaired through condemnation and any loss resulting from such taking or impairment is not fully covered by insurance.

     (I) Change of Ownership. Parent shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of Borrower.

     (J) ERISA. A Reportable Event shall occur which Lenders shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multi-Employer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

     (K) Litigation. Borrower or Guarantor, or any Affiliate of either, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Collateral Agent, for the benefit of Lenders.

     (L) Repudiation of or Default Under Guaranty Agreement. Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by Guarantor, or shall repudiate Guarantor's liability thereunder or shall be in default under the terms thereof.

     (M) Criminal Forfeiture. Borrower or Guarantor shall be convicted under any criminal law that could lead to a forfeiture of any Property of Borrower or any Guarantor.

     (N) Judgments. Any money judgment in excess of $500,000, or any writ of attachment or similar process is entered or filed against Borrower or any of its Property and results in the creation or imposition of any Lien securing an amount in excess of $500,000 that is not a Permitted Lien.

     (O) Environmental Matters. Borrower shall (a)(i) become obligated to pay in excess of $1,500,000 for damages, costs or remedial actions arising from Borrower's compliance with the Environmental Plan, and (ii) fail to secure adequate financing from Persons other than Lenders to pay for all such excess damages, costs or remedial actions, or (b) fail to comply with any material portion of the Environmental Plan.

     (P) Change of Ownership of Parent. (i) CitiVent and its affiliates shall at any time in the aggregate own, directly or indirectly less than eighty percent (80%) of the outstanding common stock of Parent owned by CitiVent and its Affiliates, in the aggregate, on the Closing Date, or (ii) Parent issues or sells its capital stock to any Person other than CitiVent or its Affiliates resulting in the ownership by such Person of more than fifty percent (50%) of the outstanding capital stock of Parent, determined on the basis of either economic interest or voting power.

     11.2. Acceleration of the Obligations. Without in any way limiting the right of Collateral Agent and/or Lenders to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.5(C) and Section 3.5(D) hereof, upon and at any time after the occurrence of an Event of Default (other than an Event of Default under Section 11.1(G) hereof), all or any portion of the Obligations due or to become due from Borrower to Collateral Agent and/or any Lender shall, at Majority Lenders' option (or in the case of an Event of Default under Section 11.1(G) hereof, immediately upon the occurrence thereof), become at once due and payable without presentment, demand, protest, notice of dishonor, notice of default, notice of intent to accelerate, notice of acceleration, or any other notice whatsoever, and Borrower shall forthwith pay to Collateral Agent, for the account of Lenders, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations thereto. If, prior to the time that Collateral Agent, on behalf of Lenders, shall have commenced to exercise remedies under Section 11.3 hereof, all Events of Default that existed by reason of Borrower's failure to comply with any of the provisions hereof would cease to exist if measured at a later date by reason of Borrower then being in compliance with such provisions (e.g., the example set forth in the last sentence of Section 3.1(B) hereof) such Events of Default shall be deemed cured for all purposes of this Agreement and any acceleration of the Obligations shall be rescinded.

     11.3. Remedies. Upon and after the occurrence of an Event of Default, Collateral Agent on behalf of Lenders shall have and may exercise from time to time the following rights and remedies:

     (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Collateral Agent or any

Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

     (B) The right to take immediate possession of the Collateral, and (i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Collateral Agent at a place designated by Collateral Agent which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Collateral Agent for storage thereof).

     (C) The right to sell or otherwise dispose of all or any Inventory or Equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Collateral Agent, in its discretion, may deem advisable. Borrower agrees that ten days written notice to Borrower of any public or private sale or other disposition of any Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Collateral Agent may designate in said notice. Collateral Agent shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Collateral Agent shall have the right to sell, lease or otherwise dispose of any Collateral, or any part thereof, for cash, credit or any combination thereof, and Collateral Agent or any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set-off the amount of such price against the Obligations.

     (D) Collateral Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Collateral Agent's and Lenders' benefit.

     (E) The proceeds realized from the sale of any Collateral may be applied, after allowing two Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Collateral Agent in collecting the Obligations, in enforcing Collateral Agent's and Lenders' rights under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any of the Collateral; second, to interest due upon any of the Obligations; third, to the principal of the Obligations; and fourth, any surplus of such proceeds shall be paid over to Borrower to the extent permitted by applicable law. If any deficiency shall arise, Borrower and Guarantor shall remain jointly and severally liable to Collateral Agent and Lenders therefor.

     (F) With respect to the undrawn portion of all Letters of Credit issued and then outstanding, Collateral Agent may, at its option, require Borrower to deposit with Collateral Agent funds equal to such face amount, and if Borrower fails to promptly make such deposit,

Collateral Agent may advance such amount as a Revolving Credit Loan. Any such deposit or advance shall be held by Collateral Agent as a reserve to fund future drawings against such Letters of Credit. At such time as all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or to the extent all Obligations have been indefeasibly paid in full, returned to Borrower.

     11.4. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Collateral Agent and/or any Lender or contained in any other agreement between Borrower, Collateral Agent and/or any Lender heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Collateral Agent or any Lender to exercise or enforce any rights, Liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations shall have been fully satisfied. All Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

SECTION 12.  THE COLLATERAL AGENT

     12.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Collateral Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto. With respect to its Commitment, the Advances made by it, and the Notes issued to it, Collateral Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Collateral Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Collateral Agent in its capacity as a Lender. The Collateral Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower and its Affiliates, and any Person which may do business with Borrower or its Affiliates, all as if Collateral Agent were not Collateral Agent hereunder and without any duty to account therefor to Lenders.

     12.2. Note Holders. Collateral Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to Collateral Agent.

     12.3. Consultation with Counsel. Lenders agree that Collateral Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the reasonable advice of such counsel.

     12.4. Documents. Collateral Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Collateral Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

     12.5. Resignation or Removal of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving written notice thereof to Lenders and Borrower and the Collateral Agent may be removed at any time with or without cause by any number of Lenders whose Total Commitment Percentages total at least fifty-one percent (51%). Upon any such resignation or removal, Lenders shall have the right to appoint a successor Collateral Agent reasonably acceptable to Borrower. If no successor Collateral Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Collateral Agent's giving of notice of resignation or Lenders' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent reasonably acceptable to Borrower. Upon the acceptance by any Person of any appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

     12.6. Responsibility of Collateral Agent. It is expressly understood and agreed that the obligations of Collateral Agent under the Loan Documents are only those expressly set forth in the Loan Documents and that Collateral Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Collateral Agent has actual knowledge of such fact or has received notice from Borrower or a Lender that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Collateral Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. Collateral Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or discretion, or which may seem to it to be necessary or desirable in the premises.

     Collateral Agent shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any document referred to or provided for herein or for any failure by Borrower to perform any of its obligations hereunder. Collateral Agent may employ agents and attorneys-in-fact and shall not



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





be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     The relationship between Collateral Agent and each of the Lenders is only that of agent and principal and has no fiduciary aspects. Nothing in this Agreement or elsewhere contained shall be construed to impose on Collateral Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, Collateral Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for Borrower. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Lenders and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that Collateral Agent shall not be required to take any action which exposes Collateral Agent to personal liability or which is contrary to this Agreement or applicable law.

     12.7. Notices of Event of Default. In the event that Collateral Agent shall have acquired actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, Collateral Agent shall promptly give notice thereof to the Lenders.

     12.8. Independent Investigation. Each of the Lenders severally represents and warrants to Collateral Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrower in connection with the making and continuation of its participation in the Loans hereunder and has not relied exclusively on any information provided to such Lender by Collateral Agent in connection herewith, and each Lender represents, warrants and undertakes to Collateral Agent that it shall continue to make its own independent appraisal of the creditworthiness of Borrower while the Loans are outstanding or its Commitment hereunder is in force.

     12.9. INDEMNIFICATION. LENDERS AGREE TO INDEMNIFY COLLATERAL AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER), RATABLY ACCORDING TO THEIR TOTAL COMMITMENT PERCENTAGES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST COLLATERAL AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY COLLATERAL AGENT UNDER THE LOAN DOCUMENTS, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES,




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





PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM COLLATERAL AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     12.10. Benefit of Section 12. The agreements contained in Section 12 hereof are solely for the benefit of Collateral Agent and Lenders, and are not for the benefit of, or to be relied upon by, Borrower, or any third party.

SECTION 13.  MISCELLANEOUS

     13.1. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Collateral Agent (and all Persons designated by Collateral Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Collateral Agent, or Collateral Agent's agent, may, without notice to Borrower and in either Borrower's or Collateral Agent's name, but at the cost and expense of Borrower:

     (A) At such time or times upon or after the occurrence and during the continuance of an Event of Default, Collateral Agent or its agent may endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Collateral Agent or any Lender or under Collateral Agent's or any Lenders' control; and

     (B) At such time or times upon or after the occurrence and during the continuance of an Event of Default as Collateral Agent or its agent may determine: (i) demand and enforce payment of the Accounts by legal proceedings or otherwise and exercise generally all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (iv) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Collateral Agent may designate; (v) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lenders on account of the Obligations; (vi) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral;
(vii) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (viii) make and adjust claims under policies of insurance; and (ix) do all other acts and things necessary, in Collateral Agent's determination, to fulfill Borrower's obligations under this Agreement.

     13.2. INDEMNITY. BORROWER HEREBY AGREES TO INDEMNIFY COLLATERAL AGENT AND LENDERS AND HOLD COLLATERAL AGENT AND





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





LENDERS HARMLESS FROM AND AGAINST ANY LIABILITY, LOSS, DAMAGE, SUIT, ACTION OR PROCEEDING EVER SUFFERED OR INCURRED BY COLLATERAL AGENT OR ANY LENDER AS THE RESULT OF BORROWER'S FAILURE TO OBSERVE, PERFORM OR DISCHARGE BORROWER'S DUTIES HEREUNDER EXCEPT WHERE SUCH FAILURE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON INDEMNIFIED HEREUNDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST COLLATERAL AGENT OR ANY LENDER BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF BORROWER'S OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO THE MANUFACTURE, PROCESSING, DISTRIBUTION, USE, TREATMENT, HANDLING, STORAGE, DISPOSAL OR TRANSPORTATION OF ANY HAZARDOUS WASTE ON, TO OR FROM ANY OF BORROWER'S PROPERTIES OR BY REASON OF THE PRESENCE OR RELEASE OF ANY HAZARDOUS WASTE ON OR FROM ANY OF BORROWER'S PROPERTIES. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS AGREEMENT, THE OBLIGATION OF BORROWER UNDER THIS SECTION 13.2 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

     13.3. Modification of Agreement. All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and concurred in by Majority Lenders, and then shall be effective only in the specific instance and for the purpose for which given.

     13.4. Reimbursement of Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Collateral Agent or Lenders employ counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents (other than in connection with the sale or attempted sale of any interest herein to a Participating Lender); (B) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Collateral Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs (other than any litigation, contest, dispute, suit, proceeding or action initiated by any Lender against any other Lender); (C) any attempt to enforce any rights of Collateral Agent, any Lender or any Participating Lender against Borrower or any other Person which may be obligated to Collateral Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (D) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the reasonable attorneys' fees arising from such services and all out-of-pocket expenses, costs, charges and other fees of such counsel or of Collateral Agent or relating to any of the events or actions described in this Section 13.4 shall be due and payable, on demand, by





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





Borrower to Collateral Agent, such Lender or such Participating Lender, as the case may be, and shall be additional Obligations hereunder secured by the Collateral; provided, however, that Lenders may retain the services of only one law firm for each of the events or actions described in this Section 13.4. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; and expenses for out-of-town travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Collateral Agent or any Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Collateral Agent and/or Lenders harmless from and against liability in connection therewith.

     13.5. Indulgences Not Waivers. Collateral Agent's and Lenders' failure, at any time or times hereafter, to require strict performance by Borrower of any provision of the Loan Documents shall not waive, affect or diminish any right of Collateral Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Collateral Agent or Lenders of an Event of Default by Borrower under any Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under any Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in any Loan Documents and no Event of Default by Borrower under any Loan Documents shall be deemed to have been suspended or waived by Collateral Agent and/or Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Collateral Agent and directed to Borrower.

     13.6. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.7. Successors and Assigns; Participations by Lenders. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower, Collateral Agent and Lenders; provided, however, that Borrower may not sell, assign or transfer any interest in the Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Any purported assignment by Borrower in violation of this Section
13.7 shall be void, without Collateral Agent's prior written consent. Borrower hereby consents to Collateral Agent's and/or Lenders' participation, sale, assignment, transfer or any other disposition, at any




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





time or times hereafter, of the Loan Documents or any Obligations held by such Person, or of any portion thereof, including, without limitation, Collateral Agent's and Lenders' rights, title, interests, remedies, powers, and duties hereunder or thereunder; provided, however, any such participant, purchaser, assignee or transferee (a "Successor Lender" or a "Successor Collateral Agent"), other than a purchaser, assignee or transferee of one hundred percent (l00%) of the interest hereunder of Fleet or Transamerica, shall be reasonably acceptable to Borrower. The participating, selling, assigning or transferring Lender or Collateral Agent shall promptly notify Borrower in writing of the proposed Successor Lender or Successor Collateral Agent and within ten (10) days of Borrower's receipt thereof, Borrower shall notify such Lender or Collateral Agent in writing of any reason(s) it disapproves of such Successor Lender or Successor Collateral Agent. Borrower shall be deemed to have approved of such Successor Lender or Successor Collateral Agent in the event it fails to so respond within such five (5) day period. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were the original "Collateral Agent" or "Lender" (as the case may be) hereunder and such Collateral Agent or Lender (as the case may be) shall be relieved of all obligations hereunder upon any such assignment. In the case of a participation, each Participating Lender shall be entitled to receive all information received by Lenders regarding the creditworthiness of Borrower, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether such Participating Lender is subject to the circular or not). All costs incurred by a Lender in connection with the sale or attempted sale of any interest herein to a Participating Lender shall be paid by such Lender and not by Borrower.

     13.8. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.5 of this Agreement and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the Other Agreements or the Security Documents, the provision contained in this Agreement shall govern and control.

     13.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     13.10. Notice. Except as otherwise expressly provided herein, all notices, requests and demands to or upon a party hereto shall be in writing, and shall be deemed to have been validly served, given or delivered (A) if sent by certified or registered mail against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or, if earlier, when delivered against receipt, (B) if sent by telegraphic notice, when delivered to the telegraph company, or (C) if sent by any other method, upon actual delivery, in each case addressed as follows:




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




       If to Collateral Agent:  Fleet Capital Corporation
                                2711 North Haskell
                                Suite 2100, LB 21
                                Dallas, Texas 75204
                                Attention:  Loan Administration
                                          Manager

       w/ a courtesy copy to:   Hughes & Luce, L.L.P.
                                1717 Main Street, Suite 2800
                                Dallas, Texas 75201
                                Attention:  Larry A. Makel

       If to Borrower:          MMI Products, Inc.
                                515 W. Greens Road, Suite 710
                                Houston, Texas 77067
                                Attention:  President

       w/a courtesy copy to:    Baker & Botts, L.L.P.
                                2001 Ross Avenue, Suite 700
                                Dallas, Texas  75201
                                Attention:  Michael A. Saslaw, Esq.

       If to Lenders:           Fleet Capital Corporation
                                2711 North Haskell
                                Suite 2100, LB 21
                                Dallas, Texas 75204
                                Attention:  Loan Administration
                                            Manager

                                Transamerica Business Credit Corporation
                                Two Ravinia Road, Suite 700
                                Atlanta, Georgia  30346
                                Attention:  T.W. Harris


or to such other address as each party may designate for itself by like notice given in accordance with this Section 13.10; provided, however, that any notice, request or demand to or upon Collateral Agent pursuant to Section 2.4 and Section 3.4 shall not be effective until received by Collateral Agent.

     13.11. Collateral Agent's or Lenders' Consent. Whenever Collateral Agent's or Lenders' consent is required to be obtained under any Loan Documents as a condition to any action, inaction, condition or event, Collateral Agent or Lenders shall be authorized to give or withhold such consent in its sole and absolute discretion (unless otherwise expressly provided herein) and



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





to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     13.12. Time of Essence. Time is of the essence with respect to each of the Loan Documents and payment and performance of the obligations thereunder.

     13.13. Entire Agreement. The Loan Documents embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     13.14. Interpretation. No provision in any of the Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

     13.15. Nonapplicability of Article 5069-15.01 et seq. Borrower and Lenders hereby agree that, except for Section 15.10(b) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 et seq. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Loan Documents.

     13.16. No Preservation or Marshaling. Borrower agrees that neither Collateral Agent nor any Lender shall have any obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

     13.17. GOVERNING LAW; CONSENT TO FORUM. THE LOAN DOCUMENTS HAVE BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF COLLATERAL AGENT'S AND LENDERS' LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF COLLATERAL AGENT'S AND LENDERS' OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, COLLATERAL AGENT OR ANY LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS, TEXAS, OR, AT COLLATERAL AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND COLLATERAL AGENT OR ANY LENDER PERTAINING TO THE LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED THERETO. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO

SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENT AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF COLLATERAL AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY COLLATERAL AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     13.18. WAIVERS BY BORROWER. BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH COLLATERAL AGENT AND LENDERS HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (B) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, INTENT TO ACCELERATE, ACCELERATION, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY COLLATERAL AGENT AND LENDERS ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER COLLATERAL AGENT OR ANY LENDER MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING COLLATERAL AGENT OR ANY LENDER TO EXERCISE ANY OF COLLATERAL AGENT'S OR LENDERS' REMEDIES; (D) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (E) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE COLLATERAL AGENT AND/OR ANY LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER IS USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING COLLATERAL AGENT AND

LENDERS FROM ANY LOSS OR DAMAGE WHICH ANY OF THEM MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY COLLATERAL AGENT OR ANY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND
(F) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO COLLATERAL AGENT'S AND LENDERS' ENTERING INTO THIS AGREEMENT AND THAT COLLATERAL AGENT AND LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     13.19. WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF EACH BORROWER'S OWN SELECTION, EACH BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. EACH BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT SUCH BORROWER (A) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (B) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                       BORROWER HAS READ AND UNDERSTANDS

                      SECTION 13.19:      RNT  (INITIALS)


     13.20. ORAL AGREEMENTS INEFFECTIVE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     13.21. RELEASE. BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE ORIGINAL AGREEMENT AND THE OTHER ORIGINAL AGREEMENTS AND THE PERFORMANCE OF ITS OBLIGATIONS THEREUNDER, OR (B) IF IT HAS ANY SUCH CLAIMS, COUNTERCLAIMS, OFFSETS, CREDITS OR DEFENSES TO THE ORIGINAL LOAN DOCUMENTS AND/OR ANY TRANSACTION RELATED TO THE ORIGINAL LOAN DOCUMENTS, SAME ARE HEREBY WAIVED, RELINQUISHED AND RELEASED

IN CONSIDERATION OF EACH LENDER'S EXECUTION AND DELIVERY OF THIS AGREEMENT.

     13.22 AMENDMENT, RESTATEMENT, RENEWAL AND EXTENSION. THIS AGREEMENT IS GIVEN IN AMENDMENT, RESTATEMENT, RENEWAL AND EXTENSION (BUT NOT IN NOTATION) OF THE ORIGINAL LOAN AGREEMENT AND THE OTHER ORIGINAL AGREEMENTS. BORROWER HEREBY AGREES THAT, WITH RESPECT TO MATTERS RELATING TO THE PERIOD PRIOR TO THE DATE HEREOF, ALL PROVISIONS OF THE ORIGINAL LOAN AGREEMENT AND THE OTHER ORIGINAL AGREEMENTS ARE HEREBY RATIFIED AND CONFIRMED AND SHALL REMAIN IN FULL FORCE AND EFFECT.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning hereof.

                                        BORROWER

                                        MMI PRODUCTS, INC.


                                        By:  /s/ ROBERT N. TENCZAR
                                             ---------------------------------
                                             Robert N. Tenczar,
                                             Chief Financial Officer

                                        COLLATERAL AGENT

                                        FLEET CAPITAL CORPORATION
                                        as Collateral Agent


                                        By:  /s/ JOY L. BARTHOLOMEW
                                             ---------------------------------
                                             Joy L. Bartholomew,
                                             Vice President


TOTAL COMMITMENT
PERCENTAGE ON CLOSING DATE              LENDERS


            50%                         FLEET CAPITAL CORPORATION


                                        By:  /s/ JOY L. BARTHOLOMEW
                                             ---------------------------------
                                             Joy L. Bartholomew,
                                             Vice President

            50%                         TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION


                                        By:  /s/ JEFFREY S. CARBERY
                                             ---------------------------------
                                             Jeffrey S. Carbery,
                                             Senior Account Executive

AGGREGATE TOTAL
COMMITMENT PERCENTAGES: 100%

Exhibits


A -  Mortgaged Properties
B -  Form of Revolving Credit Note
C -  Form of Term Note
D -  Borrower's Business Locations
E -  Corporate Names
F -  Patent, Trademarks, Copyrights & License
G -  Capital Structure
H -  Contracts Restricting Borrower's Right to Incur Debt
I -  Litigation
J -  Pension Plans
K -  Labor Contracts
L -  Capital Leases
M -  Operating Leases
N -  Permitted Liens
O -  Form of Monthly Compliance Certificate
P -  Property Subject to Landlord or Warehouseman Agreements
Q -  Defaults
R -  Indebtedness
S -  Funding Date Borrowing Base Certificate
T -  Form of New Preferred Stock Distribution Compliance Certificate
U -  Form of Eurodollar Borrowing Notice

                                  EXHIBIT A

                             MORTGAGED PROPERTY



1.       12482 E. Putnam, Whittier, Los Angeles County, California

2.       3050 Melson, Jacksonville, Duval County, Florida

3.       5110 Santa Fe Road, Tampa, Hillsborough County, Florida

4.       71347 County Rd. #23, New Paris, Elkhart County, Indiana

5.       Fowler Street Extension, Westfield, Hampden County, Massachusetts

6.       Fanjoy Rd., Route 15, Box 194, Statesville, Iredell County, North
         Carolina

7.       6931 Clinton Dr., Houston, Harris County, Texas

8.       4901 Langley Rd., Houston, Harris County, Texas

9.       7000 Will Rogers Blvd., Fort Worth, Tarrant County, Texas

10.      300 N. Industrial Park Rd., Harrison, Boone County, Arkansas

11.      8203 Fischer Road, Baltimore, Baltimore County, Maryland

12.      1314 31st Street, Tampa, Hillsborough County, Florida

                                   EXHIBIT B

                  AMENDED AND RESTATED SECURED PROMISSORY NOTE
                           (REVOLVING - ___________)


$24,250,000                                                    December __, 1996
                                                                   Dallas, Texas


         For value received, the undersigned ("Borrower"), hereby promises to pay to the order of _________________________, a ______________ corporation,
("Payee"), on or before the last day of the Original Term (as defined in the Loan Agreement referred to below), the lesser of (i) TWENTY FOUR MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($24,250,000) or (ii) the unpaid principal amount of all advances made by Payee to Borrower as "Revolving Credit Loans" under the Loan Agreement referred to below.

         Borrower also promises to pay interest on the unpaid principal amount of this Note at the rates and at the times which shall be determined in accordance with the provisions of the Amended and Restated Loan and Security Agreement dated as of December 13, 1996, by and among Borrower, Payee and the other "Lenders" and the "Collateral Agent" identified therein (said agreement, as it may hereinafter be amended, restated, supplemented or otherwise modified from time to time, being herein called the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

         This Note is one of the "Revolving Credit Notes" issued pursuant to
Section 2.1 of, and is entitled to the benefits of, and subject to the provisions of, the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which Revolving Credit Loans evidenced hereby are made and are to be repaid.

         All payments of principal and interest due in respect of this Note shall be made without deduction, defense, set off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to Payee by wire transfer to Collateral Agent's account, ABA No. ______________, Account No. ______________, at ________________________, Reference:
"___________________________," or at such other place as shall be designated by notice for such purpose in accordance with the terms of the Loan Agreement.

         No agreements, conditions, provisions or stipulations contained in this Note or any other Loan Documents or any other instrument, document or agreement between Borrower, Collateral Agent and/or any Lender, or default of Borrower, or the exercise by Lenders of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in any Loan Documents or any other agreement between Borrower, Collateral Agent and/or any Lender, or the arising of any contingency whatsoever, shall entitle Collateral Agent or any Lender to contract for, charge or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such contract, charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Collateral Agent and/or any Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Note, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Collateral Agent and/or any Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Collateral Agent and/or any Lender, all interest at any time contracted for, charged or received by Collateral Agent and/or any Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note.

         Payee and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Borrower with respect to payments of principal or interest on this Note.

         This Note is subject to mandatory and voluntary prepayment by Borrower as provided in the Loan Agreement.

         THE LOAN AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

         Borrower promises to pay pursuant to Section 13.4 of the Loan Agreement all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of the Note. Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind, including, without limitation, notices of default, intent to accelerate and acceleration (except such notices as may be required under the Loan Agreement).

         This Note is given in increase, renewal, extension and modification (and not in extinguishment or novation) of that certain Amended and Restated Secured Promissory Note, in the stated principal sum of $24,250,000, dated March 31, 1995, executed by Borrower and payable to the order of ___________________, which note was given in increase,, renewal, extension and modification (and not in extinguishment or novation) of that certain Secured Promissory Note, in the stated principal sum of $19,500,000, dated August 20, 1992, executed by Borrower and Anchor Die Cast, Inc., a Delaware corporation, and payable to the order of _________________________________.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

                                        MMI PRODUCTS, INC.


                                        By:
                                        Name:
                                        Title:

                                   EXHIBIT C

                        FORM OF SECURED PROMISSORY NOTE
                               (TERM - ________)


$6,000,000                                                  December _____, 1996
                                                                   Dallas, Texas


         For value received, the undersigned ( "Borrower"), hereby promises to pay to the order of ______________________________, ("Payee"), on or before the last day of the Original Term (as defined in the Loan Agreement referred to below), the lesser of (i) SIX MILLION AND NO/100 DOLLARS ($6,000,000) or (ii) the unpaid principal amount of all advances made by Payee to Borrower as a portion of the "Term Loan" under the Loan Agreement referred to below.

         Borrower also promises to pay interest on the unpaid principal amount of this Note at the rates and at the times which shall be determined in accordance with the provisions of the Amended and Restated Loan and Security Agreement dated as of the date hereof, by and among Borrower, Payee and the other "Lenders" and the "Collateral Agent" identified therein (said agreement, as it may hereinafter be amended, restated, supplemented or otherwise modified from time to time, being herein called the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

         Borrower shall make principal payments on this Note on such dates as required pursuant to the terms of the Loan Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance on this note, together with accrued unpaid interest thereon.

         This Note is one of the "Term Notes" issued pursuant to Section 2.2 of, and is entitled to the benefits of, and is subject to the provisions of, the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan, a portion of which is evidenced hereby, is to be made and is to be repaid.

         All payments of principal and interest due in respect of this Note shall be made without deduction, defense, set off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to Payee by wire transfer to Collateral Agent's account, ABA No. __________, Account No. __________, at __________________, Reference:
"___________________________________", or at such other place as shall be designated by notice for such purpose in accordance with the terms of the Loan Agreement.

         No agreements, conditions, provisions or stipulations contained in this Note or any other Loan Documents or any other instrument, document or agreement between Borrower, Collateral Agent and/or any Lender, or default of Borrower, or the exercise by Lenders of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in any Loan Documents or any other agreement between Borrower, Collateral Agent and/or any Lender, or the arising of any contingency whatsoever, shall entitle Collateral Agent or any Lender to contract for, charge or receive, in any event, interest exceeding the Maximum Legal Rate. In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such contract, charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Collateral Agent and/or any Lender shall be applied, first, to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Base Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Note, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Collateral Agent and/or any Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Collateral Agent and/or any Lender, all interest at any time contracted for, charged or received by Collateral Agent and/or any Lender in connection with this Agreement shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note.

         Payee and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Borrower with respect to payments of principal or interest on this Note.

         This Note is subject to mandatory and voluntary prepayment by Borrower as provided in the Loan Agreement.

         THE LOAN AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

         Borrower promises to pay pursuant to Section 13.4 of the Loan Agreement all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of the Note. Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind, including, without limitation, notices of default, intent to accelerate and acceleration (except such notices as may be required under the Loan Agreement).

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

                                        MMI PRODUCTS, INC.



                                        By:
                                        Name:
                                        Title:

                                   EXHIBIT D

                         BORROWER'S BUSINESS LOCATIONS


(1) Borrower currently has the following business locations, and no others:

         Owned business locations:

         (a)     12482 E. Putnam, Whittier, Los Angeles County, California

         (b)     3050 Melson, Jacksonville, Duval County, Florida

         (c)     5110 Santa Fe Road, Tampa, Hillsborough County, Florida

         (d)     71347 County Road #23, New Paris, Elkhart County, Indiana

         (e)     24 Fowler Street Extension, Westfield, Hampden County,
                 Massachusetts

         (f)     165 Fanjoy Road, Statesville, Iredell County, North Carolina

         (g)     7000 Will Rogers Boulevard, Fort Worth, Tarrant County, Texas

         (h) 6933 Clinton Drive (a/k/a 1520 Lathrop Street), Houston, Harris County, Texas

         (i)     4901 Langley Road, Houston, Harris County, Texas

         (j)     300 North Industrial Park Road, Harrison, Boone County,
                 Arkansas

         (k)     8203 Fischer Road, Baltimore, Baltimore County, Maryland

         (l)     1314 31st Street, Tampa, Hillsborough County, Florida

         Leased business locations:

         (m)     4200 Jefferson Avenue, Birmingham, Jefferson County, Alabama

         (n)     6466 Mission Boulevard, Riverside, Riverside County,
                 California

         (o)     5454 North Washington, Building B, Denver, Adams County,
                 Colorado

         (p)     3300 SW 50th Avenue, Davie, Broward County, Florida

         (q)     87 Royal Drive, Forest Park, Clayton County, Georgia

         (r)     2995 E. Ponce De Leon Avenue, Decatur, DeKalb County, Georgia

         (s)     4249 Michoud Boulevard, New Orleans, Orleans Parish.
                 Louisiana

         (t)     4120 Poche Court West, New Orleans, Orleans Parish, Louisiana

         (u)     5140 Lawrence Place, Hyattsville, Prince George's County,
                 Maryland

         (v)     6575 Rorniss Court, Berkeley, St. Louis County, Missouri

         (w)     19-26 Steinway Street, Long Island, Queens County, New York

         (x)     4030 Halifax, Dallas, Dallas County, Texas

         (y)     515 West Greens Road, Suite 710, Houston, Harris County, Texas

         (z)     8192 Newington Road, Newington, Fairfax County, Virginia

         (aa)    7601 Compton Street, Richmond, Henrico County, Virginia

         (bb)    2102 South 109th Street, Tacoma, Pierce County, Washington

         (cc)    3330 Service Street, Charlotte, Mecklenburg County, North
                 Carolina

         (dd)    1101 Pasture Lane, Columbia, Richland County, South Carolina

         (ee)    1079 East 5th Avenue, Columbus, Franklin County, Ohio

         (ff)    6701 Bluff Road, Indianapolis, Marion County, Indiana

         (gg)    5918-1 Lane Circle South, Jacksonville, Duval County, Florida

         (hh)    3915 Fuller Avenue, Kansas City, Jackson County, Missouri

         (ii)    300 Alba Boulevard, Lawrenceville, Gwinnett County, Georgia

         (jj)    1203 Outer Loop, Louisville, Jefferson County, Kentucky

         (kk)    3564 Dickerson Road, Nashville, Davidson County, Tennessee

         (ll)    12137 Prospect Road, Strongsville, Cuyahoga County, Ohio

         (mm)    3611 East La Palma Avenue.  Anaheim.  Orange County,
                 California

         (nn)    700 North Wolf Road, Wheeling, Cook County, Illinois

         (oo)    800 Whitney Street, Brighton, Livingston County, Michigan

         (pp)    2950 West 167th Street, Markham, Cook County, Illinois

         (qq)    6194 North Sherman, Milwaukee, Milwaukee County, Wisconsin

         (rr)    4105 85th Avenue North, Brooklyn Park, Hennepin County,
                 Minnesota

         (ss)    5170 Northwest Beaver, Johnston, Polk County, Iowa

         (tt)    4000 River Road, Tonawanda, Erie County, New York

         (uu)    1360 River Avenue, Pittsburgh, Allegheny County, Pennsylvania

         (vv)    6512 Mt. Herman Road, Durham, Wake County, North Carolina

         (ww)    2014 South Brazos, San Antonio, Bexar County, Texas

         (xx)    131 Stover Drive, Carlisle, Cumberland County, Pennsylvania

         (yy)    Road 869, Building 15, Barrio Palmas, Catano, Puerto Rico

         (zz)    3740 West Van Buren, Suite 103, Phoenix, Maricopa County,
                 Arizona

         (aaa)   4555 Airline Drive, Suite 100, Houston, Harris County, Texas

         (bbb)   832 North Lallendorf Road, Oregon, Lucas County, Ohio

         (ccc) 6931 Clinton Drive, Houston, Harris County, Texas (same as owned busisness location 6933 Clinton Drive)

         (ddd) 3rd Avenue & 31st Street, Tampa, Hillsborough County, Florida (same as owned business location 1314 31st Street)

         (eee)   4255 South 300 West, Murray, Salt Lake County, Utah

         (fff) 71211 County Road #23, New Paris, Elkhart County, Indiana (same as owned business location as 71347 County Road #23)

         (ggg)   3233 West Grand Avenue, Chicago, Cook County, Illinois

         (hhh)   3001 NE 185th Street, North Miami Beach, Dade County, Florida

         (iii)   43 Oak Ridge Road, Luzerne County, Pennsylvania

(2) Borrower maintains its books and records relating to Accounts and General Intangibles at:

                 4901 Langley Road, Houston, Harris County, Texas

(3) During the preceding five-year period, Borrower has had no office, place of business or agent for process located in any county other than set forth above, except:

         (a)     10707 North Lombard, Portland, Multnomah County, Oregon

         (b)     429-1/2 South 96th Street, Seattle, King County, Washington

         (c)     Highway 70, Columbiana, Shelby County, Alabama

         (d)     21064 Cabot Boulevard, Hayward, Alameda County, California

         (e)     2000 South 31st Avenue, Hallandale, Broward County, Florida

         (f) 2901 Interstate Street, Charlotte, Mecklenburgh County, North Carolina

         (g)     2465 South 19th Avenue, Suite C-2, Phoenix, Maricopa County,
                 Arizona

         (h)     510 North Wildwood Road, Irving, Dallas County, Texas

         (i)     12762 Monarch Street, Garden Grove, Orange County, California

         (j)     5079 West Beaver Street, Jacksonville, Duval County, Florida

         (k)     1736 W. Epler Avenue, Indianapolis, Marion County, Indiana

         (l)     6400 East 35th Street, Kansas City, Jackson County, Missouri

         (m)     150 Nashua Road, Londonderry, Rockingham County, New Hampshire

         (n)     2900 Griffith Street, Charlotte, Mecklenburg County, North
                 Carolina

         (o)     3420 Dickerson Road, Nashville, Davidson County, Tennessee

         (p)     15243 Northeast Countryside Drive, Wilsonville County, Oregon

         (q)     4555 Homestead Road, Suite 602, Houston, Harris County, Texas

         (r)     1215 Indiana Drive, Humble, Harris County, Texas

         (s)     3552-3624 East 5th Avenue, Columbus, Franklin County, Ohio

         (t)     4073 Taylorsville Road, Dayton, Montgomery County, Ohio

         (u)     17703 Storage Drive, Omaha, Sarpy County, Nebraska

         (v)     Route 150 and Harrison, Goodfield, Woodford County, Illinois

         (w)     540 Old Brookpark Road, Cleveland, Cuyahoga County, Ohio

         (x)     4656 Poplar Level Road, Louisville, Jefferson County, Kentucky

                                   EXHIBIT E

                                CORPORATE NAMES

         (1) Borrower's correct corporate name, as registered with the Secretary of State of the State of Delaware, is:

                 MMI Products, Inc.

         (2) During the preceding five-year period, Borrower has used the following names:

                 Anchor Die Cast (a/k/a "ADC")
                 Ivy Steel and Wire
                 Meadow Steel Products (a/k/a "Medco")
                 Merchants Metals (a/k/a "MMI")
                 MMI Products, Inc.

                                   EXHIBIT F

          PATENTS, TRADEMARKS, SERVICE MARKS, COPYRIGHTS AND LICENSES

                                                                                Date      Application     Application
                 Title                          Inventor         Patent No.    Issued      Serial No.     Filing Date
                 -----                          --------         ----------    ------      ----------     -----------
 (1)Borrower has no patents, except:

 Void plug lift                          Richard C. Mess         4,679,362     07/14/87
       insert assembly for cast
       concrete product

 Method for inserting                    Bill C. Capers          4,338,715     07/13/82
       void plug into lift insert
       for concrete product

 Econ 0 Kennel                           Stanley Broski          4,422,622     12/23/87
       Prefabrication panel con
       struction for dog kennels and
       the like. Patent allowed to
       lapse 6/27/95.

 Wac-A-Brac                              Walter I. Boyanton      3,524,627     08/18/70
       Device for attaching wooden       Robert J. McAllister
       rail to metal fence post.         Joe H. Rhodes
       Patent has expired.

 Retaining Wall Anchor System            Boyd Grayson            4,952,098     08/28/90

 Precast Panel Lifting Insert            Boyd Grayson            5,242,249     09/07/93

 Apparatus for attaching a lifting       Boyd Grayson            5,244,243     09/14/93
       mechanism to a load               Richard Beck

                                   EXHIBIT F

          PATENTS, TRADEMARKS, SERVICE MARKS, COPYRIGHTS AND LICENSES

                                                 Application    Application    Registration   Registration    Date First
                Trademark Name                   Serial No.     Filing Date          Number       Date           Used
                --------------                   ----------     -----------          ------       ----           ----
 (2)   Borrower has no trademarks, except:

 Tuf Link                                                                         1,231,633     03/22/83       07/31/81
       Product Application: Brand
       name applied to general line
       of light gauge chain link
       fence fabric sold to national
       accounts for resale in D.I.Y.
       industry.

 Metric link                                                                      1,063,140     04/22/77       02/01/76
       Product Application: Originally
       established to define chain link
       fabric made to metric standards and
       sold to Sears.  Trade name is no
       longer used.

 Woodlink                                                                         1,456,119     09/08/87       12/24/86
       Product Application: Brand name for
       Merchants Metals line of privacy chain
       link fence which incorporates redwood
       slats pre-installed in the chain link
       fence fabric.

 Medo Mesh                                                                        1,639,102     03/26/91       03/27/89
       Product Application: Brand name given
       to reinforcing bar restrainers for
       earthquake load resistance.  Sold
       through Meadow Steel and Ivy Steel.

 MMI Pro Set                                                                      1,740,463     12/15/92       01/03/92
       Product Application: Brand name given
       to cementitious product used as
       admixture and curing excellerator for
       concrete.  Distributed through
       Merchants Metals.

 Tuf Wood                                                                         1,763,694     04/06/93       04/02/91
       Product Application: Brand name given
       to Merchants Metals line of wood fence
       materials, not currently being used.

 Tuf Wood "Plus"                                                                (See Above)   (See Above)      02/31/92
       Product Application: Brand name given
       to pressure treated water repellant
       line of wood fence material sold
       through Merchants, not currently being
       used.

 MMI Pro Mix                                                                      1,847,368     07/26/94       04/19/93
       Product Application: Brand name given
       to fast setting concrete mixture.
       Distributed through Merchants Metals'
       national accounts.

                                   EXHIBIT F

          PATENTS, TRADEMARKS, SERVICE MARKS, COPYRIGHTS AND LICENSES

                                                 Application    Application    Registration   Registration     Date First
                Trademark Name                   Serial No.     Filing Date          Number       Date           Used
                --------------                   ----------     -----------          ------       ----           ----
 Priva/link                                                                       1,452,914     08/18/87       12/17/86
       Product Application: Brand name for
       Merchants Metals line of privacy vinyl
       coated chain link fence which
       incorporates vinyl slats pre-installed
       in the chain link fence fabric.

 Landscaper                                                                       1,831,357     04/19/94        12/92
       For: Non-metal fence panels and fence
       posts, in Class 19 (U.S. CL.12).

 Armacolor                                                                        1,886,512     03/28/95        05/93
       For: vinyl coated metal fencing
       systems comprising fabric, framework
       posts, gates and fittings therefor in
       Class 6 (U.S. CL.12).

 Colorbond                                                                          739,904     10/30/62       04/21/61
       For: Chain link Fence in Class 13.
       For Pipe and fence fittings in Class                                         776,472     09/08/64       11/20/63
       13.

 Vintage Square                                                                   1,667,345     12/10/91        02/89
       For: Ornamental metal fencing in Class
       6 (U.S. CL.12).

 Vintage Square Ornamental Fencing and                                            1,660,512     10/15/91        02/89
 design trademark
       For: Ornamental metal fencing in Class
       6 (U.S. C.L.12).

 TimberCraft & design trademark                                                   1,671,760     01/14/92       02/19/89
       For: Wooden fences, decks and gazebos
       in Class 19 (U.S. CL.12).

 Semmerling                                                                       1,545,111     06/27/89         1960
       For: Metal fencing, gates and hardware
       fittings therefor, in Class 6 (US
       CL.13).  Trade mark allowed to lapse
       on 6/27/95.

 Semmerling                                                                      58804 (IL)     08/05/86         1969
       For: Fencing materials including metal
       casted and forged chain link fence
       fittings, posts, anchors and fabric.
       T-14 metal and metal castings and
       forgings.  Trademark allowed to lapse
       on 10/5/96.

 Semmerling                                                                      59120 (II)     11/09/86         1960
 700 N. Wolf Road
 Wheeling, Il 60090
       For: Non metal fencing products.  T-50
       merchandise not otherwise classified.
       Trademark allowed to lapse on 10/9/96.

                                   EXHIBIT F

          PATENTS, TRADEMARKS, SERVICE MARKS, COPYRIGHTS AND LICENSES

                                                 Application    Application    Registration   Registration    Date First
                Trademark Name                   Serial No.     Filing Date          Number       Date           Used
                --------------                   ----------     -----------          ------       ----           ----
 Naturelink and design trademark                                                  1,724,979     10/20/92        02/89
       For: Vinyl coated chain link fencing
       system comprising fittings.
       Framework, fabric, posts and gates:
       and vinyl coating therefor, all sold
       as a unit, in Class 6 (U.S. CLS. 12,
       13 and 16).

 Doxie and design trademark                                                       1,086,807     03/07/78         1963
       For:  Metal fencing parts and
       fittings and kennels in Class
       6 (U.S. CL.14).

       For: Nonmetal fencing parts
       and fittings in Class 19
       (U.S. CL.12).

       For: Metal fencing ports and                                               1,085,878     02/21/78         1963
       fittings and kennels in Class
       6 (U.S. CL.13).

       For: Nonmetal fencing parts
       and fittings in Class 19
       (U.S. CL.12).

       For: Metal fencing products and                                           46009 (IL)     08/10/77       05/01/60
       kennels.  T-14 metals and metal
       castings and forgings.

       For:  Non-metal fencing products.                                         46010 (IL)     08/10/77         1963
       T-50 merchandise not otherwise
       classified.

       For:  Metal fencing products and                                          46005 (IL)     08/10/77       05/01/60
       kennels.  T-14 metals and metal
       castings and forgings.

       For:  Nonmetal fencing products.  T-50                                    46006 (IL)     08/10/70         1963
       merchandise not otherwise classified.

       For:  Fence Materials.  T-14 metals                                        56455(IL)     04/23085       05/01/60
       and metal castings and forgings.

       For:  Metal fencing and parts thereof;                                     1,660,513     11/15/91        12/88
       and metal kennels, in Class 6 (U.S.
       CLS. 12 and 13).

       For: Non-metal fencing and parts
       thereof, in Class 19 (U.S. CL. 12).

                                   EXHIBIT F

          PATENTS, TRADEMARKS, SERVICE MARKS, COPYRIGHTS AND LICENSES

                                                 Application    Application    Registration   Registration    Date First
                Trademark Name                   Serial No.     Filing Date          Number       Date           Used
                --------------                   ----------     -----------          ------       ----           ----
 Doxie Alumicoat and design trademark                                             1,724,980     10/20/92        12/88
       For: Aluminum coated chain link
       fencing system comprising fittings,
       framework, fabric, posts, mesh and
       gates; and aluminum coating therefor,
       all sold as a unit, in Class 6 (U.S.
       CLS. 12, 13 and 16).

 Easy link and design trademark                                                   1,660,514     10/15/91        10/80
       For: Metal casted and forged chain
       link fencing systems comprising
       fittings, framework, posts, fabric,
       anchors and gates, in Class 6 (U.S.
       CLS. 12 and 13).

       For:  Metal casted and forged chain                                       49168 (IL)     10/10/80       10/10/80
       linked fence fittings, posts, anchors
       and fabric.  T-14 metals and metal
       castings and forgings.

 Armalume                                                                         1,923,284     10/03/95        05/93
       For: Metal fencing systems
       comprising fabric, framework,
       posts, gates, and fittings
       therefor, in Class 6, (U.S.
       CL.12).

 National Mesh                                                                      747,449     04/02/63       09/27/55
       For: Welded wire concrete
       reinforcing fabrics, in Class
       19, (U.S. CL.12).

 N National Mesh and design trademark                                               704,813     09/27/60       08/25/59
       For: Welded wire concrete reinforcing
       fabrics in Class 19, (U.S. CL.12)

 Steeltex and design trademark                                                      236,844     12/27/27       06/15/27
       For: Reinforcement material for
       plaster and cement, including wire
       fabric having a paper backing in Class
       19, (U.S. CL.12).


 National Mesh                                                                      929,765     06/17/83       05/19/90
       For: Construction materials in Class                                          (FL)
       19, (U.S. CL.12).

 National Mesh and design trademark                                              5,391 (MD)     06/17/83       05/19/90
       For: Welded wire, concrete
       reinforcement fabrics and masonry
       reinforcements in CLS. 6 & 19, (U.S.
       CLS. 12, 13, 14 and 25).

                                   EXHIBIT F

          PATENTS, TRADEMARKS, SERVICE MARKS, COPYRIGHTS AND LICENSES

                                                 Application    Application    Registration   Registration    Date First
                Trademark Name                   Serial No.     Filing Date          Number       Date           Used
                --------------                   ----------     -----------          ------       ----           ----
 National Mesh                                                                      734,414     06/03/73       09/27/55
       For:  Welded wire concrete                                                     (MD)
       reinforcement fabrics CL.19, (U.S.
       CL.12).

 Merchants Metals The First                                                       1,927,697     10/17/95       11/15/93
 Name In Fence and design trademark
       For: Additive for cement; metal
       fences, posts and gates; and wooden
       fences, in CLS. 1, 6 and 19 (U.S. CLS.
       6012).

 Zig-Zag and design trademark                                                     1,933,116     11/07/95         12/90
       For: Metal supports for reinforcing
       mesh, mats or bars in concrete, in
       Class 6, (U.S. CLS.  2, 12, 13, 14,
       23, 25 and 50).

 Fence Pro                                       (Rights assigned to MMI in perpetuity by Dickson Nail 7/31/92.
       Product Application: Brand name given     Merchants Metals agreed to return rights to Dickson Nail 03/10/94.)
       to line of hand set nails for wood
       fence installers.

 Safe-T-load                                                                        802,588     12/20/66       12/06/65

 Gateway Bee-Hive & Design                                                          640,929     04/29/58       07/13/57

 Bee-Hive & Design                                                                  172,900     11/20/70
                                                                                      (CAN)

 Safe-T-Load                                                                        172,901     11/20/70
                                                                                      (CAN)

 BEE                                                                                172,175     11/20/70
                                                                                      (CAN)





mmi\patents

Revised: December 11, 1996

                                   EXHIBIT F

          PATENTS, TRADEMARKS, SERVICE MARKS, COPYRIGHTS AND LICENSES


                                                 Application    Application   Registration    Registration   Date First
                  Service Mark                   Serial No.     Filing Date      Number           Date          Used
                  ------------                   ----------     -----------      ------           ----          ----
 (3) Borrower has no service marks, except:

 Doxie and design service mark                                                  46011 (IL)      08/10/77        1963
       For:  Retail outlet and distributor
       services for metal and nonmetal
       fencing products and kennels.  S-101
       advertising and business.

       For:  Construction and assembly                                          46012 (IL)      08/10/77        1963
       services for metal and non-metal
       fencing products and kennels.  S-103
       construction and repair.

       For:  Retail outlet, and distributor                                     46007 (IL)      08/10/77        1963
       services for metal and nonmetal
       fencing products and kennels.  S-101
       advertising and business.

 Doxie                                                                          46008 (IL)      08/10/77        1963
       For:  Construction and assembly
       services for metal and nonmetal
       fencing products and kennels.  S103
       construction and repair.

       For:  Construction of metal and                                            1,096,97      07/18/78        1959
       non-metal fencing parts and fittings
       and metal kennels to the order and/or
       specifications of others;
       installation of metal and non-metal
       fencing parts and fittings and metal
       kennels, in Class 37 (U.S. CL. 103).

       For: Retail out and distributorship
       services for metal and non-metal
       fencing products and kennels, in Class
       42 (U.S. CL. 101).

 Semmerling                                                                      1,545,657      06/27/89        1960
       For:  Construction and installation of
       metal and nonmetal fencing, parts and
       fittings, and metal kennels to the
       order and specification of others, in
       Class 37 (U.S. CL. 103).  Service mark
       allowed to lapse on 6/27/95.

 Semmerling                                                                     59121 (IL)      11/09/86        1960
 700 N. Wolf Road
 Wheeling, Il 60090
       For: Retail outlet and distributors
       services for metal and nonmetal
       fencing products and kennels.  S-101
       advertising and business.  Service
       mark allowed to lapse on 10/9/96.

                                   EXHIBIT F

          PATENTS, TRADEMARKS, SERVICE MARKS, COPYRIGHTS AND LICENSES

                                                 Application    Application   Registration    Registration   Date First
                  Service Mark                   Serial No.     Filing Date      Number           Date          Used
                  ------------                   ----------     -----------      ------           ----          ----

 Semmerling                                                                     59122 (IL)      11/09/86        1960
 700 N. Wolf Road
 Wheeling, Il 60090
       For:  Construction and assembly
       services for setal and nonmetal
       products and kennels.  S103
       construction and repair.  Service mark
       allowed to lapse on 10/9/96.

 Copywriter Name
 ---------------

 (4)   Borrower has no copyrights, except:                                      VA 509-859      08/02/92      10/22/91
       Standard Fence Details

       Production Application: Book of
       standard fence details supplied
       through Merchants Metals to dealers
       who are part of the Authorized Dealer
       Program.

 (5)   Borrower has no licenses, other than routine business licenses, authorizing them to transact business in local jurisdictions.

                                   EXHIBIT G

                               CAPITAL STRUCTURE


(i)      Subsidiaries: None

(ii)     Corporate or Joint Venture Affiliates:

         The following Persons beneficially own Voting Stock representing 10% or more of the voting power of all Voting Stock of Parent, which owns all of the issued and outstanding capital stock of Borrower:

         (a)     Citicorp Venture Capital Ltd., a New York corporation

         (b) Julius S. Burns, President and Chief Executive Officer of Borrower and Parent

(iii)    Outstanding Securities of Borrower

         (a) 252,000 shares of Common Stock, par value $1.00 per share, held by Parent

(iv)     Authorized, Issued and Treasury Shares of Borrower

         (a) 500,000 shares of Common Stock, par value $1.00 per share, authorized

         (b) 252,000 shares of Common Stock, par value $1.00 per share, issued

         (c) 0 shares of Common Stock, par value $1.00 per share, in treasury

                                   EXHIBIT H

              CONTRACTS RESTRICTING BORROWER'S RIGHT TO INCUR DEBT


Amended and Restated Senior Subordinated Secured Promissory Note dated as of December 13, 1996 from MMI Products, Inc., a Delaware corporation as maker, to Mannesmann Pipe and Steel Corporation, as payee.

                                   EXHIBIT I

                                   LITIGATION


None.

Notice of Exercise of Appraisal Rights, in connection with the merger of MMHC Merger Company with and into Merchants Metals Holding Company (the "Company"), received from Paulos Investments, Ltd., dated as of November 18, 1996, regarding shares of the following securities of the Company: Class B Common Stock, par value $.01 per share, 14% Preferred Stock and Series M Preferred Stock.

                                   EXHIBIT J

                                 PENSION PLANS


Revised Pension Plan Agreement of MMI Products, Inc. and United Steel Workers of America Local Union #5861

                                   EXHIBIT K

                                LABOR CONTRACTS

Borrower has no agreements with any organization of its employees, except the following:

(a)      Merchants Metals - Whittier, California;
         Shopmen's Local Union #509 of the International Association of Bridge, Structural and Ornamental Iron Workers

(b)      Meadow Steel Products - Long Island City, New York;
         Truck Drivers Local Union #807

(c)      Ivy Steel & Wire - Baltimore, Maryland;
         United Steelworkers of America Local Union #5861

(d)      Ivy Steel & Wire - Tampa, Florida;
         United Steelworkers of America Local Union #6813

(e)      Ivy Steel & Wire - Oregon, Ohio;
         Teamsters, Chauffeurs, & Warehousemen Local #20

(f)      Meadow Steel Products - Chicago, Illinois;
         Currently being negotiated with Teamsters, Chauffeurs, & Warehousemen Local #786 for the driver's bargaining unit at this location

(g)      Meadow Steel Products - Chicago, Illinois;
         Currently being negotiated with International Brotherhood of Electrical Workers Local #134 for the production employee's bargaining unit at this location

                                   EXHIBIT L

                                 CAPITAL LEASES

Borrower has the following capital leases:

                                 Real Property

         (1) Lease dated January 6, 1972, Amendment to Lease dated January 6, 1972, and Second Amendment to Lease dated May 1, 1992, between Channel National Associates, successor in interest by assignment to Ohio Limited Partnership, as lessor, and the Company (assumed from Atlantic Steel Industries, Inc.) covering property located at 832 North Lallendorf Road, Oregon, Lucas County, Ohio.

                               Personal Property

         (1) Capital Lease Agreements between AMI Leasing and the Company dated March 1, 1993, covering certain vehicles.

         (2) Capital Lease Agreements between Hyster Credit and the Company dated May and July 1993, covering certain Hyster Forklifts.

         (3) Capital Lease Agreements between USL Capital and the Company dated June 2, 1994, covering certain vehicles.

         (4) Capital Lease Agreements between Dana Commercial Credit and the Company dated December 30, 1993, covering computer printers and hardware.

         (5) Capital Lease Agreements between Amplicon Financial and the Company dated April 19, 1995, covering certain forklifts.

         (6) Capital Lease Agreements between Sieman's ROLM and the Company dated June 6, 1995, covering a telephone system and system upgrade.

         (7) Capital Lease Agreements between Mita Financial Services and the Company dated September 27, 1995, covering certain Mita copiers.

                                   EXHIBIT M

                                OPERATING LEASES

Borrower has the following operating leases:

                                 Real Property

         (1) Lease dated March 13, 1989, as renewed February 7, 1992, May 1, 1993, and March 14, 1996, between BMH Properties and the Company covering premises located at 4120 Poche Court West, New Orleans, Orleans Parish, Louisiana.

         (2) Lease dated November 8, 1979, as extended by letters dated August 7, 1984, September 8, 1989, September 28, 1994, September 26, 1995, and October 28, 1996 between Joseph Alizio, as lessor, and the Company covering premises located at 19-26 Steinway Street, Long Island City, Queens County, New York.

         (3) Lease dated August 1, 1986, as extended by a letter dated July 31, 1989, a First Addendum dated August 5, 1992, Second Addendum dated July 7, 1995, and a Third Addendum dated July 31, 1996 between Newington Joint Venture and the Company covering premises located at 8192 Newington Road, Newington, Fairfax County, Virginia.

         (4) Lease dated January 2, 1979, as amended April 23, 1988, and as extended by letter August 13, 1993, between 2995 Ponce, LLC, successor in interest by assignment to Moreland Avenue Corporation and the Company covering premises located at 2995 East Ponce de Leon Avenue, Decatur, DeKalb County, Georgia.

         (5) Lease dated July 27, 1990, between Sign Builders, Inc. and the Company covering premises located at 4200 Jefferson Avenue, Birmingham, Jefferson County, Alabama.

         (6) Lease dated January 15, 1983, as extended and renewed by agreements dated November 2, 1984, October 24, 1985, September 10, 1986, December 21, 1987, May 17, 1989, September 11, 1989, December 27, 1993, between Alvaro I. Santos and the Company covering premises located at 5140 Lawrence Place, Hyattsville, Prince George's County, Maryland.

         (7) Lease dated January 15, 1992, and renewed by agreement on November 15, 1996 between Food 'n Fun, Inc. and the Company covering premises located at 6575 Romiss Court, Gemini Park Subdivision, Berkeley, St. Louis County, Missouri.

         (8) Lease dated December 17, 1991, as extended by a letters dated December 14, 1993, and November 22, 1994 between Merchants of Texas, Inc. and the Company covering premises located at 4030 Halifax Street, Dallas, Dallas County, Texas.

         (9) Lease dated May 1, 1991, and renewed May 1, 1994, between Alexander A. Bomareto and LaMarr M. Bomareto, as lessors, as assigned to FirstBank of Westland, N.A. by agreement dated February 28, 1992, and the Company covering premises located at 5454 Washington. Building B, Denver, Adams County, Colorado.

         (10) Lease dated December 17, 1986, as extended by letter November 26, 199 1, between J. S. Donegan and R. F. Donegan, as lessors, and the Company covering premises located at 87 Royal Drive, Forest Park, Clayton County, Georgia.

         (11) Lease dated May 1, 1989, with addendum dated April 3, 1991, and second addendum dated April 20, 1994, between Harlan Harris and Marjorie M. Harris, as lessors, as assigned to Bernard J. and Dearlena Kimber by agreement dated September 25, 1996 and the Company covering premises located at 2101 South 109th Street, Tacoma, Pierce County, Washington.

         (12) Lease dated April 8, 1988, with addendum dated September 29, 1992, and second addendum dated October 14, 1994, between Loomis Enterprises, Inc. formerly known as Allen Supply Corporation and the Company covering premises located at 6466 Mission Boulevard, Riverside, Riverside County, California.

         (13) Lease dated September 25, 1990, with addendums dated August 8, 1995 between Timothy Mowrey and Laura Mowrey, as lessors, and the Company covering premises located at 3300 S.W. 50th Avenue, Davie, Broward County, Florida.

         (14) Lease dated January 22, 1992, with renewal and extension dated November 15, 1996 between American Wholesale Fence Co., Inc. and the Company covering premises located at 4249 Michoud Boulevard, New Orleans, Orleans Parish, Louisiana.

         (15) Lease dated June 10, 1992, with addendum dated November 15, 1995 between The Estate of John William Ash and the Company covering premises located at 7601 Compton Street, Richmond, Henrico County, Virginia.

         (16) Lease dated July 24, 1989, with first amendment dated August 2, 1994, and second amendment dated July 29, 1996 between Brookdale Investors, L.P., successor in interest by assignment to One Commerce Green - A Joint Venture and the Company covering premises located at 515 W. Greens Road, Suite 710, Houston, Harris County, Texas.

         (17) Lease dated September 12, 1994, between Steve Poole, as lessor, and the Company covering premises located at 300 Alba Boulevard, Lawrenceville, Gwinnet County, Georgia.

         (18) Lease dated August 10, 1993, between Caltex Equities and the Company covering premises located at 3611 East La Palma Avenue, Anaheim, Orange County, California.

         (19) Lease dated February 1, 1993, between J & W Fence Supply Company, Inc. and the Company covering premises located at 6701 Bluff Road, Indianapolis, Marion County, Indiana.

         (20) Lease dated May 6, 1994, between Broski Brothers, Inc. and the Company covering premises located at 3915 Fuller Avenue, Kansas City, Jackson County, Missouri.

         (21) Lease dated March 1, 1994, with addendum dated May 1, 1994, between Michael Kalinich, as lessor, and the Company covering premises located at 12137 Prospect Road, Strongsville, Cuyahoga County, Ohio.

         (22) Lease dated March 26, 1996, between Spangler Properties, Inc. and the Company covering premises located at 3330 Service Street, Charlotte, Mecklenburg County, North Carolina.

         (23) Lease dated August 24, 1994, between Jax Truck and Equipment, Inc. and the Company covering premises located at 5918 Lane Circle South, Building #1, Jacksonville, Duval County, Florida.

         (24) Lease dated February 19, 1993, between ESC Group, Inc. and the Company covering premises located at 1203 Outer Loop, Louisville, Jefferson County, Kentucky.

         (25) Lease dated May 3, 1993, between Venture Properties and the Company covering premises located at 1101 Pasture Lane, Columbia, Richland County, South Carolina.

         (26) Lease May 1, 1993, between James Scott Chambliss, Carl B. Chambliss, James Earl Denny, James Steven Denny and Terry Russell Denny d/b/a Chambliss & Denny Partnership, as lessor, and the Company covering premises located at 3564 Dickerson Road, Nashville, Davidson County, Tennessee.

         (27) Lease dated January 12, 1993, between Enterprise Investments, formerly Dale V. Witt, and the Company covering premises located at 1079 East Fifth Avenue, Columbus, Franklin County, Ohio.

         (28) Lease dated September 23, 1996, between Arrowhead Capital Corporation and the Company covering premises located at 4255 South 300 West, Murray, Salt Lake County, Utah.

         (29) Lease dated March 31, 1995, between Semmerling Fence & Supply, Inc. and the Company covering premises located at 700 N. Wolf Road, Wheeling, Cook County, Illinois.

         (30) Lease dated March 31, 1995, between Semmerling Fence & Supply, Inc. and the Company covering premises located at 800 Whitney Avenue, Brighton, Livingston County, Michigan.

         (31) Lease dated March 31, 1995, between Semmerling Fence & Supply, Inc. and the Company covering premises located at 2950 West 167th Street, Markham, Cook County, Illinois.

         (32) Lease dated March 31, 1995, between Semmerling Fence & Supply, Inc. and the Company covering premises located at 6194 North Sherman, Milwaukee, Milwaukee County, Wisconsin.

         (33) Lease dated February 1, 1996, and with addendum dated March 12, 1996, between Niagara River World and the Company covering premises located at 4000 River Road, Tonawanda, Eric County, New York.

         (34) Lease dated January 1, 1995, between Roy L. Kumer, as lessor, and the Company (assumed from Semmerling Fence & Supply, Inc. on March 31,
1995) covering premises located at 1360 River Avenue, Pittsburgh, Allegeny County, Pennsylvania.

         (35) Lease dated May 1, 1988, and renewed May 1, 1993, between Raymond B. Rosen and Jerome Bloom, as lessors, and the Company (assumed from Semmerling Fence & Supply, Inc. on March 31, 1995) covering premises located at 4073 Taylorsville Road, Dayton, Montgomery County, Ohio.

         (36) Lease dated June 1, 1995, between Gerald A. Hulbert, as lessor, and the Company covering premises located at 4105 85th Avenue North, Minneapolis, Hennepin County, Minnesota.

         (37) Lease dated August 2, 1996, between Douglas A. Ayers, as lessor, and the Company covering premises located at 5170 NW Beaver, Johnston, Polk County, Iowa.

         (38) Lease dated January 16, 1996, between Union Stock Yards San Antonio, Inc., as lessor, and the Company covering premises located at 2014 South Brazos, San Antonio, Bexar County, Texas.

         (39) Lease dated October 15, 1995, between Arthur P. Flythe and Rheba Y. Flythe, as lessors, and the Company covering premises located at 6512 Mt. Herman Road, Raleigh, Wake County, North Carolina.

         (40) Lease dated July 1, 1995, between W. Dale Brougher, as lessor, and the Company covering premises located at 131 Stover Drive, Carlisle, Cumberland County, Pennsylvania.

         (41) Lease dated March 8, 1996, between Norman Edward Roquette and Ilyana Treen de Roquette, as lessors, and the Company covering premises located at Road 869, Building 15, Barrio Palmas, Catano, Puerto Rico.

         (42) Lease dated March 5, between Security Capital Industrial Trust, as lessor, and the Company covering premises located at 3740 W. Van Buren, Suite 103, Phoenix, Maricopa County, Arizona.

         (43) Lease dated May 21, 1996, between Board of Pension Commissioners of the City of Los Angeles on behalf of the New System General Pension Fund, as lessor, and the Company covering premises located at 4555 Airline Drive, Suite 100, Houston, Harris County, Texas.

         (44) Lease dated February 14, 1992, between Meyer Grenader and Associates, as lessor, and the Company covering premises located at 6931 Clinton Drive, Houston, Harris County, Texas.

         (45) Lease dated June 1, 1993 between General Management and Development Corp., as lessor, and the Company (assumed from Atlantic Steel Industries, Inc.) covering property located at 3rd Avenue & 31st Street, Tampa, Hillsborough County, Florida.

         (46) Lease dated October 31, 1996 between Made Corporation, as lessor, and the Company covering property at 3001 NE 185th Street, North Miami Beach, Dade County, Florida.

         (47) Lease dated October 14, 1996 between Gateway Construction Company, as lessor, and the Company covering property at 3233 West Grand Avenue, Cook County, Chicago, Illinois.

         (48) Lease dated May 20, 1996 between Flagstone Exchange Corp., as lessor, as assigned to Robert K. Mericle by agreement on or about August 30, 1996 and the Company covering property at 43 Humboldt Industrial Park, Oak Ridge Road, Luzerne County, Pennsylvania

                               Personal Property

         (1) Equipment Lease Agreements between Associates Leasing, Inc. and the Company for Mitsubishi forklifts, Toyota forklifts, & Nissan forklifts.

         (2) Equipment Lease Agreements between Copelco Capital, Inc. and MMI Products, Inc. covering 5 copiers.

         (3) Equipment Lease Agreements between Associates Commercial and the Company for forklifts.

         (4) Equipment Lease Agreements between Pitney Bowes Credit Corporation and MMI Products, Inc. covering various office equipment.

         (5) Storage Trailer Lease Agreements between McGrath RentCorp and MMI Products, Inc. dated December 28, 1992.

         (6) Motor Vehicle Lease Agreement dated October 15, 1989, between Cypress Truck Leasing Co., Inc. and the Company covering certain vehicles.

         (7) Equipment Lease Agreement between U.S.L. Fleet Services and MMI Products, Inc. dated February 15, 1984, covering certain vehicles.

         (8) Equipment Lease Agreement between Arrowlift Systems and the Company covering 4 forklifts.

         (9) Equipment Lease Agreements between Ideal Leasing and MMI Products, Inc. covering certain vehicles.

         (10) Equipment Lease Agreement between Master Lease and MMI Products, Inc. covering a WIN 24 telephone system.

         (11) Equipment Lease Agreement between The New Telephone Company and MMI Products, Inc. covering a telephone system.

         (12) Storage Trailer Lease Agreement between STR, Inc. and MMI Products, Inc. covering seven storage trailers.

         (13) Equipment Lease Agreement between Toyota Motor Credit Corporation and MMI Products, Inc. covering two Toyota forklifts.

         (14) Equipment Lease Agreements between AT&T Credit Corporation and MMI Products, Inc. covering telephone systems.

         (15) Equipment Lease Agreement between Citicorp Dealer Finance and MMI Products, Inc. covering a Mitsubishi forklift.

         (16) Equipment Lease Agreements between J.1. Case Credit Corporation and MMI Products, Inc. covering two Case forklifts.

         (17) Vehicle Lease Agreements between R&M Auto Leasing, Inc. and the Company (assumed from Semmerling Fence & Supply, Inc.) on March 31, 1995, covering certain vehicles.

         (18) Equipment Lease Agreement between Ameritel Financial and the Company for certain telephone equipment.

         (19) Long Term Rental Agreements between Caterpillar and the Company (assumed from Semmerling Fence & Supply, Inc.) on March 31, 1995, dated April 9, 1992, covering three lift trucks.

         (20) Truck Lease and Service Agreement between Ryder Truck Rental, Inc. and the Company covering certain vehicles.

         (21) Master Equipment Lease between Cargill Leasing Corporation and the Company (assumed from Pioneer Fence & Pipe Supply, Inc.) on March 31, 1995, dated February 7, 1994, and June 23,1994 covering a 1994 GMC flatbed.

         (22) Equipment Lease Agreement dated July 11, 1994 between Herc-U-Lift and the Company (assumed from Pioneer Semmerling Fence & Supply, Inc.) on March 31, 1995, covering an Allis Chalmers forklift.

         (23) Equipment Lease Agreement between CDP Equipment and the Company (assumed from Pioneer/Semmerling) on March 31, 1995, dated March 11, 1994, covering a Minolta copier.

         (24) Rental Agreement covering 3 copiers between GE Capital and the Company,

         (25) Rental Agreement covering 2 taxes and 1 copier between Ikon Capital and the Company.

         (26) Rental Agreement covering equipment between Minolta Business Systems and the Company.

         (27) Rental Agreement covering office equipment between Neopost Leasing and the Company.

         (28) Rental Agreement covering storage space between Record Archives and the Company.

         (29) Lease Agreements covering automobiles between ARI US and the Company (assumed from National Wire on July 29, 1996).

         (30) Lease Agreements covering phone equipment between AT&T and the Company (assumed from National Wire on July 29, 1996).

         (31) Lease Agreements covering forklifts between Caterpillar Financial and the Company (assumed from National Wire on July 29, 1996).

         (32) Lease Agreements covering forklifts between Citicorp Dealer Finance and the Company (assumed from National Wire on July 29, 1996).

         (33) Lease Agreement covering a forklift between Gregory Poole and the Company (assumed from National Wire on July 29, 1996).

         (34) Lease Agreement covering a copier between Alpha Omega (Aloha Leasing) and the Company (assumed from National Wire on July 29, 1996).

         (35) Lease Agreement covering a truck between Hoffinan Green Leasing and the Company (assumed from National Wire on July 29, 1996).

         (36) Lease Agreements covering office equipment between Pitney Bowes and the Company (assumed from National Wire on July 29, 1996).

         (37) Lease Agreement covering a copier between Advanta Business Services Corp and the Company (assumed from National Wire on July 29, 1996).

         (38) Lease Agreement covering a transformer between Baltimore Gas & Electric and the Company (assumed from National Wire on July 29, 1996).

         (39) Lease Agreement covering a water cooler between Collingwood Water Company and the Company (assumed from National Wire on July 29, 1996).

         (40) Lease Agreement covering a truck between Ford Motor Credit and the Company (assumed from National Wire on July 29, 1996).

         (41) Lease Agreement covering a forklift between Brungart Equipment and the Company.

         (42) Lease Agreement covering a forklift between Chicagoland Material Handling and the Company.

         (43) Lease Agreement covering certain forklifts between Clarklift of Chicago North, Inc, and the Company.

         (44) Lease Agreement covering certain automobiles between Corestates Bank and the Company.

         (45) Lease Agreement covering office equipment between Dowling Douglas and the Company.

         (46) Lease Agreement covering mailing equipment between Evcor Financial and the Company.

         (47) Lease Agreement covering a copy machine between First United Leasing and the Company.

         (48) Lease Agreement covering three postage meters between Friden Neopost and the Company.

         (49) Lease Agreement covering a Nissan truck between Hayes Leasing and the Company.

         (50) Lease Agreement covering three forklifts between Hyster Credit Corp. and the Company.

         (51) Lease Agreement covering a Minolta copy machine between Mita Financial Serrvices and the Company.

         (52) Lease Agreement covering a phone system between NEC America and the Company.

         (53) Lease Agreement covering a Vodavi Starplus phone system between Resource Leasing and the Company.

                                   EXHIBIT N

                                PERMITTED LIENS


Borrower has the following permitted liens:

(1) Liens in favor of Associates Leasing, Inc. with respect to eight forklifts.

(2)      Lien in favor of Encore Financial with respect to mailing equipment.

(3) Liens in favor of Pitney Bowes Credit Corporation with respect to mailing equipment, fax equipment and copy equipment.

(4) Lien in favor of McGrath Rent Corp with respect to portable storage trailer.

(5)      Liens in favor of Ikon Capital with respect to fax and copy equipment.

(6) Liens in favor of Tokai Financial Services with respect to telephone equipment and fax equipment.

(7)      Lien in favor of NEC America with respect to telephone equipment.

(8) Liens in favor of First United Leasing Corporation with respect to copy equipment and fax equipment.

(9) Lien in favor of The New Telephone Company with respect to telephone equipment.

(10)     Liens in favor of Copelco Credit with respect to copy equipment.

(11) Liens in favor of Toyota Motor Credit Corporation with respect to two forklifts.

(12) Lien in favor of Vanguard Financial Service Corp. with respect to fax and copy equipment.

(13)     Lien in favor of Aloha Leasing with respect to copy equipment.

(14)     Liens in favor of GE Capital with respect to copy equipment.

(15) Liens in favor of AT&T Credit Corporation with respect to telephone equipment.

(16) Liens in favor of Citicorp Dealer Finance with respect to three forklifts.

(17) Lien in favor of J.I. Case Credit Corporation with respect to one forklift.

(18) Liens in favor of Neopost Leasing, formerly Friden Alcatel Leasing with respect to mailing equipment.

(19) Liens in favor of Nationwide Lift Truck with respect to three forklifts.

(20)     Lien in favor of Arrowlift Systems with respect to four forklifts.

(21) Liens in favor of Dana Commercial Credit with respect to computer equipment.

(22) Liens in favor of Hyster Credit Corporation with respect to eleven forklifts.

(23) Lien in favor of Mita Financial Services with respect to copy equipment.

(24)     Lien in favor of Sieman's ROLM with respect to telephone equipment.

(25) Liens in favor of Mannesmann Pipe & Steel Corporation with respect to second mortgage on certain real estate located in Harris, County, Texas, Tarrant County, Texas, Hillsborough County, Florida, Duval County, Florida, Elkhart County, Indiana, and Baltimore County, Maryland.

(26) Liens in favor of Caterpillar Financial Services Corporation with respect to twenty forklifts.

(27) Liens in favor of Associates Commercial Corp. with respect to forklifts.

(28) Liens in favor of Ameritel Financial with respect to telephone equipment.

(29) Liens in favor of Clarklift of Chicago North, Inc. with respect to four forklifts.

(30) Lien in favor of Herc-U-Lift, Inc. with respect to Allis-Chalmers forklift.

(31) Liens in favor of Amplicon Financial with respect to sixteen forklifts.

(32) Liens in favor of USL Capital Corporation, formerly U S Leasing International, Inc. with respect to thirty-five forklifts.

(33)     Lien in favor of CDP Imaging with respect to copy equipment.

(34)     Lien in favor of Master Lease with respect to telephone equipment.

(35) Lien in favor of Minolta Business Systems with respect to copy equipment.

(36)     Lien in favor of Gregory Poole with respect to forklift.

(37) Lien in favor of Advanta Business Services with respect to office equipment.

(38)     Lien in favor of Brungart Equipment with respect to a forklift.

(39)     Lien in favor of Chicago Material Handling with respect to a forklift.

(40)     Lien in favor of Dowling Douglas with respect to office equipment.

(41)     Lien in favor of Resource Leasing with respect to telephone equipment.

(42)     Lien in favor of Clarklift of Minnesota with respect to a forklift.

                                   EXHIBIT O

                     FORM OF MONTHLY COMPLIANCE CERTIFICATE


Fleet Capital Corporation, as a Lender and as Collateral Agent
2711 Haskell Avenue, Suite LB 21
Dallas, Texas  75204
ATTN:  Loan Administration Manager

Transamerica Business Credit Corporation
Two Ravinia Road, Suite 700
Atlanta, Georgia 30346
ATTN:  T. W. Harris

                         MONTHLY COMPLIANCE CERTIFICATE


         Pursuant to the terms and conditions of that certain Amended and Restated Loan and Security Agreement ("Agreement") dated as of December 13, 1996 among MMI Products, Inc., a Delaware corporation ("Borrower"), Fleet Capital Corporation, a Rhode Island corporation ("Fleet"), Transamerica Business Credit Corporation, a Delaware corporation ("Transamerica") (Fleet and Transamerica are collectively referred to as "Lenders"), and Fleet, as collateral agent for Lenders, the attached financial statements for the period ending ______________ have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and do fairly present the financial position and results of operations of Borrower for such period.

         Borrower further represents and warrants that the Borrower is in full compliance with any and all covenants contained in the Agreement for such period, except for ________________. Specific Financial Covenant compliance as listed in Section 9.3 of the Agreement is as follows:

                 (a)      Adjusted Tangible Net Worth (on a Consolidated basis) is:           $___________
                          Covenant (A) Satisfied (__________)
                          Covenant (A) Not Satisfied (__________)

                 (b)      Total Indebtedness (on a Consolidated basis) is:                    $___________
                          Ratio of total Indebtedness (on a Consolidated basis) to
                          Adjusted Tangible Net Worth (on a Consolidated basis) is:           _______ to 1.0
                          Covenant (B) Satisfied (__________)
                          Covenant (B) Not Satisfied (__________)

                 (c)      Adjusted Earnings From Operations (on a Consolidated basis)
                          for the period from _________________, 199_____ to date
                          [Rolling Twelve-Month Period] (the "Period") is:                     $___________
                                                              ------

                          Covenant (C) Satisfied (__________)
                          Covenant (C) Not Satisfied (__________)

                 (d)      Adjusted Earnings from Operations (on a Consolidated Basis)
                          for the Period is:                                                  $___________
                          Interest Expense (on a Consolidated Basis) for the Period is:       $___________
                          Unfinanced Capitalized
                          Expenditures (on a Consolidated Basis) for the Period are:          $___________
                          Scheduled principal payments on
                          Funded Indebtedness (other than Subordinated Debt)
                          (on a Consolidated Basis) for the succeeding
                          twelve-month period is:                                             $___________
                          Distributions actually made to Parent during
                          the Period to the extent permitted under
                          Section 9.2(I) are:                                                 $___________
                          -------------
                          Taxes actually paid (on a Consolidated Basis)
                          for the Period are:                                                 $___________
                          Fixed Charge Ratio is:                                              _______ to 1.0
                          Covenant (D) Satisfied (__________)
                          Covenant (D) Not Satisfied (____________)

                 (e)      Current Assets (on a Consolidated basis) are:                       $___________
                          Current Liabilities (on a Consolidated basis) are:                  $___________
                          Current Ratio (on a Consolidated basis) is:                         _______ to 1.0
                          Covenant (E) Satisfied (___________)
                          Covenant (E) Not Satisfied (___________)

                 (f)      Stockholders' Equity (on a Consolidated basis) is:                  $___________
                          Total Indebtedness (on a Consolidated basis)
                          ranking junior in right of payment to the
                          Mannesmann Renewal Note is:                                         $___________
                          Sum of above is:                                                    $___________

                          Covenant (G) Satisfied (____________)
                          Covenant (G) Not Satisfied (____________)

         For such month and year-to-date, Capital Expenditures (including capitalized leases), on a Consolidated Basis, are $_____________________ (month) and $_____________________ (year-to-date). Depreciation and amortization for the month are $_____________________.

         For such month and year-to-date, Borrower's expenditures, on a Consolidated Basis, in connection with its compliance with the Environmental Plan are $_____________________ (month) and $_____________________
(year-to-date).

         For the Rolling Twelve Month Period ending on the last day of such month, on a Consolidated Basis, Borrower's cost of goods sold was $_____________________, and as of the end of such month, Borrower's accounts payable were $_____________________. As of the end of such month, Accounts Payable Turnover was _____________________.

         Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

                                    Very truly yours,



                                    Signed:
                                             ----------------------------------
                                    By:
                                        ---------------------------------------
                                          Chief Financial Officer
                                          MMI Products, Inc.

                                   EXHIBIT P

         PROPERTY SUBJECT TO LANDLORD OR WAREHOUSEMAN AGREEMENTS

Borrower has obtained landlord's consents with respect to the following leased premises:

         (a)     4200 Jefferson Avenue, Birmingham, Jefferson County, Alabama

         (b)     6466 Mission Boulevard, Riverside, Riverside County,
                 California

         (c)     5454 North Washington, Building B, Denver, Adams County,
                 Colorado

         (d)     3300 SW 50th Avenue, Davie, Broward County, Florida

         (e)     87 Royal Drive, Forest Park, Clayton County, Georgia

         (f)     2995 E. Ponce De Leon Avenue, Decatur, DeKalb County, Georgia

         (g)     4249 Michoud Boulevard, New Orleans, Orleans Parish, Louisiana

         (h)     4120 Poche Court West, New Orleans, Orleans Parish, Louisiana

         (i)     5140 Lawrence Place, Hyattsville, Prince George's County,
                 Maryland

         (j)     6575 Romiss Court, Berkeley, St. Louis County, Missouri

         (k)     19-26 Steinway Street, Long Island, Queens County, New York

         (l)     4030 Halifax, Dallas, Dallas County, Texas

         (m)     8192 Newington Road, Newington, Fairfax County, Virginia

         (n)     7601 Compton Street, Richmond, Henrico County, Virginia

         (o)     2102 South 109th Street, Tacoma, Pierce County, Washington

         (p)     3330 Service Street, Charlotte, Mecklenburg County, North
                 Carolina

         (q)     1101 Pasture Lane, Columbia, Richland County, South Carolina

         (r)     1079 East 5th Avenue, Columbus, Franklin County, Ohio

         (s)     6701 Bluff Road, Indianapolis, Marion County, Indiana

         (t)     5918-1 Lane Circle South, Jacksonville, Duval County, Florida

         (u)     3915 Fuller Avenue, Kansas City, Jackson County, Missouri

         (v)     300 Alba Boulevard, Lawrenceville, Gwinnett County, Georgia

         (w)     1203 Outer Loop, Louisville, Jefferson County, Kentucky

         (x)     3564 Dickerson Road, Nashville, Davidson County, Tennessee

         (y)     12137 Prospect Road, Strongsville, Cuyahoga County, Ohio

         (z)     3611 East La Palma Avenue, Anaheim, Orange County, California

         (aa)    700 North Wolf Road, Wheeling, Cook County, Illinois

         (bb)    800 Whitney Street, Brighton, Livingston County, Michigan

         (cc)    2950 West 167th Street, Markham, Cook County, Illinois

         (dd)    6194 North Sherman, Milwaukee, Milwaukee County, Wisconsin

         (ee)    4105 85th Avenue North, Brooklyn Park, Hennepin County,
                 Minnesota

         (ff)    5170 Northwest Beaver, Johnston, Polk County, Iowa

         (gg)    4000 River Road, Tonawanda, Erie County, New York

         (hh)    6512 Mt.  Herman Road, Durham, Wake County, North Carolina

         (ii)    2014 South Brazos, San Antonio, Bexar County, Texas

         (jj)    131 Stover Drive, Carlisle, Cumberland County, Pennsylvania

         (kk) 6931 Clinton Drive, Houston, Harris County, Texas (same as owned business location 6933 Clinton Drive)

         (ll) 3rd Avenue & 31st Street, Tampa, Hillsborough County, Florida (same as owned business location 1314 31st Street)

         (mm)    4255 South 300 West, Murray, Salt Lake County, Utah

         (nn)    3233 West Grand Avenue, Chicago, Cook County, Illinois

         (oo)    3001 NE 185th Street, North Miami Beach, Dade County, Florida

         (pp)    43 Oak Ridge Road, Luzerne County, Pennsylvania

                                   EXHIBIT Q

                                    DEFAULTS



                                     None.

                                   EXHIBIT R

BALANCE SHEET - (Unaudited)

MMI PRODUCTS, INC.

October 26, 1996 and October 28, 1995

(In Thousands Except Share Data)

                                                                             1996
 LIABILITIES AND SHAREHOLDERS EQUITY


 Current liabilities
   Accounts payable                                                                                   $29,158

   Intercompany payable                                                                                    21

   Accrued liabilities                                                                                 10,426

   Accrued interest payable to affiliates                                                                 694

   Accrued Income taxes                                                                                 2,743

   Current maturities of long-term debt and capital leases                                             17,603


        Total current liabilities                                                                      60,645

 Deferred income taxes payable                                                                          3,699


 Obligations under capital leases and other long-term liabilities                                       2,551

 Long-term debt due after one year:
   Revolving credit loans                                                                              37,934

   Term loan                                                                                                0


 Subordinated notes payable                                                                             8,000

 Deferred interest payable to affiliates                                                                    0


 Shareholder's equity
   Common stock, $1,00 par value, 500,00 shares
      authorized, 252,000 shares issued and outstanding                                                   252

   Additional paid in capital                                                                           8,008

   Retained earnings                                                                                   15,537


           Total shareholder's equity                                                                  23,797


                                                                                                     $136,626

                                   EXHIBIT S

                   FUNDING DATE BORROWING BASE CERTIFICATE

Borrowing Base Certificate
As of December 13, 1996

         The undersigned hereby certifies that he is a duly authorized officer of MMI Products, Inc., a Delaware corporation ("Borrower"), and that as such he is authorized to execute this Borrowing Base Certificate on behalf of Borrower. With reference to that certain Amended and Restated Loan and Security Agreement dated as of December 13, 1996 (as amended, modified, increased, supplemented and/or restated from time to time, the "Loan Agreement"), entered into among Borrower, Fleet Capital Corporation, a Rhode Island corporation ("Fleet") and Transamerica Business Credit Corporation, a Delaware corporation, as lenders (together, "Lenders"), and Fleet as collateral agent for the Lenders, the undersigned further certifies, represents and warrants that all of the following statements and calculations are true and correct (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified):

                SECTION 1. MAXIMUM PERMITTED AGGREGATE PRINCIPAL
                        AMOUNT OF REVOLVING CREDIT LOANS
                                     TO MMI

I.          Maximum commitment of Lenders to                                  $ 48,500,000
                                                                              ------------
            make Revolving Credit Loans to MMI

II.         Aggregate undrawn portion of all
            outstanding Letters of Credit                                     $
                                                                              ------------

III.        MAXIMUM PERMITTED AGGREGATE PRINCIPAL
            AMOUNT OF REVOLVING CREDIT LOANS TO MMI (I, MINUS II)             $
                                                                              ------------

                         SECTION 2.  CALCULATION OF MMI
                                 BORROWING BASE

I.          NET AMOUNT OF ELIGIBLE ACCOUNTS

            A.        Net Amount of Accounts Per Attached Accounts
                      Receivable Report                                       $
                                                                              ------------

            B.        Net Amount of Ineligible Accounts                       $
                                                                              ------------

            C.        TOTAL NET AMOUNT OF ELIGIBLE ACCOUNTS
                      (A, MINUS B)                                            $
                                                                              ------------

II.         ELIGIBLE RAW MATERIALS INVENTORY

            A.        Raw Materials Per Attached
                      Inventory Report                                        $
                                                                              ------------

            B.        Ineligible Raw Materials                                $
                                                                              ------------

            C.        TOTAL ELIGIBLE INVENTORY
                      COMPRISED OF RAW MATERIALS
                      (A, MINUS B)                                            $
                                                                              ------------

III.        ELIGIBLE FINISHED GOODS INVENTORY

            A.        Finished Goods Per Attached
                      Inventory Report                                        $
                                                                              ------------

            B.        Ineligible Finished Goods                               $
                                                                              ------------

            C.        TOTAL ELIGIBLE INVENTORY
                      COMPRISED OF FINISHED GOODS
                      (A, MINUS B)                                            $
                                                                              ------------

IV.         MMI BORROWING BASE:

            A.        Total Net Amount of Eligible Accounts
                      (Section 2.I.C.)                                        $
                                                                              ------------

            B.        Portion of MMI Borrowing Base
                      comprised of Net Amount of Eligible Accounts
                      (85% of A)                                              $
                                                                              ------------

            C.        Total Eligible Inventory
                      comprised of Raw Materials
                      (Section 2.II.C.)                                       $
                                                                              ------------

            D.        Portion of MMI Borrowing Base
                      comprised of Raw Materials
                      (65% of C)                                              $
                                                                              ------------

            E.        Total Eligible Inventory
                      comprised of Finished Goods
                      (Section 2.III.C.)                                      $
                                                                              ------------
            F.        Portion of MMI Borrowing Base
                      comprised of Finished Goods
                      (50% of E)                                              $
                                                                              ------------

            G.        Total Eligible Inventory
                      Borrowing Base (D, plus F)                              $
                                                                              ------------

            H.        Eighty-Five Percent (85%) of Total Net
                      Amount of Eligible Accounts
                      (Section 2.I.C.)                                        $
                                                                              ------------

            I.        Aggregate undrawn portion of
                      all outstanding Letters of Credit
                      (Section 1.II)                                          $
                                                                              ------------

            J.        Amounts paid by Collateral Agent
                      or any Lender for the account of

                      Borrower pursuant to the Loan
                      Documents and not repaid                                $
                                                                              ------------

            K.        TOTAL MMI BORROWING BASE
                      (B, PLUS THE LESSER OF G OR H,
                      MINUS I AND MINUS J)                                    $
                                                                              ------------


                           SECTION 3.  CALCULATION OF
                         MAXIMUM AGGREGATE AVAILABILITY
                        OF REVOLVING CREDIT LOANS TO MMI

I.          MAXIMUM PERMITTED AGGREGATE AMOUNT
            OF REVOLVING CREDIT LOANS TO MMI
            (SECTION 1.III)                                                   $
                                                                              ------------

II.         TOTAL MMI BORROWING BASE
            (SECTION 2.IV.K.)                                                 $
                                                                              ------------

III.        MAXIMUM AGGREGATE AVAILABILITY
            OF REVOLVING CREDIT LOANS TO MMI
            (LESSER OF I OR II)                                               $
                                                                              ------------


                  SECTION 4.  CALCULATION OF NET AVAILABILITY
                        OF REVOLVING CREDIT LOANS TO MMI

I.          MAXIMUM AGGREGATE AVAILABILITY OF
            REVOLVING CREDIT LOANS TO MMI
            (SECTION 3.III)                                                   $
                                                                              ------------

II.         AGGREGATE OUTSTANDING PRINCIPAL
            BALANCE OF REVOLVING CREDIT LOANS
            TO MMI                                                            $
                                                                              ------------

III.        NET AVAILABILITY (I, MINUS II)                                    $
                                                                              ------------

            EXECUTED AND DELIVERED as of this 13th day of December, 1996.

                                         MMI PRODUCTS, INC.



                                         By:
                                            -----------------------------------
                                              Martin E. Light
                                              Assistant Secretary
                                              Assistant Treasurer

                                   EXHIBIT T

                        NEW PREFERRED STOCK DISTRIBUTION
                             COMPLIANCE CERTIFICATE


                          ____________________, 19___





TO:      Fleet Capital Corporation, as Collateral Agent
         2711 North Haskell Avenue
         Suite 2100, LB 21
         Dallas, Texas  75204
         Attn:  Loan Administration Manager

         The undersigned, the chief financial officer of MMI Products, Inc., a Delaware corporation ("MMI"), hereby gives this certificate to Fleet Capital Corporation ("Fleet") pursuant to the requirements of Section 9.2(I) of that certain Amended and Restated Loan and Security Agreement, dated as of December 13, 1996, by and among MMI, Fleet, Transamerica Business Credit Corporation ("Transamerica"), and Fleet, as Collateral Agent for itself and Transamerica, as the same may be amended from time to time ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement:

         The undersigned hereby certifies:

                 (1) This New Preferred Stock Distribution Compliance Certificate relates to Distributions to be made to enable Parent to pay dividends on the New Preferred Stock (the "Distributions") which are to be paid on __________ (the "New Preferred Stock Distribution Date");

                 (2) Revolving Credit Availability on the New Preferred Stock Distribution Date exceeds $4,000,000 after giving effect to the Distributions;

                 (3) average Revolving Credit Availability for the three-month period ending on the New Preferred Stock Distribution Date exceeds $4,000,000 after giving effect to the Distributions;

                 (4) no Event of Default exists either before or after giving effect to the Distributions;

                 (5) after giving effect to the Distributions, MMI has Excess Cash Flow of not less than $0.00 for the Applicable Test Period.

                                        Very truly yours,


                                        ____________________________________
                                        Chief Financial Officer of
                                        MMI Products, Inc.

                                   EXHIBIT U

                      FORM OF EURODOLLAR BORROWING NOTICE

                                                             _____________, 19__


Fleet Capital Corporation
2711 N. Haskell, Suite 2100
Dallas, Texas  75204
Attention:  Loan Administration Manager -- MMI Products, Inc.

Ladies and Gentlemen:

    Reference is made to that certain Amended and Restated Loan and Security Agreement dated as of December 13, 1996, by and among MMI Products, Inc. ("Borrower"), Fleet Capital Corporation, a Rhode Island corporation ("Fleet"), and Transamerica Business Credit Corporation ("Transamerica"), as lenders thereunder (collectively, the "Lenders"), and Fleet, as collateral agent ("Collateral Agent") (as amended from time to time, the "Loan Agreement"). Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Loan Agreement.

    The undersigned is an authorized officer of Borrower and is authorized to make and deliver this request pursuant to the Loan Agreement on behalf of Borrower.

    In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that:

    (i)   No Default or Event of Default currently exists under the Loan
Agreement.

    (ii) Attached hereto as Schedule 1 is a true, correct and complete request for advance under the Loan Agreement or other transaction related thereto and Borrower hereby requests that Collateral Agent, on behalf of Lenders, initiate the transactions described therein.

                                   MMI PRODUCTS, INC.


                                   By:
                                   Name:
                                   Title:

                                   Schedule 1

                        Request for Interest Rate Option


    Please use this correspondence as an official request on behalf of Borrower to initiate the following transaction(s):


ADVANCES

Advance $__________ on __________ at the Eurodollar Base Rate of ________% plus [2.75%] [3.25%] for a period of __________ months until maturity at
___________.


          _____ credit this advance to account number __________ at __________.

          _____ use this Advance to designate $________________ of the [Term Loan] [Revolving Credit Loans] as Loans that bear interest based upon the Eurodollar Base Rate.


READVANCES

Readvance to pay the principal amount currently outstanding under the Eurodollar Loan which matures on __________ in the amount of $____________ by initiating a Readvance of $____________ at the Eurodollar Base Rate of __________% plus [2.75%] [3.25%] for a period of __________ months until maturity on __________.


PAYDOWNS

__________   Payoff the Eurodollar Balance in the amount of $__________ which matures on ____________.

Proceeds to initiate this paydown may be obtained by debiting the account numbered __________ at _____________.

                                                               December 13, 1996




MMI Products, Inc.
515 W. Greens Road, Suite 710
Houston, Texas 77067
Attention: Julius S. Burns

                 Re: LOANS TO MMI PRODUCTS, INC. ("BORROWER") FROM FLEET CAPITAL CORPORATION ("FLEET") AND TRANSAMERICA BUSINESS CREDIT CORPORATION ("TRANSAMERICA")

Dear Mr. Burns:

                 Reference is hereby made to that certain Amended and Restated Loan and Security Agreement dated as of December 13, 1996 (the "Loan Agreement") by and among Borrower, Fleet and Transamerica, as lenders ("Lenders"), and Fleet as collateral agent for Lenders ("Collateral Agent"). Capitalized terms used herein that are defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

                 Notwithstanding any contrary provision of Section 9.2(I), Lenders and Collateral Agent, at the request of Borrower, hereby agree that Borrower may declare and make Distributions to Parent to enable Parent to make payments to Persons who have exercised dissenters' rights with respect to the recapitalization of Parent referred to in Section 2.1(D) of the Loan Agreement if (i) the aggregate amount of such Distributions does not exceed $7,917,000,
(ii) with respect to any Distributions in excess of $5,917,000 in the aggregate, Revolving Credit Availability on the date of any such Distribution exceeds $8,000,000 after giving effect to the aggregate Distributions hereunder and (iii) no Default or Event of Default exists either before or after giving effect to any such Distribution.

                 For the purposes of the Loan Agreement, such Distributions permitted hereunder shall not be deemed to be Distributions permitted under
Section 9.2(I).

                 If you are in agreement with the foregoing, please execute this letter in the space provided below.

                                        Sincerely,

                                        FLEET CAPITAL CORPORATION,
                                        as Collateral Agent and a Lender




                                        By: /s/   JOY L. BARTHOLOMEW
                                           -------------------------------------
                                                  Joy L. Bartholomew
                                                  Vice President


                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION, as a Lender




                                         By: /s/  JEFFREY S. CARBERY
                                            ------------------------------------
                                                  Jeffrey S. Carbery
                                                  Senior Account Executive

ACCEPTED AND AGREED
as of the 13th day of
December, 1996 by:

MMI PRODUCTS, INC.



By: /s/  ROBERT N. TENCZAR
   ----------------------------------
         Robert N. Tenczar
         Chief Financial Officer

                               FIRST AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("this Amendment") is entered into on the 15th day of April, 1997, to be effective upon satisfaction of the conditions set forth herein, by and among MMI PRODUCTS, INC., a Delaware corporation ("Borrower"), FLEET CAPITAL CORPORATION, a Rhode Island corporation, successor by merger to Fleet Capital Corporation, a Connecticut corporation, formerly known as Shawmut Capital Corporation, a Connecticut corporation, successor in interest by assignment to Barclays Business Credit, Inc., a Connecticut corporation ("Fleet"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Transamerica") (Fleet and Transamerica are collectively referred to as "Lenders" and each individually as a "Lender"), and Fleet, as collateral agent for Lenders ("Collateral Agent").

                                    RECITALS

     A. Borrower, Lenders and Collateral Agent have entered into that certain Amended and Restated Loan and Security Agreement, dated as of December 13, 1996 (the "Loan Agreement").

     B. Borrower desires to issue up to $120,000,000 of 11 1/4% Senior Subordinated Notes due 2007 on the terms described in that certain Offering Memorandum dated April 11, 1997 furnished by Borrower to Lenders (the "Senior Subordinated Notes").

     C. Borrower, Lenders and Collateral Agent desire to amend the Loan Agreement and the Other Agreements to allow and provide for the issuance of the Senior Subordinated Notes and to allow and provide for certain other matters, all as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                                   AMENDMENTS

     2.01 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT; AMENDMENT OF CERTAIN DEFINITIONS. Effective upon satisfaction of the conditions set forth in
Article III of this Amendment, the following definitions contained in Section
1.1 of the Loan Agreement are hereby amended as follows:

           "Permitted Business Acquisition - expenditures made and liabilities incurred for the acquisition by Borrower of all or substantially all of the assets of a Person or of a business unit of a Person engaged in the same or similar business as Borrower, but only if Revolving Credit Availability exceeds $10,000,000 after giving effect to any such acquisition, and no Default or Event of Default exists either before or after giving effect to such acquisition."

           "Subordinated Debt - Indebtedness of Borrower that is expressly subordinated to the Obligations, including, without limitation, the Indebtedness evidenced by (a) the Mannesmann Renewal Note and (b) the Senior Subordinated Notes."

     2.02 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT; ADDITION OF CERTAIN DEFINITIONS. Effective upon satisfaction of the conditions set forth in
Article III of this Amendment, Section 1.1 of the Loan Agreement is hereby amended by adding the following new definition thereto in proper alphabetical order:

           "Senior Subordinated Notes - up to $120,000,000 of 11 1/4% Senior Subordinated Notes due 2007 to be issued by Borrower on or about April 16, 1997 substantially on the terms described in that certain Offering Memorandum dated April 11, 1997 furnished by Borrower to Lenders."

     2.03 AMENDMENT TO SECTION 3.1(A) OF THE LOAN AGREEMENT. Effective upon satisfaction of the conditions set forth in Article III of this Amendment,
Section 3.1(A) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(A) Interest. Outstanding principal on the Loans shall bear interest, calculated daily (computed on the actual number of days elapsed over a year of 360 days), at the following rates (individually called, as applicable, an "Applicable Annual Rate"):
      (i) Eurodollar Loans shall bear interest at the lesser of (a) the Maximum Legal Rate and (b) a rate per annum equal to two percent (2.00%) above the Eurodollar Base Rate for the Eurodollar Interest Period applicable thereto, and (ii) all other Loans shall bear interest at the lesser of (a) the Maximum Legal Rate and (b) a fluctuating rate per annum equal to one-quarter of one percent (0.25%) above the Base Rate. Unless Borrower provides a Eurodollar Borrowing Notice to Collateral Agent in accordance with
      Section 3.11(A) irrevocably electing that all or a portion of the Loans are to bear interest at a

      Eurodollar Base Rate, all Loans shall bear interest at the lesser of (a) the Maximum Legal Rate and (b) a fluctuating rate per annum equal to one-quarter of one percent (0.25%) above the Base Rate. All Base Rate Loans shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective."

     2.04 AMENDMENT TO SECTION 3.3 OF THE LOAN AGREEMENT. Effective upon satisfaction of the conditions set forth in Article III of this Amendment,
Section 3.3 of the Loan Agreement is hereby is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "3.3 Term of Agreement. Subject to Lenders' right to cease making Loans to Borrower at any time upon or after the occurrence of a Default or Event of Default, this Agreement shall continue to be in effect through and including December 12, 2001 (the "Original Term"). Lenders' commitment to make Revolving Credit Loans under Section 2.1 hereof shall terminate, and all Revolving Credit Loans shall be due and payable, on the last day of the Original Term."

     2.05 AMENDMENT TO SECTION 3.4(D) OF THE LOAN AGREEMENT. Effective upon satisfaction of the conditions set forth in Article III of this Amendment,
Section 3.4(D) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(D) It is understood that Borrower may elect to terminate this Agreement in its entirety only; no section or lending facility may be terminated singly; provided, however, that nothing in this Section 3.4(D) shall prohibit or restrict Borrower from voluntarily prepaying the Term Loan as permitted under Section 2.2(C) hereof."

     2.06 AMENDMENT TO SECTION 9.2(H) OF THE LOAN AGREEMENT. Effective upon satisfaction of the conditions set forth in Article III of this Amendment,
Section 9.2(H) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(H) Subordinated Debt. Make, or permit any Subsidiary to make, any prepayment of any part or all of any Subordinated Debt; or otherwise repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity; or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt, other than (a) the payment on the Closing Date of Subordinated Debt in connection with the recapitalization of Parent referred to in Section 2.1(D) and (b) the prepayment, in full, of the Mannesmann Renewal Note provided that the funds utilized to make such prepayment consist solely of the proceeds of the Senior Subordinated Notes."

     2.07 AMENDMENT TO SECTION 9.2(I) OF THE LOAN AGREEMENT. Effective upon satisfaction of the conditions set forth in Article III of this Amendment,
Section 9.2(I) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(I) Distributions. Declare or make, or permit any Subsidiary to declare or make, any Distributions (other than (i) dividends to Parent to facilitate repurchases of capital stock of Parent, not to exceed an aggregate of $2,000,000 during the term of this Agreement, from Persons who will be, or are, no longer employed by Parent or Borrower, provided that no Default or Event of Default exists either before or after giving effect to such Distributions, (ii) annual dividends to Parent, not to exceed an aggregate of $100,000 during the term of this Agreement, to facilitate the purchase by Parent of life insurance contracts to provide Parent with funds to honor its monetary obligations under the Put Agreement, and (iii) Distributions made on the Closing Date in connection with the recapitalization of Parent referred to in Section 2.1(D)); provided, however, that Borrower may declare and make Distributions to Parent (a) to enable Parent to pay dividends on the New Preferred Stock if (i) Revolving Credit Availability on the date of such Distribution exceeds $4,000,000 after giving effect to such Distribution, (ii) average Revolving Credit Availability for the three months ending on the date of such Distribution exceeds $4,000,000 after giving effect to such Distribution, (iii) no Event of Default exists either before or after giving effect to such Distribution, (iv) after giving effect to such Distribution, Borrower has Excess Cash Flow of not less than $0.00 for the Applicable Test Period, and (v) Borrower has delivered to Collateral Agent a New Preferred Stock Distribution Compliance Certificate in the form of Exhibit T hereto, demonstrating that the preceding conditions have been met, (b) to enable Parent to redeem or repurchase all or any portion of the New Preferred Stock so long as such Distribution is made solely from the proceeds of the Senior Subordinated Notes, and (c) to enable Parent to pay to Paulos Investments, Ltd. the amount of any judgment or settlement relating to the litigation instituted by Paulos Investments, Ltd. against Parent and more particularly described on Exhibit I hereto, and related fees and expenses, if
      (i) Revolving Credit Availability on the date of such Distribution exceeds $10,000,000 after giving effect to such Distribution, and
      (ii) no Default or Event of Default exists either before or after giving effect to such Distribution."

     2.08 AMENDMENT TO SECTION 9.2(Q) OF THE LOAN AGREEMENT. Effective upon satisfaction of the conditions set forth in Article III of this Amendment,
Section 9.2(Q) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(Q) Use of Collateral Agent's or a Lender's Name. Without the prior written consent of Collateral Agent or such Lender, use the name of Collateral Agent or a Lender or the name of any Affiliates of Collateral Agent or a Lender in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions (including, without limitation, the Securities and Exchange Commission or any other federal or state securities commission or regulatory authority) and to trade creditors of Borrower solely for credit reference purposes."

     2.09 AMENDMENT TO SECTION 9.2(X) OF THE LOAN AGREEMENT. Effective upon satisfaction of the conditions set forth in Article III of this Amendment,
Section 9.2(X) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(X) Mannesmann Renewal Note Payments. Make any payment on the Mannesmann Renewal Note, except (a) interest payments as scheduled in the Mannesmann Renewal Note as in effect on the date hereof to the extent permitted by Section 8 thereof or (b) as permitted under Section 9.2(H) hereof."

     2.10 AMENDMENT TO SECTION 9.3 OF THE LOAN AGREEMENT. Effective upon satisfaction of the conditions set forth in Article III of this Amendment,
Section 9.3 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "9.3. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Collateral Agent or any Lender, Borrower covenants that, unless otherwise consented to by Lenders in writing, it shall:

           (A) Minimum Adjusted Earnings From Operations. As of the last day of each fiscal quarter of Borrower, maintain, on a Consolidated basis, Adjusted Earnings From Operations of not less than $20,000,000 for the twelve-month period ending on such date.

           (B) Interest Coverage Ratio. As of the last day of each fiscal quarter of Borrower, maintain, on a Consolidated basis, a ratio of (i) Adjusted Earnings From Operations to (ii) total Interest Expense of not less than 1.50 to 1.00 for the twelve-month period ending on such date."

     2.11 AMENDMENT TO EXHIBIT I TO THE LOAN AGREEMENT. Effective upon satisfaction of the conditions set forth in Article III of this Amendment,
Exhibit I to the Loan Agreement entitled "Litigation" is hereby deleted in its entirety and replaced with the Exhibit I attached hereto as Annex A.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

     3.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders:

                 (a) Collateral Agent shall have received on behalf of the
            Lenders:

                       (i) this Amendment, duly executed by Borrower;

                       (ii) a consent, ratification and release executed by
                  Guarantor, in form and substance satisfactory to Lenders; and

                       (iii) such additional documents, instruments and
                  information as Collateral Agent, Lenders or their legal counsel may request.

                 (b) The representations and warranties contained herein and in the Loan Agreement and the Other Agreements, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof;

                 (c) No Default or Event of Default shall have occurred and be continuing, unless such Event of Default has been specifically waived in writing by Lenders;

                 (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Collateral Agent, Lenders and their legal counsel; and

                 (e) The Senior Subordinated Notes shall have been issued on the terms described in the Offering Memorandum dated April 11, 1997 furnished by Borrower to Lenders.



                                   ARTICLE IV
                                 LIMITED WAIVER

     4.01 Upon Borrower's compliance with the terms and conditions in Article III hereof, Collateral Agent and Lenders hereby consent to Borrower's issuance of the Senior Subordinated Notes and hereby waive any Default or Event of Default which would otherwise arise under the Loan Agreement solely by reason of Borrower's issuance of the Senior Subordinated Notes. In addition to the foregoing, Collateral Agent and Lenders hereby consent to Borrower's voluntary prepayment of the Term Loan utilizing the proceeds of the Senior Subordinated Notes, and hereby agree that Borrower may make any such prepayment without giving Collateral Agent ten days' prior written notice (as would otherwise be required under Section 2.2(c) of the Loan Agreement). Except as otherwise specifically provided for in this Section 4.01, nothing contained herein shall be construed as a waiver by Collateral Agent or Lenders of any covenant or provision of the Loan Agreement, the Other Agreements, this Amendment, or of any other contract or instrument between Borrower, Collateral Agent and/or Lenders, and the failure of Collateral Agent or Lenders at any time or times hereafter to require strict performance by

Borrower of any provision thereof shall not waive, affect or diminish any right of Collateral Agent or Lenders to thereafter demand strict compliance therewith. Collateral Agent and Lenders hereby reserve all rights granted under the Loan Agreement, the Other Agreements, this Amendment and any other contract or instrument between Borrower, Collateral Agent and Lenders.

                                   ARTICLE V
                 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

     5.01 RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the Other Agreements, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the Other Agreements are ratified and confirmed and shall continue in full force and effect. Borrower, Collateral Agent and Lenders agree that the Loan Agreement and the Other Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     5.02 REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Collateral Agent and Lenders that (a) the execution, delivery and performance of this Amendment and any and all Other Agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any Other Agreement are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Collateral Agent and Lenders; (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the Other Agreements, as amended hereby; and (e) Borrower has not amended its Certificate Incorporation or its Bylaws since the date of the Loan Agreement, except for such amendments, if any, which are attached hereto as Annex B.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     6.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Loan Agreement or any Other Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Collateral Agent or Lenders or any closing shall affect the representations and warranties or the right of Collateral Agent or Lenders to rely upon them.

     6.02 REFERENCE TO LOAN AGREEMENT. Each of the Loan Agreement and the Other Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan

Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such Other Agreements to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

     6.03 EXPENSES OF COLLATERAL AGENT AND LENDERS. As provided in the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Collateral Agent and Lenders in connection with the preparation, negotiation, and execution of this Amendment and the Other Agreements executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel, and all costs and expenses incurred by Collateral Agent and Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any Other Agreements, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel.

     6.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     6.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Collateral Agent, Lenders and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Collateral Agent.

     6.06 COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     6.07 EFFECT OF WAIVER. No consent or waiver, express or implied, by Collateral Agent or Lenders to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

     6.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     6.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     6.10 RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR

ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM COLLATERAL AGENT OR LENDERS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT AND/OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

     6.11 FINAL AGREEMENT. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND MAJORITY LENDERS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Amendment has been executed on the date first above-written, to be effective upon satisfaction of the conditions set forth herein.

                                        "BORROWER"

                                        MMI PRODUCTS, INC.


                                        By:   /s/ ROBERT N. TENCZAR
                                            ----------------------------------
                                        Name:  Robert N. Tenczar,
                                             ----------------------------------
                                        Title: Chief Financial Officer
                                             ----------------------------------


                                        "LENDERS"

                                        FLEET CAPITAL CORPORATION


                                        By: /s/ JOY L. BARTHOLOMEW
                                            ----------------------------------
                                            Joy L. Bartholomew,
                                            Vice President


                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION

                                        By:  /s/ JEFFREY S. CARBERY
                                            ----------------------------------
                                        Name:  Jeffrey S. Carbery,
                                             ----------------------------------
                                        Title: Senior Account Executive
                                             ----------------------------------


                                        "COLLATERAL AGENT"

                                        FLEET CAPITAL CORPORATION


                                        By: /s/ JOY L. BARTHOLOMEW
                                            ----------------------------------
                                            Joy L. Bartholomew,
                                            Vice President

                       CONSENT, RATIFICATION AND RELEASE

     The undersigned, hereby consents to the terms of the within and foregoing Amendment, confirms and ratifies the terms of its guaranty agreement, and acknowledges that its guaranty agreement is in full force and effect, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such document, that its consent is not required to the effectiveness of the within and foregoing document, and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loans, the Collateral, or any of the Other Agreements. THE UNDERSIGNED HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE UNDERSIGNED MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

                                        "GUARANTOR"

                                        MERCHANTS METALS HOLDING COMPANY


                                        By:    /s/ ROBERT N. TENCZAR
                                            -----------------------------------
                                        Name:  Robert N. Tenczar
                                             ----------------------------------
                                               Vice President and
                                        Title: Chief Financial Officer
                                             ----------------------------------

ANNEXES:

A - Exhibit I - Litigation
B - Amendments to Certificate of Incorporation and Bylaws

                                   ANNEX A

                                  EXHIBIT I

                                  LITIGATION





   On December 13, 1996, as part of a recapitalization transaction involving Merchants Metals Holding Company ("Holding"), MMHC Merger Company, a shell company with no substantial assets, was merged with and into Holding (the "Merger"), with Holding being the surviving corporation of the Merger. Pursuant to the Merger, previously outstanding shares of capital stock of Holding were converted into the right to receive cash. Prior to the Merger, Paulos Investments, Ltd., a stockholder of Holding (the "Dissenting Stockholder"), exercised its statutory appraisal rights pursuant to the Delaware General Corporation Law with respect to the Merger.

        On February 4, 1997, the Dissenting Stockholder filed a petition with the Delaware Court of Chancery requesting that such court determine the fair value of the Dissenting Stockholder's shares of common stock of Holding as of the time of the Merger (the "Appraisal Proceeding"). If the Dissenting Stockholder had not exercised its statutory appraisal rights, it would have been entitled to receive approximately $3.7 million as a result of the Merger in respect of the common stock of Holding that it owned immediately prior to the Merger.

                                    ANNEX B


             AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS


                                     None.

                              SECOND AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


                  THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("this Amendment") is entered into on the 11th day of June, 1997, to be effective upon satisfaction of the conditions set forth herein, by and among MMI PRODUCTS, INC., a Delaware corporation ("Borrower"), FLEET CAPITAL CORPORATION, a Rhode Island corporation, successor by merger to Fleet Capital Corporation, a Connecticut corporation, formerly known as Shawmut Capital Corporation, a Connecticut corporation, successor in interest by assignment to Barclays Business Credit, Inc., a Connecticut corporation ("Fleet"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Transamerica") (Fleet and Transamerica are collectively referred to as "Lenders" and each as a "Lender"), and Fleet, as collateral agent for Lenders ("Collateral Agent").

                                    RECITALS

         A. Borrower, Lenders and Collateral Agent have entered into that certain Amended and Restated Loan and Security Agreement, dated as of December 13, 1996, as amended by the First Amendment to Amended and Restated Loan and Security Agreement, dated as of April 15, 1997 (as amended, the "Loan Agreement").

         B. Borrower, Lenders and Collateral Agent desire to amend the Loan Agreement and the Other Agreements in connection with the contribution by the stockholders of Parent of the capital stock of Parent representing at least a majority of the voting power of Parent to MMI Products, L.L.C. (the "LLC"), as a result of which Parent shall become a subsidiary of the LLC.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                                   AMENDMENTS

                  2.01 AMENDMENT TO SECTION 1.1 OF THE LOAN AGREEMENT; ADDITION OF CERTAIN DEFINITIONS. Effective upon satisfaction of the conditions set forth in Article III of this Amendment,

Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions thereto in proper alphabetical order:

                  "Contribution - The contribution by the stockholders of Parent of the capital stock of Parent representing at least a majority of the voting power of Parent to the LLC in exchange for equity interests in the LLC."

                  "LLC -  MMI Products, L.L.C.."

                  2.02 AMENDMENT TO EXHIBIT G OF THE LOAN AGREEMENT; AMENDMENT TO CAPITAL STRUCTURE. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Exhibit G of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

         "(i)     Subsidiaries: None

         (ii)     Corporate or Joint Venture Affiliates:

                  (a) Parent, which owns all of the outstanding capital stock of Borrower;

                  (b) LLC, which owns at least a majority of the voting power of Parent;

                  (c) Citicorp Venture Capital Ltd., a New York corporation, which beneficially owns equity interests of the LLC representing 10% or more of the voting power of the particular series of equity interests of the LLC which possesses voting power with respect to the LLC's investment in Parent and Borrower; and

                  (d) Julius S. Burns, President and Chief Executive Officer of Borrower and Parent, which beneficially owns equity interests of the LLC representing 10% or more of the voting power of the particular series of equity interests of the LLC which possesses voting power with respect to the LLC's investment in Parent and Borrower.

         (iii)    Outstanding Securities of Borrower:

                  (a) 252,000 shares of Common Stock, par value $1.00 per share, held by Parent.

         (iv)     Authorized, Issued and Treasury Shares of Borrower

                  (a) 500,000 shares of Common Stock, par value $1.00 per share, authorized;

                  (b) 252,000 shares of Common Stock, par value $1.00 per share, issued; and

                  (c) 0 shares of Common Stock, par value $1.00 per share, in treasury."

                  2.03 AMENDMENT TO SECTION 11.1(P) OF THE LOAN AGREEMENT. Effective upon satisfaction of the conditions set forth in Article III of this Amendment, Section 11.1(P) of the Loan Agreement is hereby amended by inserting the following at the end of Section 11.1(P):

                  "For purposes of this Section 11.1(P), Citivent and its affiliates shall be deemed to own shares of common stock of Parent that are owned by the LLC if Citivent and its affiliates own in the aggregate a number of common units of the particular series of the LLC which possesses voting power with respect to the LLC's investment in Parent and Borrower that is equal to at least to at least 80% of the number of shares of outstanding common stock of Parent owned by Citivent and its Affiliates in the aggregate on the Closing Date."

                                  ARTICLE III
                              CONDITIONS PRECEDENT

                  3.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders:

         (a)      Collateral Agent shall have received on behalf of the Lenders:

                  (i)      this Amendment, duly executed by Borrower;

                  (ii) a consent, ratification and release executed by Guarantor, in form and substance satisfactory to Lenders; and

                  (iii) such additional documents, instruments and information as Collateral Agent, Lenders or their legal counsel may reasonably request.

         (b) The representations and warranties contained herein and in the Loan Agreement and the Other Agreements, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof;

         (c) No Default or Event of Default shall have occurred and be continuing, unless such Event of Default has been specifically waived in writing by Lenders; and

         (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Collateral Agent, Lenders and their legal counsel.

                                   ARTICLE IV
                                 LIMITED WAIVER

                  4.01 Upon Borrower's compliance with the terms and conditions in Article III hereof, Collateral Agent and Lenders hereby consent to the Contribution and hereby waive any

Default or Event of Default which would otherwise arise under the Loan Agreement solely by reason of the Contribution. Except as otherwise specifically provided for in this Amendment, nothing contained herein shall be construed as a waiver by Collateral Agent or Lenders of any covenant or provision of the Loan Agreement, the Other Agreements, this Amendment, or of any other contract or instrument between Borrower, Collateral Agent and/or Lenders, and the failure of Collateral Agent or Lenders at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Collateral Agent or Lenders to thereafter demand strict compliance therewith. Collateral Agent and Lenders hereby reserve all rights granted under the Loan Agreement, the Other Agreements, this Amendment and any other contract or instrument between Borrower, Collateral Agent and Lenders.

                                   ARTICLE V
                 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

                  5.01 RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the Other Agreements, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the Other Agreements are ratified and confirmed and shall continue in full force and effect. Borrower, Collateral Agent and Lenders agree that the Loan Agreement and the Other Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

                  5.02 REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Collateral Agent and Lenders that (a) the execution, delivery and performance of this Amendment and any and all Other Agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any Other Agreement are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Collateral Agent and Lenders; (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the Other Agreements, as amended hereby; and (e) Borrower has not amended its Certificate of Incorporation or its Bylaws since the date of the Loan Agreement, except for the Restated Certificate of Incorporation which merely restates and integrates, but does not further amend, the Certificate of Incorporation, which is attached hereto as Annex A.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                  6.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Loan Agreement or any Other Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Collateral Agent or Lenders or any closing shall affect the representations and warranties or the right of Collateral Agent or Lenders to rely upon them.

                  6.02 REFERENCE TO LOAN AGREEMENT. Each of the Loan Agreement and the Other Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such Other Agreements to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

                  6.03 EXPENSES OF COLLATERAL AGENT AND LENDERS. As provided in the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Collateral Agent and Lenders in connection with the preparation, negotiation, and execution of this Amendment and the Other Agreements executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel, and all costs and expenses incurred by Collateral Agent and Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any Other Agreements, including, without limitation, the costs and fees of Collateral Agent's and Lenders' legal counsel.

                  6.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

                  6.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Collateral Agent, Lenders and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Collateral Agent.

                  6.06 COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

                  6.07 EFFECT OF WAIVER. No consent or waiver, express or implied, by Collateral Agent or Lenders to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

                  6.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

                  6.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO
BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                  6.10 RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL, OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM COLLATERAL AGENT OR LENDERS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT AND/OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

                  6.11 FINAL AGREEMENT. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER AGREEMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND MAJORITY LENDERS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Amendment has been executed on the date first above written, to be effective upon satisfaction of the conditions set forth herein.

                                        "BORROWER"

                                        MMI PRODUCTS, INC.


                                        By: /s/ ROBERT N. TENCZAR
                                            -----------------------------------
                                            Robert N. Tenczar,
                                            Vice President and
                                            Chief Financial Officer


                                        "LENDERS"

                                        FLEET CAPITAL CORPORATION


                                        By: /s/ JOY L. BARTHOLOMEW
                                            -----------------------------------
                                            Joy L. Bartholomew,
                                            Vice President


                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION


                                        By: /s/ JEFFREY S. CARBERY
                                            -----------------------------------
                                            Name:  Jeffrey S. Carbery
                                            Title: Senior Account Executive


                                        "COLLATERAL AGENT"

                                        FLEET CAPITAL CORPORATION


                                        By:

                                        By: /s/ JOY L. BARTHOLOMEW,
                                            -----------------------------------
                                            Joy L. Bartholomew,
                                            Vice President

                       CONSENT, RATIFICATION AND RELEASE

         The undersigned, hereby consents to the terms of the within and foregoing Amendment, confirms and ratifies the terms of its guaranty agreement, and acknowledges that its guaranty agreement is in full force and effect, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such document, that its consent is not required to the effectiveness of the within and foregoing document, and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loans, the Collateral, or any of the Other Agreements. THE UNDERSIGNED HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES COLLATERAL AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE UNDERSIGNED MAY NOW OR HEREAFTER HAVE AGAINST COLLATERAL AGENT OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER AGREEMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

                                        "GUARANTOR"

                                        MERCHANTS METALS HOLDING COMPANY


                                        By: /s/ ROBERT N. TENCZAR
                                            -----------------------------------
                                            Robert N. Tenczar,
                                            Vice President and
                                            Chief Financial Officer

                                    ANNEX A

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               MMI PRODUCTS, INC.


                  MMI Products, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  FIRST:   The current name of the Corporation is MMI Products,
Inc. The name under which the Corporation was originally incorporated was Gibralter Fence Company. The original Certificate of Incorporation of the Corporation (as amended, the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on May 9, 1969.

                  SECOND: This Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation pursuant to Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation restates and integrates the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented without further amending such provisions. There are no discrepancies between the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented and the provisions of this Restated Certificate of Incorporation.

                  THIRD:   The Certificate of Incorporation is hereby
superseded by this Restated Certificate of Incorporation, which shall henceforth be the Certificate of Incorporation of the Corporation.

                  FOURTH: The text of the Corporation's Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

                                   ARTICLE I

                  The name of the Corporation is MMI Products, Inc.

                                   ARTICLE II

                  The registered office of the Corporation in the State of Delaware is located at Corporation Trust Centre, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

                  The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

                                   ARTICLE IV

                  The total number of shares of stock that the Corporation has authority to issue is Five Hundred Thousand (500,000) shares of Common Stock, with a par value of One Dollar ($1.00) per share.

                                   ARTICLE V

                  Cumulative voting for the election of directors of the Corporation is prohibited. Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation otherwise provide. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the by-laws of the Corporation.

                                   ARTICLE VI

                  The directors of the Corporation shall have the power to adopt, amend, and repeal the by-laws of the Corporation.

                                  ARTICLE VII

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

                                  ARTICLE VIII

                  The Corporation shall indemnify all officers and directors of the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time. To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation.

                  The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

                                   ARTICLE IX

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE X

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  IN WITNESS WHEREOF, MMI Products, Inc. has caused this Restated Certificate of Incorporation to be executed by the undersigned, this 9th day of June, 1997.


                                        MMI PRODUCTS, INC.




                                        By:

                                            -----------------------------------
                                            Robert N. Tenczar, Vice President